Exhibit 99

PURCHASE AGREEMENT

by and among

ROCKWELL AUTOMATION, INC.,

ROCKWELL AUTOMATION OF OHIO, INC.,

ROCKWELL AUTOMATION CANADA CONTROL SYSTEMS,

GRUPO INDUSTRIAS RELIANCE S.A. de C.V.,

ROCKWELL INTERNATIONAL GMBH

and

BALDOR ELECTRIC COMPANY

Dated as of November 6, 2006

i

ii

iii

iv

v EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E	– – – – –	Form of Allen-Bradley Motors Supply Agreement Form of Drives Supply Agreement Form of Reliance Motors Supply Agreement Outline of Terms for Transition Agreement Form of Registration Rights Agreement

SCHEDULES

Schedule 1	–	Definitions
Schedule 3.2(b)	–	Closing Statement Accounting Policies
Schedule 4.2(i)	–	Non-Resigning Directors and Officers
Schedule 5.3	–	Seller Violations and Conflicts
Schedule 5.4	–	Governmental Authorizations Required by Seller
Schedule 5.5(a)	–	Shares of Acquired Companies
Schedule 5.6	–	Equity Interests
Schedule 5.7	–	Financial Statements
Schedule 5.8	–	Certain Liabilities
Schedule 5.9(a)(i)	–	Owned Real Property
Schedule 5.9(a)(ii)	–	Leased Real Property
Schedule 5.11(a)	–	Material Contracts
Schedule 5.11(b)	–	Material Contract Defaults
Schedule 5.12	–	Compliance With Laws
Schedule 5.14	–	Taxes
Schedule 5.15	–	Acquired Company Litigation
Schedule 5.16(a)	–	Intellectual Property
Schedule 5.16(b)	–	Intellectual Property Licenses
Schedule 5.16(c)	–	Intellectual Property Matters
Schedule 5.17	–	Conduct of Business Since June 30, 2006
Schedule 5.18	–	Insurance
Schedule 5.19(a)	–	Collective Bargaining Agreements
Schedule 5.19(b)	–	Labor Matters
Schedule 5.19(c)	–	Employee Benefit Plans
Schedule 5.19(d)	–	Multiemployer Plans
Schedule 5.21	–	Environmental Matters
Schedule 6.3	–	Buyer Violations and Conflicts
Schedule 6.4	–	Governmental Authorizations Required by Buyer
Schedule 6.5	–	Buyer Litigation
Schedule 8.1(a)	–	Conduct of Business Prior to the Effective Time
Schedule 8.7(a)	–	Financial Instruments
Schedule 8.7(b)	–	Seller Guaranties
Schedule 8.17(b)	–	Non-Terminated Intercompany Arrangements
Schedule 9.1	–	Non-Acquired Company Business Employees
Schedule A-1	–	Retention Bonus Arrangements

vi

PURCHASE AGREEMENT

        PURCHASE AGREEMENT dated as of November 6, 2006 by and among ROCKWELL AUTOMATION, INC., a corporation organized under the laws of Delaware (“Seller”), the RA SUB SELLERS (as defined below) and BALDOR ELECTRIC COMPANY, a corporation organized under the laws of Missouri (“Buyer”).

W I T N E S S E T H :

        WHEREAS, Seller is the record and beneficial owner, or indirect beneficial owner through one or more of its Subsidiaries, of all of the issued and outstanding shares of capital stock or partnership interests of (i) Rockwell Automation of Ohio, Inc., a corporation organized under the laws of Ohio (“Rockwell Ohio”), (ii) Rockwell Automation Canada Control Systems, a general partnership organized under the laws of the province of Ontario, Canada (“Rockwell Canada”), (iii) Grupo Industrias Reliance S.A. de C.V., a company organized under the laws of Mexico (“Rockwell Mexico”), and (iv) Rockwell International GmbH, a company organized under the laws of Germany (“Rockwell Germany”, and together with Rockwell Ohio, Rockwell Canada and Rockwell Mexico, the “RA Sub Sellers”);

        WHEREAS, Rockwell Ohio is the record and beneficial owner of all of the issued and outstanding shares of capital stock of Reliance Electric Company, a corporation organized under the laws of Delaware (“REC”), consisting of 1,000 shares of common stock, par value $1.00 per share (the “REC Shares”);

        WHEREAS, REC is the record and beneficial owner of all of the issued and outstanding shares of capital stock of (i) REC Holding, Inc., a corporation organized under the laws of Delaware (“REC Holding”), and (ii) Reliance Electric Technologies, LLC, a limited liability company organized under the laws of Delaware (“REC Technologies”);

        WHEREAS, at the Closing Rockwell Canada will be the record and beneficial owner of all of the issued and outstanding shares of capital stock of Reliance Electric Company Canada, ULC, an unlimited liability corporation organized under the laws of the province of Alberta, Canada (“REC Canada”), consisting of 1,100 common shares, without par value (the “REC Canada Shares”);

        WHEREAS, Rockwell Mexico and REC Holding collectively are the record and beneficial owners of all of the issued and outstanding shares of capital stock of Dodge de Mexico S.A. de C.V., a company organized under the laws of Mexico (“REC Mexico”), consisting of 14,238,176 shares of common stock, par value 1 Mexican peso per share (the “REC Mexico Shares”);

        WHEREAS, Rockwell Germany is the record and beneficial owner of all of the issued and outstanding share capital of Reliance Electric Company Europe GmbH, a company organized under the laws of Germany (“REC Europe”) (the “REC Europe Share Capital);

        WHEREAS, Seller is the record and beneficial owner of all of the equity interests of Rockwell Automation Power Systems (Shanghai) Company Limited, a limited liability company organized under the laws of China (“REC China”) (the “REC China Equity”, and together with the REC Shares, the REC Canada Shares, the REC Mexico Shares and the REC Europe Share Capital, the “Shares”); and

        WHEREAS, subject to the terms and conditions hereinafter set forth, Seller and the RA Sub Sellers desire to sell, and Buyer desires to purchase, all of the Shares;

        NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, the RA Sub Sellers and Buyer hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used in this Agreement shall have the meanings assigned to such terms in Schedule 1.

ARTICLE II

SALE AND PURCHASE OF THE SHARES

        SECTION 2.1     Sale and Purchase of the Shares.  Subject to the terms and conditions set forth herein, at the Closing, for the consideration specified in Section 3.1 (subject to adjustment as provided in Section 3.3), effective as of the Effective Time:

        (a)        Rockwell Ohio will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Rockwell Ohio, the REC Shares;

        (b)        Rockwell Canada will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Rockwell Canada, the REC Canada Shares;

        (c)        Rockwell Mexico will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Rockwell Mexico, the REC Mexico Shares owned by Rockwell Mexico;

        (d)        Rockwell Germany will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Rockwell Germany, the REC Europe Share Capital; and

        (e)        Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, the REC China Equity.

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ARTICLE III

PURCHASE PRICE

        SECTION 3.1     Purchase Price.  In consideration for the sale, assignment, conveyance, transfer and delivery of the Shares, Buyer will at the Closing (i) pay to Rockwell Ohio, on behalf of Seller and the RA Sub Sellers, an amount equal to One Thousand Seven Hundred Fifty Million dollars ($1,750,000,000), by wire transfer of immediately available U.S. dollars to the Rockwell Ohio Bank Account, and (ii) issue to Rockwell Ohio, on behalf of Seller and the RA Sub Sellers, the Buyer Shares (collectively, (i) and (ii) are referred to herein as the “Purchase Price”).

        SECTION 3.2     Closing Statement.

        (a)        Within 120 days after the Closing Date, Seller will prepare and deliver to Buyer a statement, as of immediately prior to the Effective Time, of current assets and current liabilities of the Acquired Companies of the type set forth on the June 30 Balance Sheet, except as provided in Section 3.2(b) (the “Closing Statement”). The date on which the Closing Statement is delivered to Buyer is referred to herein as the “Delivery Date”. Seller will retain Deloitte & Touche LLP (“D&T”) to audit the Closing Statement and to render their draft report thereon stating that the Closing Statement has been prepared in accordance with the terms of Section 3.2(b). Such draft report of D&T will be delivered to Buyer together with the Closing Statement. Buyer will cause its employees and the employees of its Affiliates (including the Acquired Companies) to assist Seller and its Representatives in the preparation of the Closing Statement and to assist D&T in connection with their audit of the Closing Statement and their issuance of a draft report thereon; provided that such assistance will not unreasonably interfere with the normal work duties of such employees. Buyer will cause Seller, Seller’s Representatives and D&T to be provided with access at all reasonable times, following reasonable notice, to the personnel, properties, books and records of Buyer and its Affiliates (including the Acquired Companies) for such purposes; provided that such access shall not unreasonably interfere with the normal work duties of any such personnel. Without limiting the generality of the foregoing, Buyer will cause such employees of Buyer and its Affiliates (including the Acquired Companies) as Seller or D&T shall reasonably request to execute and deliver customary representation letters in favor of D&T in connection with their audit of the Closing Statement and their issuance of a draft report thereon. In addition, Buyer shall execute and deliver, and shall cause each of its Affiliates (including the Acquired Companies) to execute and deliver, such documentation as D&T may reasonably request to evidence the waiver by Buyer and its Affiliates (including the Acquired Companies) of any claim against D&T based on D&T’s draft report on the Closing Statement rendered pursuant to this Section 3.2.

        (b)        The Closing Statement shall reflect, as of immediately prior to the Effective Time, all current assets and current liabilities of the Acquired Companies of the type set forth on the June 30 Balance Sheet (except as provided in this Section 3.2(b) below), and will be prepared utilizing the same accounting methods, policies, practices, procedures, classifications, judgments, estimation methodologies and accounting standards as were utilized in the preparation of the June 30 Balance Sheet as they relate to the current assets

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and current liabilities to be included in the Closing Statement (including asset and liability valuations, cut-off procedures, revenue recognition, accounting for long-term contracts and materiality standards), including those set forth on Schedule 3.2(b), provided that:

            (i)        GAAP (as in effect on June 30, 2006) accounting methods, policies, practices, procedures, classifications, judgments, estimation methodologies and accounting standards (including asset and liability valuations, cut-off procedures, revenue recognition, accounting for long-term contracts and materiality standards) will be utilized in the preparation of the Closing Statement for any accounting methods, policies, practices, procedures, classifications, judgments, estimation methodologies or accounting standards that were not utilized in the preparation of the June 30 Balance Sheet;

            (ii)        the Closing Statement will not include any amounts for assets or liabilities being retained by Seller or any of its Affiliates (other than the Acquired Companies) immediately after the Effective Time or for liabilities to the extent that Seller or any of its Affiliates (other than the Acquired Companies) has paid such amounts on or after the Closing Date or has an obligation of payment, reimbursement or indemnification in respect thereof, including amounts for (A) Retained Assets, (B) Asbestos Liabilities, (C) Closing Date Indebtedness, (D) Retention Bonus Arrangements, (E) any pension plan Liabilities retained by Seller or any of its Affiliates (other than the Acquired Companies) immediately after the Effective Time, (F) any retirement medical plan Liabilities retained by Seller or any of its Affiliates (other than the Acquired Companies) immediately after the Effective Time, (G) any Liabilities related to FPE, or (H) any intercompany accounts settled or eliminated pursuant to Section 8.16;

            (iii)        no amounts in respect of (A) liabilities related to environmental matters related to the Former Facilities located at 5780 Carrier Drive, Orlando, Florida and 315 Ravenel Street, St. Stephen, South Carolina, (B) Income Taxes or (C) deferred Taxes shall be included in the Closing Statement;

            (iv)        accounts payable in the Closing Statement shall not include any amounts related to (A) capital expenditures for property, plant or equipment or (B) any matters or items referred to in clauses (ii) or (iii) above;

           (v)        for the purpose of calculating the U.S. dollars equivalent of any asset or liability to be included in the Closing Statement which is denominated in a currency other than U.S. dollars, the applicable exchange rate published in The Wall Street Journal, Eastern Edition, on the business day preceding the Closing Date shall be used; and

            (vi)        the Closing Statement will not reflect any adjustments which result from management decisions made by Buyer or any of its Affiliates (including the Acquired Companies) on or subsequent to the Closing Date which change the operations or the manner in which the Business is conducted (including the

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discontinuation of any product line or the cessation of any activities at any facility or similar events).

Anything contained herein to the contrary notwithstanding, the amounts set forth on the Closing Statement will not reflect any purchase accounting adjustments as a result of the acquisition of the Shares by Buyer. The Closing Statement will be prepared based solely on information available three days prior to the Delivery Date with regard to conditions that exist on the Closing Date.

       (c)        The Closing Statement will be deemed to be the final, binding and conclusive Closing Statement (the “Final Closing Statement”) for all purposes on the 45th day after the Delivery Date unless Buyer delivers to Seller a written notice of its disagreement executed by Buyer (a “Notice of Disagreement”) prior to such date specifying in reasonable detail the nature of Buyer’s objections to the Closing Statement. To be assertable in a Notice of Disagreement, an objection by Buyer with respect to any individual matter relating to the Closing Statement must assert that the Closing Statement was not prepared in accordance with the terms of Section 3.2(b) with respect to such matter and relate to an adjustment equal to or greater than $100,000. Buyer hereby waives the right to assert any objection with respect to the Closing Statement that is not asserted in a Notice of Disagreement delivered to Seller within 45 days after the Delivery Date. If a Notice of Disagreement is delivered to Seller within such 45 day period, then the Closing Statement (as adjusted, if necessary) will be deemed to be the Final Closing Statement for all purposes on the earlier of (x) the date Seller and Buyer resolve in writing all differences they have with respect to the Closing Statement or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm. In the event that disputed matters are resolved by the Unaffiliated Firm (as set forth below), the Final Closing Statement will consist of the applicable amounts from the Closing Statement (or amounts otherwise agreed to in writing by Seller and Buyer) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

        (d)        During the 30 day period following the delivery of a Notice of Disagreement (the “Resolution Period”), Seller and Buyer will seek in good faith to resolve any differences they may have with respect to matters specified in the Notice of Disagreement. If, at the end of the Resolution Period, Seller and Buyer have not reached agreement on such matters, (i) Seller will have the right, within 30 days after the end of the Resolution Period, to advise Buyer in writing of Seller’s position with respect to each of Buyer’s proposed adjustments that are in dispute (“Seller’s Letter”) and (ii) Buyer will have the right, within 30 days after the end of the Resolution Period, to advise Seller in writing of Buyer’s position with respect to each of Buyer’s proposed adjustments that are in dispute (“Buyer’s Letter”). During the Resolution Period, and, if at the end thereof, Seller and Buyer have not reached agreement on all matters specified in the Notice of Disagreement, for an additional 30 days, each party shall provide the other party and its Representatives with reasonable access, following reasonable notice, to books, records and relevant personnel relating to the preparation of the Closing Statement and the Notice of Disagreement; provided that such access shall not unreasonably interfere with the normal work duties of any such personnel. Promptly following the end of the 30 day period after the Resolution Period

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(or, if earlier, the later of (x) the date on which Seller delivers Seller’s Letter to Buyer and (y) the date on which Buyer delivers Buyer’s Letter to Seller), Seller and Buyer will jointly engage a single arbitrator from the firm of KPMG LLP (or, if a representative of KPMG LLP is unable or unwilling to act in such capacity, a single arbitrator from the firm of Grant Thornton LLP) (the “Unaffiliated Firm”) to resolve the matters specified in the Notice of Disagreement that remain in dispute with respect to the Closing Statement by arbitration in accordance with the procedures set forth in this Section 3.2(d). In connection with such engagement, Buyer and Seller will each execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Unaffiliated Firm, Seller or Buyer will provide the Unaffiliated Firm with a copy of this Agreement, the Closing Statement, the Notice of Disagreement, Seller’s Letter and Buyer’s Letter. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from Seller or Buyer as it deems appropriate; provided that a copy of any such submission will be provided to the other party at the same time as it is provided to the Unaffiliated Firm. Seller and Buyer will not make (or permit any of their Affiliates to make) any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm. Seller and Buyer will not communicate (or permit any of their Affiliates to communicate) with the Unaffiliated Firm without providing the other party a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm). The Unaffiliated Firm will have 45 days to review the documents provided to it pursuant to this Section 3.2(d). Within such 45 day period, the Unaffiliated Firm will furnish simultaneously to Seller and Buyer its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Closing Statement based solely on the information provided to the Unaffiliated Firm by Seller and Buyer pursuant to the terms of this Agreement (and not independent review). The Unaffiliated Firm’s authority will be limited to resolving disputes with respect to whether the Closing Statement was prepared in accordance with the terms of Section 3.2(b) with respect to the individual items on the Closing Statement in dispute specified in the Notice of Disagreement (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than amounts set forth on the Closing Statement that are in dispute). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by Seller or Buyer or less than the smallest value for such item asserted by Seller or Buyer.

        (e)        The decision of the Unaffiliated Firm will be, for all purposes, conclusive, non-appealable, final and binding upon Seller and Buyer. Such decision will be subject to specific performance pursuant to Section 15.17, and judgment may also be entered thereon as an arbitration award pursuant to the Federal Arbitration Act, 9 U.S.C. §§ 1-16, in any court of competent jurisdiction (subject to Section 15.11). The fees of the Unaffiliated Firm will be borne by Seller, on the one hand, and Buyer, on the other hand, in the same proportion that the dollar amount of disputed items lost by Seller, on the one hand, or Buyer, on the other hand, bears to the total dollar amount in dispute resolved by the Unaffiliated Firm. Each party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this Section 3.2.

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        SECTION 3.3     Post-Closing Adjustment.  Upon the Closing Statement being deemed the Final Closing Statement in accordance with Section 3.2, the Purchase Price will be adjusted, up or down, as follows:

        (a)        if the remainder (the “Net Working Capital”) of (A) the amount of current assets on the Final Closing Statement minus (B) the amount of current liabilities on the Final Closing Statement is greater than Two Hundred Thirty Million dollars ($230,000,000), the Purchase Price will be increased on a dollar-for-dollar basis by the amount by which the Net Working Capital is greater than Two Hundred Thirty Million dollars ($230,000,000), and Buyer will, within three business days after the date that the Closing Statement is deemed to be the Final Closing Statement in accordance with Section 3.2, pay to Seller, by wire transfer of immediately available U.S. dollars to the Rockwell Ohio Bank Account, an aggregate amount equal to (i) the amount by which the Purchase Price is so increased and (ii) interest on the amount by which the Purchase Price is so increased from the Closing Date to the date of payment (calculated based on actual days elapsed in a 365-day year) at a fluctuating rate per annum equal to the prime interest rate from time to time of Mellon Bank, N.A.; and

        (b)        if the Net Working Capital is less than Two Hundred Million dollars ($200,000,000), the Purchase Price will be reduced on a dollar-for-dollar basis by the amount by which the Net Working Capital is less than Two Hundred Million dollars ($200,000,000), and Seller will, within three business days after the date that the Closing Statement is deemed to be the Final Closing Statement in accordance with Section 3.2, pay to Buyer, by wire transfer of immediately available U.S. dollars to the Buyer Bank Account, an aggregate amount equal to (i) the amount by which the Purchase Price is so reduced and (ii) interest on the amount by which the Purchase Price is so reduced from the Closing Date to the date of payment (calculated based on actual days elapsed in a 365-day year) at a fluctuating rate per annum equal to the prime interest rate from time to time of Mellon Bank, N.A.;

provided, however, that the Purchase Price will not be increased or decreased, and no payments will be made by Seller or Buyer, pursuant to this Section 3.3 if the Net Working Capital is between Two Hundred Million dollars ($200,000,000) and Two Hundred Thirty Million dollars ($230,000,000).

ARTICLE IV

CLOSING

        SECTION 4.1     Closing.  The closing of the purchase and sale of the Shares (the “Closing”) will take place (a) at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m. (New York time) on the later of (i) the third business day following the expiration or termination of the applicable waiting period under the HSR Act, subject to the satisfaction or waiver of all other conditions set forth in Articles X and XI (other than the obtaining of the China Approval) and (ii) (A) if Seller delivers to Buyer the Financial Information on or prior to December 2, 2006, January 31, 2007, or (B) if Seller delivers to Buyer the Financial Information after December 2, 2006, such date and time as Seller and Buyer may agree that is on or prior to March 31, 2007, or (b) at such other place, date and time as Seller and Buyer may agree. The date of the Closing

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is referred to herein as the “Closing Date”. The Closing will be deemed to be effective at 5:00 p.m., Greenville, South Carolina time, on the Closing Date (the “Effective Time”). For the avoidance of doubt, the parties acknowledge and agree that if Seller delivers to Buyer the Financial Information on or prior to December 2, 2006, the Closing will take place on (i) January 31, 2007 if the conditions to closing set forth in Articles X and XI (other than the obtaining of the China Approval) have been satisfied or waived on or prior to that date and (ii) if the expiration or termination of the applicable waiting period under the HSR Act has not occurred by January 31, 2007, on the third business day following the expiration or termination of the applicable waiting period under the HSR Act, subject to the satisfaction or waiver of all other conditions set forth in Articles X and XI (other than the obtaining of the China Approval).

        SECTION 4.2     Closing Deliveries of Seller.  At the Closing, Seller will deliver or cause to be delivered to Buyer:

        (a)        certificates representing the Shares (other than the REC China Equity), duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank;

        (b)        a notarial deed relating to the transfer of the REC Europe Share Capital, duly executed by Rockwell Germany (which notarial deed will be executed and delivered on the Closing Date at the offices of Rockwell Germany in Germany);

        (c)        the approval letter and approval certificate issued by the relevant foreign investment authority in China approving the change of shareholder of REC China from Seller to Buyer;

        (d)        counterparts of each of the Ancillary Agreements, duly executed by Seller;

        (e)        certificates of good standing of Seller, each RA Sub Seller organized in the United States and each Acquired Company organized in the United States from its respective jurisdiction of incorporation;

        (f)        certificates of an officer of Seller, each RA Sub Seller and each Acquired Company certifying that its organizational documents, as certified and as delivered at the Closing, have not been amended or rescinded since the date of such certification and remain in full force and effect on the Closing Date (or, in the case of REC China, a certificate of an officer of REC China that the amended Articles of Association of REC China with Buyer as the shareholder of REC China have been approved by the relevant foreign investment authority in China);

        (g)        certified copies of resolutions of the board of directors (or equivalent governing body) of Seller and each RA Sub Seller authorizing the execution, delivery and performance by Seller and each RA Sub Seller of this Agreement and the consummation by Seller and each RA Sub Seller of the transactions contemplated hereby;

        (h)        an affidavit by each of Seller and Rockwell Ohio stating its United States taxpayer identification number and that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code);

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        (i)        except as set forth on Schedule 4.2(i), resignations, effective as of the Effective Time, of all members of the board of directors (or equivalent governing body) and all officers of each of the Acquired Companies; and

        (j)        all other closing certificates and documents required to be delivered by Seller to Buyer at the Closing pursuant to this Agreement.

        SECTION 4.3     Closing Deliveries of Buyer.  At the Closing, Buyer will deliver or cause to be delivered to Seller:

        (a)        the cash portion of the Purchase Price pursuant to Section 3.1;

        (b)        the certificates or other applicable instruments evidencing the Buyer Shares, free and clear of all Liens, duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank;

        (c)        a notarial deed relating to the transfer of the REC Europe Share Capital, duly executed by Buyer (which notarial deed will be executed and delivered on the Closing Date at the offices of Rockwell Germany in Germany);

        (d)        counterparts of the each of the Ancillary Agreements, duly executed by Buyer and REC, as applicable;

        (e)        certificate of good standing of Buyer from its jurisdiction of organization;

        (f)        certificate of an officer of Buyer certifying that its organizational documents, as certified and as delivered at the Closing, have not been amended or rescinded since the date of such certification and remain in full force and effect on the Closing Date;

        (g)        certified copies of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby; and

        (h)        all other closing certificates and documents required to be delivered by Buyer to Seller at the Closing pursuant to this Agreement.

        SECTION 4.4     Transfer Taxes.  Buyer, on the one hand, and Seller, on the other hand, shall each be responsible for and pay one-half of all applicable sales and transfer Taxes (including any transfer Taxes due as a result of the sale of the Shares and any Taxes imposed upon the transfer of real or personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions. All payments made by Buyer in connection with this Agreement are exclusive of any value added or similar Taxes which may be imposed from time to time, which Taxes shall be charged in addition to and be paid by Buyer.

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      SECTION 4.5     China Closing.

        (a)        In the event that the China Approval has not been obtained as of the Closing Date:

            (i)        the sale, assignment, conveyance, transfer and delivery by Seller to Buyer, and the purchase and acquisition by Buyer from Seller, of the REC China Equity pursuant to Section 2.1(e) shall not occur at the Closing;

            (ii)        at the Closing, Seller shall not be required to deliver, or cause to be delivered, to Buyer any of the closing deliveries set forth in Sections 4.2(c), 4.2(f) and 4.2(i) that relate to the purchase and sale of the REC China Equity;

(iii) the full amount of the Purchase Price payable at the Closing by Buyer to Seller pursuant to Section 3.1 shall be so paid (without adjustment) at the Closing;

            (iv)        the provisions of Sections 3.2, 3.3 and 8.8 shall be applicable and performed by the parties (without adjustment) pursuant to the terms thereof as if the REC China Equity had been sold to Buyer at the Closing; and

            (v)        the closing of the purchase and sale of the REC China Equity (the “China Closing”) will take place (A) at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m. (New York time) on the third business day following the obtaining of the China Approval or (B) at such other place, date and time as Seller and Buyer may agree. The date of the China Closing is referred to herein as the “China Closing Date”. The China Closing will be deemed to be effective at 5:00 p.m., Greenville, South Carolina time, on the China Closing Date (the “China Effective Time”).

(b) At the China Closing:

(i) effective as of the China Effective Time, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, the REC China Equity; and

(ii) Seller will deliver or cause to be delivered to Buyer the closing deliveries set forth in Sections 4.2(c), 4.2(f) and 4.2(i) that relate to the purchase and sale of the REC China Equity.

        (c)        Between the Closing Date and the China Closing Date (the “China Transition Period”), subject to any restrictions or limitations necessary to avoid breach of any Contract or a violation of applicable Laws, Seller shall use commercially reasonable efforts to cause REC China to operate its business for the benefit of Buyer and to implement any lawful direction received from Buyer concerning the operation of REC China (it being understood that such obligation to implement directions received from Buyer will not include any requirement or obligation of Seller or any of its Affiliates (including REC China) to make any individual expenditure or other payment in excess of $100,000 or outside of the Ordinary Course of Business (or aggregate expenditures or other payments in any month in

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excess of $1 million), unless Buyer advances to Seller amounts sufficient to pay for such expenditures or other payments prior to the time such expenditures or other payments are to be made). Anything contained herein to the contrary notwithstanding, during the China Transition Period, Seller may cause REC China to terminate any of its employees at any time for cause as determined by Seller in its sole discretion, exercised in good faith, and Seller and REC China will have no obligation to terminate the employment of any of the employees of REC China, notwithstanding any request by Buyer to do so.

            (d) (i)         Within (30) days after the end of each full calendar month and each partial calendar month occurring during the China Transition Period, Seller will prepare and deliver to Buyer an account (a “China Monthly Account”) showing for such month or partial month:

(A)	all cash receipts received by REC China or on behalf of REC China by Seller or any of its Affiliates relating to the operation of the Business by REC China, including the amounts of such cash receipts deposited in bank accounts of REC China and the amounts of such cash receipts deposited in bank accounts of Seller or any of its Affiliates (other than REC China) (the amounts of such cash receipts deposited in bank accounts of Seller or any of its Affiliates (other than REC China) are referred to as “China Monthly Receipts”); and

(B)	all cash payments made by REC China or on behalf of REC China by Seller or any of its Affiliates (other than those made with amounts advanced by Buyer to Seller pursuant to Section 4.5(c)) relating to the operation of the Business by REC China, including the amounts of cash payments made from bank accounts of REC China and the amounts of such payments made from bank accounts of Seller or any of its Affiliates (other than REC China) (the amounts of such cash payments made from bank accounts of Seller or any of its Affiliates (other than REC China) and the amounts contributed by Seller or any of its Affiliates (other than REC China) to bank accounts of REC China in order to make such payments are referred to as “China Monthly Payments”).

            (ii)        Each China Monthly Account shall show the difference between China Monthly Receipts and China Monthly Payments set forth thereon, and shall be accompanied by (i) reasonable supporting documentation related to China Monthly Receipts and China Monthly Payments set forth on such China Monthly Account and (ii) (A) payment to Buyer (by wire transfer of immediately available U.S. dollars to the Buyer Bank Account) of the difference between China Monthly Receipts and China Monthly Payments set forth thereon if China Monthly Receipts are greater than China Monthly Payments on such China Monthly Account, or (B) an invoice to Buyer for the difference between China Monthly Payments and China Monthly Receipts set forth thereon if China Monthly Payments are greater than China Monthly Receipts on such China Monthly Account; provided that Seller may reduce any

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payments required to be made by Seller pursuant to clause (A) above by outstanding amounts owed to Seller in respect of prior months of the China Transition Period.

            (iii)        Buyer may raise with Seller any comments or objections that Buyer has with respect to any China Monthly Receipts or China Monthly Payments in a written notice delivered to Seller within 15 days after Buyer’s receipt of such China Monthly Account. Buyer hereby waives the right to assert any comments or objections with respect to any China Monthly Account that are not asserted in a written notice delivered to Seller within 15 days after Buyer’s receipt of such China Monthly Account. Any written comments or objections with respect to any China Monthly Receipts or China Monthly Payments timely asserted by Buyer to Seller in writing shall be discussed promptly by Seller and Buyer. If such discussions result in the matter which is the subject of such comments or objections being resolved, then an appropriate amendment shall be made to such China Monthly Account and Buyer and Seller shall account to each other accordingly. If such discussions do not result in a resolution, then the matter in dispute shall be resolved in accordance with Section 15.10.

            (iv)        The parties acknowledge and agree that (i) China Monthly Receipts and China Monthly Payments on any China Monthly Account may include receipts or payments in respect of a prior month of the China Transition Period that were not included in a China Monthly Account previously sent by Seller and (ii) Seller may send Buyer payments of China Monthly Receipts and invoices for China Monthly Payments after sending the China Monthly Account for the last month of the China Transition Period for any China Monthly Receipts or China Monthly Payments in respect of the China Transition Period that Seller becomes aware of and that were not included in any China Monthly Account previously sent by Seller.

            (v)        Amounts set forth on each China Monthly Account that were received or paid in any currency other than U.S. dollars shall be converted to U.S. dollars based on the applicable exchange rate published in The Wall Street Journal, Eastern Edition, on the business day preceding the day such China Monthly Account is sent by Seller. Each invoice rendered pursuant to this Section 4.5(d) shall be payable in U.S. dollars.

            (vi)        Buyer shall pay to Seller (by wire transfer of immediately available U.S. dollars to the Rockwell Ohio Bank Account), within fifteen (15) days of Buyer’s receipt of the invoice, all amounts invoiced under this Section 4.5(d) which Buyer has not objected to in good faith under Section 4.5(d)(iii).

        (e)        Any amounts in the bank accounts of REC China on the China Closing Date will remain the property of REC China and Buyer will have no obligation to make any payments to Seller in respect thereof, other than payments required by Section 4.5(d).

        (f)        The parties acknowledge and agree that Seller’s ownership of REC China and REC China’s continued operation of its business on behalf of Buyer during the China Transition Period shall not be prohibited under, and shall not be limited by, Section 8.12.

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        (g)        Notwithstanding the provisions of Section 8.9(a), Seller shall continue to provide coverage with respect to the business of REC China under the Seller Policies during the China Transition Period, and the proceeds from such insurance coverage with respect to the business of REC China, after giving effect to all deductibles, paid by third party insurers with respect to which none of Seller or any of its Affiliates has an obligation of payment or reimbursement shall be for the benefit of REC China. Any costs incurred by Seller or any of its Affiliates in providing such coverage or payments of deductibles relating thereto (other than any costs or payments funded from bank accounts of REC China with amount therein that were not contributed by Seller or any of its Affiliates (other than REC China) to such bank accounts) shall constitute China Monthly Payments and will be set forth on the China Monthly Account in respect of the month in which such costs or payments were incurred.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer as follows:

        SECTION 5.1     Corporate Organization.  Seller, each RA Sub Seller and each Acquired Company is a corporation, limited liability company, partnership or other entity (as applicable) duly organized, validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the Laws of the jurisdiction of its incorporation or organization. Each of the Acquired Companies has the requisite corporate, limited liability company or partnership power and authority to conduct its business as it is currently conducted and to own, lease and operate its assets. Each of the Acquired Companies is duly qualified or licensed to do business and in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction in which the ownership, leasing or holding of its assets makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 5.2     Corporate Authorization.  Seller has the requisite corporate power and authority, and each RA Sub Seller has the requisite corporate power, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller and each RA Sub Seller of this Agreement have been (or, in the case of the RA Sub Sellers, will be) duly authorized by all necessary corporate action on the part of Seller and such RA Sub Seller, as applicable. This Agreement constitutes a valid and binding obligation of Seller and each RA Sub Seller, enforceable against Seller and each RA Sub Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

        SECTION 5.3     No Violation or Conflict.  Except as set forth on Schedule 5.3, none of the execution, delivery or performance by Seller or

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any RA Sub Seller of this Agreement or any other agreement to be executed and delivered pursuant hereto by Seller or any RA Sub Seller or the consummation by Seller and the RA Sub Sellers of the transactions contemplated hereby or thereby will (a) conflict with the charter documents or by-laws (or similar governance document) of Seller, any of the RA Sub Sellers or any of the Acquired Companies, (b) violate, conflict with or result in a breach by Seller, any of the RA Sub Sellers or any of the Acquired Companies of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) by Seller, any of the RA Sub Sellers or any of the Acquired Companies under, or give to any Person (other than Seller, any of the RA Sub Sellers or any of the Acquired Companies) any rights of termination, amendment, acceleration or cancellation under, any Contract to which Seller, any of the RA Sub Sellers or any of the Acquired Companies is a party or by which any of their respective properties are bound (other than with respect to Consents to the transactions contemplated hereby under those Contracts to which any of the Acquired Companies is a party) or any Law, order, ruling, decree, judgment or arbitration award to which Seller, any of the RA Sub Sellers or any of the Acquired Companies is subject or (c) result in the creation of any Liens (other than Permitted Liens) upon the Shares or any of the assets of the Acquired Companies, except for such violations, conflicts, breaches, defaults, rights and Liens subject to clauses (b) and (c) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 5.4     Government Authorizations.  Except for filings required under the HSR Act and as set forth on Schedule 5.4, no material Consent of, with or to any Governmental Entity is required to be obtained or made by or with respect to Seller or any of the RA Sub Sellers in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller and the RA Sub Sellers of the transactions contemplated hereby, other than any such requirement (a) under any Contract to which any Acquired Company is a party or (b) that is applicable as a result of the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business.

        SECTION 5.5    Outstanding Capital Stock of Acquired Companies; Ownership of Shares.

        (a)        Schedule 5.5(a) sets forth for each Acquired Company, as applicable: (i) its authorized capital stock or share capital, (ii) the number of issued and outstanding shares of its capital stock or share capital and (iii) the holder or holders of such shares. Rockwell Ohio is the record and beneficial owner of the REC Shares, free and clear of all Liens. At the Closing Rockwell Canada will be the record and beneficial owner of the REC Canada Shares, free and clear of all Liens. Rockwell Mexico and REC Holding collectively are the record and beneficial owners of the REC Mexico Shares, free and clear of all Liens. Rockwell Germany is the record and beneficial owner of the REC Europe Share Capital, free and clear of all Liens. Seller is the record and beneficial owner of the REC China Equity, free and clear of all Liens. REC is the record and beneficial owner of all of the issued and outstanding shares of capital stock of REC Holding (the “REC Holding Shares”), free and clear of all Liens. REC is the record and beneficial owner of all of the issued and outstanding equity interests of REC Technologies (the “REC Technologies Equity”), free and clear of all Liens (other than obligations under its limited liability company agreement). The

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REC Shares and the REC Holding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        (b)        There are no outstanding rights, options, warrants, convertible or exchangeable securities, subscriptions or other agreements (other than this Agreement) pursuant to which Seller, any of the RA Sub Sellers or any of the Acquired Companies is or may be obligated to sell, issue or acquire any shares of capital stock of any Acquired Company.

        SECTION 5.6     Equity Interests.  Except for the ownership of the Acquired Companies and as set forth on Schedule 5.6, none of the Acquired Companies on the date hereof directly owns any material capital stock or other material equity interests in any corporation, partnership or other entity.

        SECTION 5.7     Financial Statements.  Set forth on Schedule 5.7 are (i) the audited balance sheets of the Power Systems Group of Seller as of September 30, 2005 and September 30, 2004 and the related audited statements of operations, cash flows and changes in Seller’s invested equity and comprehensive income of the Power Systems Group of Seller for the three years ended September 30, 2005, (ii) the unaudited balance sheet of the Power Systems Group of Seller as of June 30, 2006 (the “June 30 Balance Sheet”) and the related unaudited statements of operations and cash flows of the Power Systems Group of Seller for the nine months ended June 30, 2006 (the financial statements referred to in clauses (i) and (ii) are referred to herein collectively as the “Financial Statements”) and (iii) unaudited pro forma adjustments to each of the balance sheets and statements of operations (other than the statements of operations for the year ended September 30, 2003 and for the nine months ended June 30, 2005) included in the Financial Statements that adjust for amounts thereon related to assets, liabilities and businesses being retained by Seller or any of its Affiliates (other than the Acquired Companies) pursuant to this Agreement and related revenues and expenses, other than corporate cost allocations. The Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Power Systems Group of Seller as of the dates set forth therein and for the periods covered thereby in accordance with GAAP (subject, in the case of the financial statements as of and for the nine months ended June 30, 2006, to the absence of a statement of changes in Seller’s invested equity and comprehensive income, the absence of footnotes and normal year-end adjustments). The September 30 Financial Statements and any unaudited interim financial statements of the Power Systems Group of Seller referred to in clause (x) of Section 8.21(b) (collectively, the “Post-Signing Financial Statements”) will present fairly, in all material respects, the financial position, results of operations and cash flows of the Power Systems Group of Seller as of the dates set forth therein and for the periods covered thereby in accordance with GAAP (subject, in the case of any interim financial statements referred to in clause (x) of Section 8.21(b), to the absence of a statement of changes in Seller’s invested equity and comprehensive income, the absence of footnotes and normal year-end adjustments). The Financial Statements have been, and the Post-Signing Financial Statements will be, prepared from the books of account and financial records of Seller and its Affiliates. The financial information delivered pursuant to Section 8.21 will be in a form such that, after giving effect to purchase accounting and other pro forma adjustments required to be made by Buyer, will be in all material respects appropriate for use in a filing

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with the Securities and Exchange Commission that requires compliance with Regulation S-X of the Securities Act of 1933, as amended. The Financial Statements and the Post-Signing Financial Statements do not purport to be financial statements of the Acquired Companies. In addition, the Financial Statements are not, and the Post-Signing Financial Statements will not be, necessarily indicative of the conditions that would have existed or the results of operations and cash flows if the Power Systems Group of Seller had been operated as an unaffiliated company.

        SECTION 5.8     Liabilities.  Except for (a) Liabilities set forth or reflected in the Financial Statements (or referred to in the notes thereto), (b) Liabilities relating to any matter set forth in this Agreement, on Schedule 5.8 or on any other Schedule to this Agreement, (c) Liabilities relating to Taxes, (d) Liabilities arising in the Ordinary Course of Business since June 30, 2006 or as contemplated by this Agreement, (e) Liabilities related to the subject matters of each other representation and warranty contained in this Article V (including Liabilities relating to violations or conflicts, government authorizations, capitalization, ownership of shares, equity interest matters, financial statement matters, real and personal property matters, contract matters, including breaches thereof, compliance with law matters, permit matters, litigation matters, intellectual property matters, conduct of business matters, insurance matters, employee and employee benefit matters, sufficiency of asset matters and environmental matters), (f) Liabilities under Contracts and employee benefit plans and policies, (g) Liabilities in respect of outstanding judgments, writs, orders and decrees, (h) any Liability for which Seller or any of its Affiliates (other than the Acquired Companies) has an obligation of payment, reimbursement or indemnification after the Closing Date and (i) Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) on the date hereof none of the Acquired Companies has any Liabilities of a nature required by GAAP to have an amount set forth on a balance sheet and (ii) to the Knowledge of the Acquired Companies, on the date hereof none of the Acquired Companies has any Liabilities.

        SECTION 5.9     Real Property.

        (a)        Schedule 5.9(a)(i) sets forth a list of all material real property owned in fee by any of the Acquired Companies (“Owned Properties”). Schedule 5.9(a)(ii) sets forth a list of all leases to which any of the Acquired Companies on the date hereof is a party pursuant to which such Acquired Company is a lessee of any material real property (“Leases”). To the Knowledge of the Acquired Companies, there are no legally binding oral lease terms inconsistent in any material respect with the written terms of the Leases.

        (b)        Except as set forth on Schedule 5.9(a)(i) or 5.9(a)(ii), each of the Acquired Companies has (i) good and valid title to its Owned Properties, free and clear of all Liens (other than Permitted Liens), and (ii) valid leasehold interests in the properties subject to its Leases, in each case subject to the applicable Leases, subleases and related Contracts governing such Acquired Companies’ interests therein. The Acquired Companies enjoy peaceful and undisturbed possession of the Owned Properties or the properties which are subject to Leases, except for such instances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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        SECTION 5.10     Personal Property.  Except as set forth on the Schedules hereto, the Acquired Companies own all personal property that they purport to own, free and clear of all Liens, other than Permitted Liens.

        SECTION 5.11     Contracts.

        (a)        Schedule 5.11(a) lists all of the following executory written Contracts (other than licenses and other Contracts relating to Intellectual Property) to which any of the Acquired Companies is a party and which are in effect on the date hereof:

            (i)        loan agreements, credit agreements, security agreements, promissory notes, mortgages, indentures and other Contracts which provide for the borrowing of moneys by or extensions of credit to any of the Acquired Companies or the guaranty by any of the Acquired Companies of obligations in respect of the borrowings of moneys by or extensions of credit to any other Person, in any case involving in excess of $250,000 of indebtedness or committed credit;

            (ii)        employment Contracts (other than collective bargaining agreements) which expressly provide for the payment of base salary to any employee of any of the Acquired Companies of more than $150,000 annually, except those that may be cancelled by any of the Acquired Companies without material penalty upon not more than 180 days’ notice;

            (iii)        customer agreements (other than open bids and proposals) which expressly provide for future payments (other than contingent payments) to any of the Acquired Companies of more than $500,000, except those that may be cancelled by any of the Acquired Companies without material penalty upon not more than 180 days’ notice; and

            (iv)        leases (other than leases relating to real property), product supply and purchase agreements and other Contracts (other than (A) those of a type described in clauses (i) through (iii) above, without giving effect to the minimum dollar or term thresholds set forth therein, and (B) open bids and proposals) which expressly provide for future payments (other than warranty and other contingent payments) to or from any of the Acquired Companies of more than $500,000, except those that may be cancelled by any of the Acquired Companies without material penalty upon not more than 180 days’ notice.

        All Contracts required to be set forth on Schedule 5.9(a)(ii), Schedule 5.11(a) or Schedule 5.16(b) are referred to herein as “Material Contracts”.

        (b)        Except as set forth on Schedule 5.11(b), (i) there are no defaults, violations or breaches on the part of any Acquired Company under the provisions of any Material Contract, (ii) to the Knowledge of the Acquired Companies, there are no defaults, violations or breaches on the part of the other party or parties under the provisions of any Material Contract, and (iii) to the Knowledge of the Acquired Companies, each Material Contract is enforceable against the applicable Acquired Company and each other party thereto in accordance with its terms, except as such enforceability may be limited by

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bankruptcy, insolvency, reorganization, moratorium or other similar Laws, nor or hereafter in effect, relating to affecting the enforcement of creditors’ rights in general and by general principles of equity, except, in each case set forth in clauses (i), (ii) or (iii), (A) for defaults, violations, breaches and instances of nonenforceability which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (B) that in order to avoid a default, violation or breach under any Material Contract the Consent of the other party or parties thereto may be required in connection with the transactions contemplated hereby. Seller has made or will make available prior to the Closing Date to Buyer correct and complete copies of all Material Contracts, including all amendments and supplements thereto.

        SECTION 5.12     Compliance With Laws.  Except as set forth on Schedule 5.12, each of the Acquired Companies is in compliance with all Laws applicable to them, except for failures to so comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.12, in the past twelve months, no written notice (including any notice relating to an Action) has been received by any of the Acquired Companies alleging a violation of any such Laws that has not been cured, other than such notices as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 5.13 Permits.  Each of the Acquired Companies possesses all Permits necessary or required to enable it to own, lease or otherwise hold its assets and to carry on the Business as presently conducted in compliance with applicable Laws (including Environmental Laws), other than any such Permits which if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Acquired Companies is in compliance with the terms and conditions of all such Permits that are issued to it, except for such failures to so comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 5.14     Taxes.  Except as set forth on Schedule 5.14:

        (a)        all material Income Tax Returns required to be filed by or with respect to the Acquired Companies for periods ending on or prior to the Closing Date have been or will be timely filed with the appropriate taxing authorities in all jurisdictions in which such Income Tax Returns are required to be filed and all Income Taxes reported on such Income Tax Returns due on or prior to the Closing Date have been or will be timely paid (other than those Income Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP);

        (b)        all Income Taxes due with respect to any completed and settled audit, examination or deficiency action with any taxing authority for which an Acquired Company might otherwise be liable have been paid in full;

        (c)        the Acquired Companies have not requested a waiver of, or extended or waived, the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Income Tax, which waiver or extension is in effect and there

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are no pending extensions of time to file any Income Tax Return that Buyer is responsible for filing pursuant to Section 13.1;

        (d)        all material Tax Returns with respect to Other Taxes required to be filed by or with respect to the Acquired Companies for periods ending on or prior to the Closing Date have been or will be timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns with respect to Other Taxes are required to be filed and all Taxes reported on such Tax Returns with respect to Other Taxes due on or prior to the Closing Date have been or will be timely paid (other than those Other Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP);

        (e)        all Other Taxes due with respect to any completed and settled audit, examination or deficiency action with any taxing authority for which an Acquired Company might otherwise be liable have been paid in full;

        (f)        the Acquired Companies have not requested a waiver of, or extended or waived, the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Other Taxes, which waiver or extension is in effect and there are no pending extensions of time to file any Other Tax Return that Buyer is responsible for filing pursuant to Section 13.1;

        (g)        there are no material audits, disputes, claims, assessments, levies, notices of deficiency, proposed adjustments, requests for information related to Tax matters or administrative proceedings pending or, to the Knowledge of the Acquired Companies, threatened against or with respect to the Acquired Companies relating to Taxes and, in the past twenty-four months, no taxing authority (including jurisdictions where the Acquired Companies have not filed Tax Returns) has given any Acquired Company written notice of the commencement of any material audit, examination or deficiency action with respect to Taxes;

        (h)        none of the Acquired Companies has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction;

        (i)        each of the Acquired Companies is in compliance in all material respects with all applicable Laws relating to withholding of Taxes and the payment thereof, and have in all material respects timely and properly withheld from employee wages (and from all other payments made by or on behalf of an Acquired Company) and paid over to the proper Governmental Entities all material amounts required to be withheld and paid over under applicable Laws;

        (j)        no liens for Taxes exist with respect to any of the assets of the Acquired Companies, except for Permitted Liens;

        (k)        since 1996, none of the Acquired Companies has been party to, bound by, or has had any obligation under, any Tax sharing, allocation, indemnity or similar agreements or arrangement obligating it to make any payment computed by reference to the Taxes,

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taxable income or taxable losses of any other Person and none of the Acquired Companies has been a member of an affiliated group filing a consolidated federal income tax return or has liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee, successor, or by contract or otherwise;

        (l)        none of the Acquired Companies is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G or 162(m) of the Code as a result of the change of ownership effectuated by this Agreement;

        (m)        no jurisdiction where the Acquired Companies do not file a Tax Return has made a claim in writing in the last twenty-four months that any of the Acquired Companies is required to file a Tax Return in such jurisdiction;

        (n)        none of the assets of the Acquired Companies (i) is tax exempt use property within the meaning of Section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a) of the Code, (iii) is property that is required to be treated as being owned by any person (other than the Acquired Companies) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986 or (iv) is tax exempt bond financed property within the meaning of Section 168(g) of the Code;

        (o)        none of the Acquired Companies is required to include in income for any year beginning on or after the Closing Date any amount in respect of (i) any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other laws) in its current or in any future taxable period by reason of a change in accounting method required by the Internal Revenue Service (or other taxing authority) prior to the date hereof, (ii) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) entered into on or before the Closing Date, or (iii) an intercompany transaction resulting in liability for Tax or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); and none of the Acquired Companies has an application pending with any taxing authority requesting permission for any change in accounting method;

        (p)        none of the Acquired Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code;

        (q)        REC Technologies is, and has been since its formation, properly characterized as a corporation for U.S. federal and state income tax purposes;

        (r)        each of the Acquired Companies that is or was formed in a jurisdiction other than a state or political subdivision of the United States is treated as a disregarded entity, corporation or a partnership for U.S. federal and state income tax purposes, as set

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forth in Schedule 5.14, and no change in such status has occurred since the date of formation of each such Acquired Company;

        (s)        since 1996, none of the Acquired Companies that is or was at any time a “controlled foreign corporation” (within the meaning of Section 957 of the Code) holds or has held, directly or indirectly, any “United States property” (within the meaning of Section 956(c) of the Code); and

        (t)        for purposes of this Section 5.14, any reference to “Acquired Companies” shall include any predecessor entity thereto for which any Acquired Company is liable for Taxes.

        SECTION 5.15     Litigation.  Except (i) as set forth on Schedule 5.15 and (ii) for Actions relating to Asbestos Liabilities, none of the Acquired Companies is a party to any Action with respect to which there is a reasonable likelihood of an adverse determination which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 5.15, to the Knowledge of the Acquired Companies, no such Action has been threatened within the past twelve months. Except as set forth on Schedule 5.15, there are no outstanding Liabilities under orders, rulings, decrees or judgments by or with any Governmental Entity or Person to which any of the Acquired Companies is a party or by which any of them is bound which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        SECTION 5.16     Intellectual Property.

        (a)        The Patents and Trademarks set forth on Schedule 5.16(a) comprise all of the material Patents and Trademarks owned by any of the Acquired Companies on the date hereof.

        (b)        Schedule 5.16(b) sets forth a list of all material written executory license agreements (other than standard off-the-shelf software licenses) in effect on the date hereof pursuant to which any of the Acquired Companies licenses or is licensed to use any Acquired Company Intellectual Property.

        (c)        Except as set forth on Schedule 5.16(c):

            (i)        there are no material written claims or demands which have been received by any of the Acquired Companies within the past twelve months, or any Actions which are pending on the date hereof or were threatened in writing within the past twelve months against any of the Acquired Companies, which (A) challenge the validity and enforceability of, or the ownership interests of any of the Acquired Companies in, any of the Patents and Trademarks set forth on Schedule 5.16(a) or (B) allege that any product or service of any of the Acquired Companies infringes the intellectual property rights of others and which, in any case set forth in clauses (A) or (B), would, if successfully asserted, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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            (ii)        to the Knowledge of the Acquired Companies, no product or service of any of the Acquired Companies infringes the intellectual property rights of others in a manner that would, if proven, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

            (iii)        to the Knowledge of the Acquired Companies, one or more of the Acquired Companies own or have a right to use all of the Acquired Company Intellectual Property free of any restrictions (other than restrictions set forth in license agreements) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        (d)        Each of the Acquired Companies has taken reasonable steps to protect its right, title and interest in and to the Patents and Trademarks owned by such Acquired Company that are set forth on Schedule 5.16(a).

        (e)        Notwithstanding the generality of any other representations and warranties contained in this Agreement, except for the representations and warranties in Sections 5.11(b) and 5.20, this Section 5.16 will be deemed to contain the only representations and warranties in this Agreement with respect to intellectual property matters.

        SECTION 5.17     Conduct of Business Since June 30, 2006.

        (a)        Except as set forth on Schedule 5.17 and as contemplated by this Agreement, (i) from June 30, 2006 to the date hereof, the Business has been conducted by the Acquired Companies in the Ordinary Course of Business and (ii) since June 30, 2006, there has not been any change in the business, financial condition or operations of the Acquired Companies, taken as a whole, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

        (b)        Except as set forth on Schedule 5.17 or as contemplated by this Agreement, from June 30, 2006 to the date hereof there has not been:

            (i)        any general increase in the rate or terms of any compensation, bonuses, pension or other employee benefit plans payable to or for the benefit of employees of any of the Acquired Companies, other than (A) pursuant to collective bargaining agreements or other labor agreements or (B) in the Ordinary Course of Business;

(ii) sold or transferred any material assets of any of the Acquired Companies, other than inventories and other assets in the Ordinary Course of Business;

(iii) incurred or guaranteed by any of the Acquired Companies any indebtedness for borrowed money, other than in the Ordinary Course of Business;

(iv) any material amendment of the charter documents or by-laws of any of the Acquired Companies;

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            (v)        paid or declared any dividend or other distribution in respect of any of the capital stock of any of the Acquired Companies (other than in Cash or of assets of any of the Acquired Companies constituting Retained Assets);

            (vi)        issued or sold or authorized for issuance or sale any shares of capital stock of any of the Acquired Companies, or any securities convertible into shares of any class of such capital stock, or granted any option, warrant or other right relating thereto;

(vii) any material change in the accounting methods, practices or principles of any of the Acquired Companies (other than as required by GAAP); or

            (viii)        any Contract (other than this Agreement or any arrangement provided for in or contemplated by this Agreement) entered into by any of the Acquired Companies to take any of the types of action described in clauses (i) through (vii) of this Section 5.17(b).

        SECTION 5.18     Insurance. Schedule 5.18 sets forth a list of all material current policies of insurance in force as of the date hereof covering the Acquired Companies.

        SECTION 5.19     Employees.

        (a)        Except as set forth on Schedule 5.19(a), none of the Acquired Companies is a party to any collective bargaining agreement in effect on the date hereof relating to its employees.

        (b)        Except as set forth on Schedule 5.19(b), there is no labor strike or work stoppage pending or, to the Knowledge of the Acquired Companies, threatened against any of the Acquired Companies which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        (c)        Schedule 5.19(c) sets forth each material pension, retirement, savings, profit sharing, deferred compensation, stock bonus or other similar plan; each material medical, vision, dental or other health plan; each material life insurance plan; and any other material employee benefit plan, in each case, to which any of the Acquired Companies is on the date hereof required to contribute, or which any of the Acquired Companies on the date hereof sponsors for the benefit of any of their employees, or under which employees (or their beneficiaries) of any of the Acquired Companies (in their capacities as such) are on the date hereof eligible to receive benefits, including any material ERISA Benefit Plan. The plans required to be set forth on Schedule 5.19(c) are referred to herein as the “Plans”.

        (d)        All Plans are in compliance with the provisions of ERISA, the Code and the rules and regulations promulgated thereunder to the extent that ERISA, the Code and such rules and regulations are intended to apply to such Plans, except for such failures to so comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Plan which is an ERISA Benefit Plan has engaged in a Prohibited Transaction for which there is no exemption and with respect to which any of the Acquired Companies has incurred any Liability which, individually or in the aggregate,

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would reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan subject to Title IV of ERISA which would subject any of the Acquired Companies to any Liability which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.19(d), none of the Acquired Companies participates in, or owes withdrawal Liability to, any Multiemployer Plan.

        (e)        The Rockwell Automation Canada Inc. Pension Plan for Factory Hourly Rated Employees in Stratford, Ontario is in compliance with all applicable Laws of Canada and Ontario, except for such failures to so comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 5.20     Sufficiency of Assets.  Except for Retained Assets, the assets of Seller and its Affiliates used to perform services for the Acquired Companies as described in the Financial Statements and assets to which the Acquired Companies have rights under Contracts of the Acquired Companies, the assets and Contracts of the Acquired Companies and the rights under this Agreement and the Ancillary Agreements constitute all of the material assets which are used by the Acquired Companies in the operation of the Business as conducted on the date hereof and as will be conducted immediately prior to the Closing Date.

        SECTION 5.21     Environmental Matters.  Except as set forth on Schedule 5.21, (i) to the Knowledge of the Acquired Companies, the Owned Property, any real property subject to a Lease and the operations of the Acquired Companies are and have been during the past two years in compliance with all Environmental Laws, except for failures to so comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (ii) during the past two years, none of the Acquired Companies has entered into any judgment, decree or order issued by any Governmental Entity or received any written notice from a Governmental Entity, in any such case relating to non-compliance with any Environmental Law or to any investigation or cleanup of Hazardous Substances under any Environmental Law, other than such judgments, decrees, orders or notices that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing representations and warranties in this Section 5.21 shall not apply or otherwise relate to any Former Facilities. Notwithstanding the generality of any other representations and warranties contained in this Agreement, except for the representations and warranties in Section 5.13, this Section 5.21 will be deemed to contain the only representations and warranties in this Agreement with respect to environmental matters or Environmental Laws.

        SECTION 5.22     No Brokers.  Except for Sagent Advisors Inc., whose compensation will be paid by Seller, none of Seller or its Affiliates has authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it.

        SECTION 5.23     Acquisition of Buyer Shares for Investment.  Seller is acquiring the Buyer Shares for investment only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the

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Buyer Shares. Seller agrees that the Buyer Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

        SECTION 6.1     Corporate Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Missouri.

        SECTION 6.2     Corporate Authorization.  Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

        SECTION 6.3     No Violation or Conflict.  Except as set forth on Schedule 6.3, none of the execution, delivery or performance by Buyer of this Agreement or any other agreement to be executed and delivered pursuant hereto by Buyer or the consummation by Buyer of the transactions contemplated hereby or thereby will (a) conflict with the articles of incorporation or by-laws of Buyer or (b) violate, conflict with or result in a breach by Buyer or any of its Affiliates of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) by Buyer or any of its Affiliates under, or give to any Person (other than Buyer or any of its Affiliates) any rights of termination, amendment, acceleration or cancellation under, any Contract to which Buyer or any of its Affiliates is a party or by which any of their respective properties are bound or any Law, order, ruling, decree, judgment or arbitration award to which Buyer or any of its Affiliates is subject, except for such violations, conflicts, breaches, defaults and rights subject to this clause (b) which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

        SECTION 6.4     Government Authorizations.  Except for filings required under the HSR Act and as set forth on Schedule 6.4, no material Consent of, with or to any Governmental Entity is required to be obtained or made by or with respect to Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

        SECTION 6.5 Litigation.  Except as set forth on Schedule 6.5, none of Buyer or its Affiliates is a party to any Action (a) with respect to which there is a reasonable

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likelihood of an adverse determination which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (b) which challenges or otherwise relates to the transactions contemplated by this Agreement, and, except as set forth on Schedule 6.5, to the knowledge of Buyer, no such Action has been threatened within the past twelve months. Except as set forth on Schedule 6.5, there are no outstanding Liabilities under orders, rulings, decrees or judgments by or with any Governmental Entity or Person to which Buyer or any of its Affiliates is a party or by which any of them is bound (i) which individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (ii) which challenges or otherwise relates to the transactions contemplated by this Agreement.

        SECTION 6.6     Information.  Seller and each of the Acquired Companies have provided Buyer with such access to the facilities, books, records and personnel of the Acquired Companies as Buyer has deemed necessary and appropriate in order for Buyer to investigate to its satisfaction the business and properties of the Acquired Companies sufficiently to make an informed investment decision to purchase the Shares and to enter into this Agreement. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the purchase of the Shares.

        SECTION 6.7     Acquisition of Shares for Investment.  Buyer is acquiring the Shares for investment only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act.

        SECTION 6.8     Sufficient Funds.  Buyer has available to it, or Buyer has a firm written commitment from a lending institution for, and will have available to it on the Closing Date sufficient funds to pay the cash portion of the Purchase Price and consummate the other transactions contemplated by this Agreement to be consummated by Buyer. Buyer has provided to Seller a true and correct copy of any such written commitment from a lending institution, which has been duly executed and delivered by such lending institution and Buyer. Any such commitment from a lending institution has been duly accepted on behalf of Buyer and is in full force and effect. All fees required to be paid in respect of any such commitment have been paid when due.

        SECTION 6.9     No Brokers.  Except for UBS Securities LLC, whose compensation will be paid by Buyer, none of Buyer or its Affiliates has authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it.

        SECTION 6.10     Buyer Shares.  The Buyer Shares that will be issued pursuant to the terms of this Agreement shall be, at the time of issuance on the Closing Date, duly

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authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights and will be free and clear of all Liens.

        SECTION 6.11     SEC Filings.  Buyer has timely filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2004 (collectively, including all exhibits thereto, the “SEC Reports”). No subsidiary of Buyer is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All SEC Reports, as of their respective dates (and as of the date of any amendment to the respective SEC Report), complied or will comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

ARTICLE VII

INVESTIGATION BY BUYER; CONFIDENTIALITY

        Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, Seller will cause each of the Acquired Companies to provide Buyer and its Representatives with reasonable access, during normal business hours and upon reasonable notice, to the facilities, books, records and personnel of the Acquired Companies; provided, however, that (i) such access will not unreasonably interfere with the normal operations of any of the Acquired Companies, (ii) such access will not require Seller to permit any access, or to permit disclosure of any information, that in its reasonable judgment would result in the disclosure of any trade secrets, (iii) Buyer and its Representatives will not speak to any of the personnel of the Acquired Companies without the prior written consent of Seller, and any such communications permitted by Seller will be made in the presence of a representative of Seller and (iv) Buyer shall not have any such access for purposes of conducting any environmental assessments, sampling or testing. Buyer acknowledges that all such information being provided pursuant to this Article VII is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

ARTICLE VIII

COVENANTS

        SECTION 8.1     Conduct of Business Prior to the Effective Time.

        (a)        Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, except as set forth on

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Schedule 8.1(a) or as otherwise contemplated by this Agreement, Seller will cause the Acquired Companies to use commercially reasonable efforts to conduct the Business in the Ordinary Course of Business. Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, except as set forth on Schedule 8.1(a) or as otherwise contemplated by this Agreement, Seller will cause the Acquired Companies to use commercially reasonable efforts not to engage in, without the consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), any transaction which, if engaged in since June 30, 2006, but on or before the date of this Agreement, would constitute a breach of the representations and warranties of Seller contained in Section 5.17(b).

        (b)        Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, Seller will cause the Acquired Companies to use commercially reasonable efforts to maintain, consistent with past practices, relationships with suppliers and customers having business relations with the Acquired Companies (it being understood that such efforts will not include any requirement or obligation of Seller or any of its Affiliates (including the Acquired Companies) to pay any consideration or offer or grant any financial accommodation or other benefit).

        (c)        Unless Seller obtains the consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, Seller will not, and will cause the Acquired Companies not to, make any material Tax election for the Acquired Companies that would result in any increase in Tax liability for Buyer, change an annual accounting period, change an accounting method, file any amended Tax Return, enter into any closing agreement, surrender any right to claim a refund of Taxes or settle or compromise any Tax liability that would create or otherwise cause any material Tax liability of the Acquired Companies that will be the responsibility of Buyer pursuant to Article XIII.

        SECTION 8.2     Exclusive Dealing.  Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, Seller will not, Seller will cause each of its Affiliates (including the Acquired Companies) not to, and Seller will use commercially reasonable efforts to cause its and its Affiliates’ Representatives not to, solicit, encourage or initiate proposals, inquiries or offers from, participate in negotiations with, or provide any material information to, any Person (other than Buyer or its Representatives or Governmental Entities with respect to the transactions contemplated by this Agreement) concerning any purchase of the Shares or any merger of any of the Acquired Companies, sale of any substantial portion of the assets of any of the Acquired Companies (other than sales of inventory and other assets in the Ordinary Course of Business) or similar transaction involving any of the Acquired Companies.

        SECTION 8.3     HSR Act Compliance; Foreign Governmental Approvals.  Seller and Buyer will each promptly, and in any event within ten days after execution of this Agreement, make or cause to be made all filings or submissions as are required under the HSR Act and to obtain all Foreign Governmental Approvals. For purposes of this Agreement, the term “Foreign Governmental Approval” means any Consent or order of, with

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or to any foreign Governmental Entity set forth on Schedule 5.4 or Schedule 6.4. Seller and Buyer will each use its commercially reasonable efforts to cooperate in all reasonable respects with the other in connection with any filing or submission under this Section 8.3 and in connection with any investigation or other inquiry relating thereto, including any proceeding in opposition to or challenging the transactions contemplated hereby, including by each promptly furnishing to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary hereunder under the HSR Act or to obtain any Foreign Governmental Approval or in connection with any litigation in opposition to or challenging the transactions contemplated hereby relating thereto. Seller and Buyer will each promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) by or between each of them or their Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect the HSR Act or obtaining any Foreign Government Approval with respect to the transactions contemplated hereby or any litigation in opposition to or challenging the transactions contemplated hereby relating thereto. Without limiting the generality of the foregoing, Seller and Buyer will each promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will (i) comply promptly with any such inquiry or request and (ii) promptly provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, Seller and Buyer will each keep the other apprised of the status of any such inquiry or request. Seller and Buyer will each promptly provide the other with copies of all material written communications by or between each of them or their Representatives, on the one hand, and any third party, on the other hand, with respect the HSR Act or obtaining any Foreign Government Approval with respect to the transactions contemplated hereby or any litigation in opposition to or challenging the transactions contemplated hereby relating thereto. Seller and Buyer will each permit the other party and its legal counsel to review, consult with the other in advance of, and consider in good faith the views of the other in connection with any material correspondence, filings or communications given by it to any Government Entity with respect to the HSR Act or obtaining any Foreign Governmental Approval with respect to the transactions contemplated hereby or in connection with any proceeding in opposition to or challenging the transactions contemplated hereby by a third party with respect to the HSR Act or any other antitrust Laws of the United States or obtaining any Foreign Government Approval with respect to the transactions contemplated hereby. Seller and Buyer will each permit the other party and its legal counsel to attend and participate in any meeting or conference with any Government Entity with respect to the HSR Act or obtaining any Foreign Government Approval with respect to the transactions contemplated hereby.

        SECTION 8.4     Commercially Reasonable Efforts.

        (a)        Between the date of this Agreement and the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 14.1, except as provided in Section 8.4(b), Buyer and Seller will each use its commercially reasonable efforts to (i) cause to be fulfilled the conditions to the respective obligations of the other party set forth in Articles X and XI and (ii) take all actions necessary or advisable under Law to consummate or make effective the transactions contemplated by this Agreement.

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        (b)        Buyer will, and will cause its Affiliates to, use their respective best efforts to cause the applicable waiting period under the HSR Act to expire or to become terminated, to obtain any Foreign Governmental Approvals, to resolve any objections, challenges or Actions (including any legislative, administrative or judicial Actions) as any Governmental Entity or any other Person may assert with respect to the transactions contemplated hereby, including by contest through litigation on the merits, negotiation or other action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Without in any way limiting the foregoing, Buyer will, and will cause its Affiliates to, take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Laws regarding the transactions contemplated by this Agreement and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity or any other Person with respect to the transactions contemplated by this Agreement so as to enable the Closing to occur as soon as expeditiously possible: entering into negotiations, making proposals and entering into and performing agreements; submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of Buyer or any of its Affiliates (including the Business); withdrawing from doing business in a particular jurisdiction; and otherwise taking or committing to take any actions that after the Closing Date would limit the freedom of Buyer or its Affiliates (including the Acquired Companies) with respect to, or their respective ability to retain, one or more of their respective businesses, product lines or assets (it being understood that Seller shall have no obligation whatsoever to retain any Shares or portion of the Business in connection with any such actions). Notwithstanding any provision in this Agreement to the contrary, none of Buyer or its Affiliates shall be required by this Agreement in connection with the HSR Act or any other antitrust Law of the United States, or obtaining any Foreign Government Approval, to sell, refrain from operating or controlling or discontinue operations of any business, product line or assets, if the same would have a material adverse effect on Buyer and the Acquired Companies, taken as a whole after giving effect to the transactions contemplated hereby.

        SECTION 8.5     Further Assurances.  From time to time after the Closing, as and when requested by either party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such actions as the requesting party may reasonably request to consummate the transactions contemplated by this Agreement. Prior to the Closing, Buyer and Seller shall reasonably cooperate in providing notice of the transactions contemplated by this Agreement to (i) employees of the Acquired Companies, (ii) material customers and suppliers of the Acquired Companies and (iii) other Persons who have significant business relationships with the Acquired Companies, in each case, in a manner reasonably calculated to preserve the current relationships of the Acquired Companies, except as otherwise expressly contemplated by the terms of this Agreement. In addition, between the date of this Agreement and the Closing Date, and, to the extent necessary, for two months after the Closing Date, Buyer and Seller will, at each party’s respective expense, use their respective commercially reasonable efforts to cooperate in taking or causing to be taken all actions and entering into such agreements and arrangements as shall be necessary to obtain any Consents required under

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any Contracts as a result of the transactions contemplated by this Agreement (it being understood that such efforts will not include any requirement or obligation of Buyer or Seller or any of their respective Affiliates (including the Acquired Companies) to pay any consideration or offer or grant any financial accommodation or other benefit).

        SECTION 8.6     Use of Names, Trademarks, Etc.

        (a)        From and after the Effective Time, except as permitted in Section 8.6(b), none of Buyer or its Affiliates (including the Acquired Companies) will use or have any rights to any of the Retained Names. From and after the Effective Time, none of Buyer or its Affiliates (including the Acquired Companies) will hold itself out as having any affiliation with Seller or any of its Affiliates.

        (b)        Seller hereby grants to the Acquired Companies a non-exclusive, non-transferable license to utilize, without obligation to pay royalties to Seller or any of its Affiliates, the names, trademarks or trade names “Rockwell” and “Rockwell Automation” and any corporate symbol or logo related thereto in connection with stationery, supplies, labels, catalogs, vehicles, signs and products of the Acquired Companies described in sections (i) through (iv) of this Section 8.6(b), subject to the terms and conditions of this Section 8.6(b) and Section 8.6(c), in each case, solely in connection with the operation of the Business and in the same manner and to the same extent as such names, trademarks, trade names, corporate symbols or logos were used by the Acquired Companies immediately prior to the Effective Time; provided that such license shall cease immediately upon expiration of the periods identified below. All goodwill arising from such use shall inure to Seller. Buyer agrees that the nature and quality of all goods and services rendered by the Acquired Companies in connection with such names, trademarks, trade names, corporate symbols or logos shall be advertised, offered and provided in a manner consistent with the quality control standards previously used by the Acquired Companies, and that the Acquired Companies will use such names, trademarks, trade names, corporate symbols or logos in compliance with all applicable laws and regulations.

            (i)        All stationery, invoices, purchase orders and other similar documents of a transactional nature, business cards, outside forms such as packing lists, labels, and cartons, forms for internal use only and product literature constituting assets of the Acquired Companies as of the Effective Time may be used for a period of ninety days following the Effective Time or until the supply is exhausted, whichever is the first to occur.

            (ii)        All vehicles constituting assets of the Acquired Companies as of the Effective Time may continue to be used without remarking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed (A) ninety days following the Effective Time or (B) the date of disposition of the vehicle, whichever is the first to occur.

            (iii)        Within thirty days following the Effective Time, Buyer will cause the Acquired Companies to remove from display at all owned and leased facilities constituting assets of the Acquired Companies all displays (other than signage) which

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contain the names, trademarks or trade names “Rockwell” or “Rockwell Automation” or any corporate symbol or logo related thereto and Buyer will cause the Acquired Companies to remove, or will cause the removal of, all signage of any kind containing any such name, trademark, trade name, corporate symbol or logo at all such facilities no later than ninety days following the Effective Time.

            (iv)        Products of the Acquired Companies in finished goods inventory and work in process (to the extent the same bear any of the names, trademarks or trade names “Rockwell” or “Rockwell Automation” or any corporate symbol or logo related thereto at the Effective Time) may be disposed of without remarking in the Ordinary Course of Business.

             (c) (i)        Apart from the rights granted under Section 8.6(b), none of Buyer or any of its Affiliates (including the Acquired Companies) shall have any right, title or interest in, or to the use of, any of the Retained Names, either alone or in combination with any other word, name, symbol, device, trademarks, or any combination thereof. Anything contained herein to the contrary notwithstanding, except as expressly permitted by Section 8.6(b), in no event will Buyer or any of its Affiliates (including the Acquired Companies) utilize any of the Retained Names as a component of a company or trade name. Buyer will not, and will cause each of its Affiliates (including the Acquired Companies) not to, challenge or contest the validity of any of the Retained Names, the registration thereof or the ownership thereof by Seller. Buyer will not, and will cause each of its Affiliates (including the Acquired Companies) not to, apply anywhere at any time for any registration as owner or exclusive licensee of any of the Retained Names. If, notwithstanding the foregoing, Buyer or any of its Affiliates (including the Acquired Companies) develops, adopts or acquires, directly or indirectly, any right, title or interest in, or to the use of, any of the Retained Names in any jurisdiction, or any goodwill incident thereto, Buyer will, upon the request of Seller, and for a nominal consideration of one dollar, assign or cause to be assigned to Seller or any designee of Seller, all right, title and interest in, and to the use of, such Retained Names in any and all jurisdictions, together with any goodwill incident thereto.

            (ii)        If the laws of any country require that any mark subject to Section 8.6(b) or the right of any of the Acquired Companies to use any mark as permitted by Section 8.6(b) be registered in order to fully protect Seller, then Buyer and Seller will cooperate in constituting such Acquired Company as a registered user (or its equivalent) in each of the countries in which such registration is necessary. Any expenses for registering such mark or constituting an Acquired Company as a registered user in any country shall be borne by Buyer. Any registration of an Acquired Company as a registered user of any mark hereunder shall be expunged on termination of the period of permitted use under this Agreement or upon a breach or threatened breach by Buyer or any of its Affiliates (including the Acquired Companies) of the terms of this Section 8.6 and Buyer will, upon request of Seller, take or cause to be taken all necessary steps to cause such registration to be so expunged upon such termination or breach or threatened breach.

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            (iii)        Seller will have the right to terminate the license granted in Section 8.6(b) in the event of a material breach of this Section 8.6(c) by Buyer or any of its Affiliates (including the Acquired Companies) that has not been cured within thirty days after written notice thereof by Seller to Buyer.

            (iv)        Buyer hereby constitutes and appoints Seller the true and lawful attorney of Buyer and its Affiliates (including the Acquired Companies) to act as their attorney-in-fact to execute any documents and to take all necessary steps to cause Buyer and its Affiliates to perform any of their obligations set forth in this Section 8.6(c).

        (d)        As soon as reasonably practicable after the Effective Time or, if applicable, the China Effective Time (but in no event later than thirty days after the Effective Time or, if applicable, the China Effective Time), Buyer will change the name of REC China (by amending its charter documents) to eliminate therefrom the name “Rockwell Automation”.

        (e)        From and after the Effective Time, except as provided in the License Agreement or as permitted in Section 8.6(f), none of Seller or its Affiliates will use or have any rights to any of the REC Names. From and after the Effective Time, none of Seller or its Affiliates will hold itself out as having any affiliation with the Acquired Companies.

        (f)        Buyer hereby grants, on behalf of the Acquired Companies, to Seller and its Affiliates a non-exclusive, non-transferable license to utilize, without obligation to pay royalties to Buyer or the Acquired Companies, the REC Names in connection with stationery, supplies, labels, catalogs, vehicles, signs and products of Seller and its Affiliates described in sections (i) through (iv) of this Section 8.6(f), subject to the terms and conditions of this Section 8.6(f) and Section 8.6(g), in each case, solely in connection with the operation of the businesses of Seller and its Affiliates (other than the Business) and in the same manner and to the same extent as the REC Names were used by Seller and its Affiliates (other than the Acquired Companies) immediately prior to the Effective Time; provided that such license shall cease immediately upon expiration of the periods identified below. All goodwill arising from such use shall inure to the Acquired Companies. Seller agrees that the nature and quality of all goods and services rendered by Seller and its Affiliates in connection with the REC Names shall be advertised, offered and provided in a manner consistent with the quality control standards previously used by Seller and its Affiliates, and that Seller and its Affiliates will use the REC Names in compliance with all applicable laws and regulations.

            (i)        All stationery, invoices, purchase orders and other similar documents of a transactional nature, business cards, outside forms such as packing lists, labels, and cartons, forms for internal use only and product literature constituting assets of Seller or any of its Affiliates (other than the Acquired Companies) as of the Effective Time may be used for a period of ninety days following the Effective Time or until the supply is exhausted, whichever is the first to occur.

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            (ii)        All vehicles constituting assets of Seller or any of its Affiliates (other than the Acquired Companies) as of the Effective Time may continue to be used without remarking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed (A) ninety days following the Effective Time or (B) the date of disposition of the vehicle, whichever is the first to occur.

            (iii)        Within thirty days following the Effective Time, Seller will, and will cause its Affiliates to, remove from display at all owned and leased facilities constituting assets of Seller or any of its Affiliates (other than the Acquired Companies) all displays (other than signage) which contain the REC Names and Seller will, and will cause its Affiliates to, remove, or will cause the removal of, all signage of any kind containing any REC Names at all such facilities no later than ninety days following the Effective Time.

            (iv)        Products of Seller or any of its Affiliates in finished goods inventory and work in process (to the extent the same bear any of the REC Names at the Effective Time) may be disposed of without remarking in the Ordinary Course of Business.

             (g) (i)        Apart from the rights granted under Section 8.6(f) and as provided in the License Agreement, none of Seller or any of its Affiliates shall have any right, title or interest in, or to the use of, any of the REC Names, either alone or in combination with any other word, name, symbol, device, trademarks, or any combination thereof. Anything contained herein to the contrary notwithstanding, except as expressly permitted by Section 8.6(f) and as provided in the License Agreement, in no event will Seller or any of its Affiliates utilize any of the REC Names as a component of a company or trade name. Except in connection with the License Agreement, Seller will not, and will cause each of its Affiliates not to, challenge or contest the validity of any of the REC Names, the registration thereof or the ownership thereof by the Acquired Companies. Except in connection with the License Agreement, Seller will not, and will cause each of its Affiliates not to, apply anywhere at any time for any registration as owner or exclusive licensee of any of the REC Names. If, notwithstanding the foregoing, Seller or any of its Affiliates develops, adopts or acquires, directly or indirectly, any right, title or interest in, or to the use of, any of the REC Names in any jurisdiction (other than pursuant to the License Agreement), or any goodwill incident thereto, Seller will, upon the request of Buyer, and for a nominal consideration of one dollar, assign or cause to be assigned to Buyer or any designee of Buyer, all right, title and interest in, and to the use of, such REC Names in any and all jurisdictions, together with any goodwill incident thereto.

            (ii)        If the laws of any country require that any mark subject to Section 8.6(f) or the right of any of Seller or any of its Affiliates to use any mark as permitted by Section 8.6(f) be registered in order to fully protect the Acquired Companies, then Buyer and Seller will cooperate in constituting Seller or its applicable Affiliates as a registered user (or its equivalent) in each of the countries in which such registration is necessary. Any expenses for registering such mark or

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constituting Seller or any of its Affiliates as a registered user in any country shall be borne by Seller. Any registration of Seller or any of its Affiliates as a registered user of any mark hereunder shall be expunged on termination of the period of permitted use under this Agreement or upon a breach or threatened breach by Seller or any of its Affiliates of the terms of this Section 8.6 and Seller will, upon request of Buyer, take or cause to be taken all necessary steps to cause such registration to be so expunged upon such termination or breach or threatened breach.

            (iii)        Buyer will have the right to terminate the license granted in Section 8.6(f) in the event of a material breach of this Section 8.6(g) by Seller or any of its Affiliates that has not been cured within thirty days after written notice thereof by Buyer to Seller.

            (iv)        Seller hereby constitutes and appoints Buyer the true and lawful attorney of Seller and its Affiliates to act as their attorney-in-fact to execute any documents and to take all necessary steps to cause Seller and its Affiliates to perform any of their obligations set forth in this Section 8.6(g).

        SECTION 8.7     Obligations Relating to the Business.  Buyer will, at its expense, use its commercially reasonable efforts to take or cause to be taken all actions and enter into such agreements and arrangements as shall be necessary to effect, effective as of the Effective Time, the release of Seller and its Affiliates (other than the Acquired Companies) from, and the substitution of Buyer or any of its Affiliates for Seller and its Affiliates (other than the Acquired Companies) relating to, all primary, secondary, contingent, joint, several and other Liabilities in respect of (a) Financial Instruments, including those set forth on Schedule 8.7(a), and (b) surety and other bonds, indemnities, assurances and other Contracts (other than Financial Instruments) under which Seller or any of its Affiliates (other than the Acquired Companies) has any primary, secondary, contingent, joint, several or other Liability arising out of or relating to the Business or any of the Acquired Companies, including those set forth on Schedule 8.7(b), that, in the case of each of clauses (a) and (b) above, will by their terms be outstanding or in effect as of or at any time following the Effective Time; provided, however, that Buyer will not be obligated to pay any consideration in connection therewith (it being understood that all Liabilities in respect of such Financial Instruments, surety and other bonds, indemnities, assurances and Contracts shall be subject to indemnification by Buyer pursuant to Section 12.2). To the extent that such a release of Seller and its Affiliates (other than the Acquired Companies) in respect of such Financial Instruments, surety and other bonds, indemnities, assurances and Contracts is not obtained prior to the Effective Time, Buyer will, at its expense, continue to use its commercially reasonable efforts to take or cause to be taken all actions and enter into such agreements and arrangements as shall be necessary to effect the release of Seller and its Affiliates (other than the Acquired Companies) from, and the substitution of Buyer or any of its Affiliates for Seller and its Affiliates (other than the Acquired Companies) relating to, all primary, secondary, contingent, joint, several and other Liabilities in respect of such Financial Instruments, surety and other bonds, indemnities, assurances and Contracts. Seller will cooperate in all reasonable respects with Buyer in connection with the actions set forth in this Section 8.7; provided, however, that Seller will not be obligated to pay any

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consideration or offer or grant any financial accommodation or other benefit in connection therewith.

        SECTION 8.8     Cash Management.

        (a)        Buyer will pay Rockwell Ohio, on behalf of Seller and the RA Sub Sellers (by wire transfer of immediately available U.S. dollars to the Rockwell Ohio Bank Account), within three business days after the Closing Date, an amount equal to the sum of (i) all cash balances in the bank accounts of the Acquired Companies (without deducting from such balances the amounts of any outstanding checks or electronic fund transfers) as of the Effective Time, (ii) all balances contained as of the Effective Time in petty cash locations of any of the Acquired Companies, (iii) the dollar value of travelers checks as of the Effective Time at locations of any of the Acquired Companies and (iv) the amount of all checks and wire transfers received by any of the Acquired Companies prior to the Effective Time which were not deposited in bank accounts of any of the Acquired Companies prior to the Effective Time or which were so deposited but are not reflected as cash on deposit in any bank accounts of the Acquired Companies as of or prior to the Effective Time. All payments by Buyer to Seller pursuant to this Section 8.8(a) in respect of amounts denominated in any currency other than U.S. dollars shall be converted to U.S. dollars based on the applicable exchange rate published in The Wall Street Journal, Eastern Edition, on the business day preceding the Closing Date.

        (b)        The following provisions are intended to implement the parties’ agreement that (x) Seller will be liable for payment of all checks relating to the Acquired Companies that are outstanding as of the Effective Time and presented for payment after the Effective Time in disbursement (but not payroll) accounts of Seller or any of its Affiliates (other than the Acquired Companies) and (y) Buyer will be liable for payment of all checks relating to the Acquired Companies that are presented for payment after the Effective Time in (1) any accounts of the Acquired Companies or (2) payroll accounts of Seller or any of its Affiliates (other than the Acquired Companies):

            (i)        Within three business days after Seller’s request, Buyer will reimburse Seller (by wire transfer of immediately available U.S. dollars to the Rockwell Ohio Bank Account) for all amounts funded by Seller or any Affiliate of Seller in respect of checks relating to the Acquired Companies that are presented for payment after the Effective Time in payroll accounts of Seller or any of its Affiliates (other than the Acquired Companies). Seller will not be required to issue any checks or to make any electronic fund transfers relating to the Acquired Companies on any disbursement or payroll accounts of Seller or any of its Affiliates after the Effective Time.

            (ii)        Seller will fund all amounts in respect of checks relating to the Acquired Companies that are outstanding as of the Effective Time and presented for payment after the Effective Time in disbursement (but not payroll) accounts of Seller or any of its Affiliates (other than the Acquired Companies).

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(iii) Buyer will, or will cause the Acquired Companies to, fund all amounts in respect of checks that are presented for payment after the Effective Time in all accounts of the Acquired Companies.

        (c)        Seller will, and will cause its Affiliates to, promptly pay to Buyer (by wire transfer of immediately available funds to the Buyer Bank Account) the amount of any customer payments in respect of accounts receivable owed to any of the Acquired Companies received by Seller or any of its Affiliates after the Effective Time, whether received in lock boxes, via wire transfer or otherwise.

        (d)        Buyer will, and will cause its Affiliates (including the Acquired Companies) to, promptly pay to Seller (by wire transfer of immediately available funds to the Rockwell Ohio Bank Account) the amount of any customer payments in respect of accounts receivable owed to Seller or any of its Affiliates (other than those owed to any of the Acquired Companies) received by Buyer or any of its Affiliates (including the Acquired Companies) after the Effective Time, whether received in lock boxes, via wire transfer or otherwise.

        SECTION 8.9     Insurance.

        (a)        Seller Policies.

            (i)        Coverage Under Seller Policies.  Coverage of the Acquired Companies under the Seller Policies shall cease as of the Effective Time. From and after the Effective Time, Buyer will be responsible for obtaining and maintaining all insurance coverages with respect to the Acquired Companies.

            (ii)        Rights Under Seller Policies.  From and after the Effective Time, none of Buyer or its Affiliates (including the Acquired Companies) will have any rights with respect to any Seller Policies, except as follows:

(A)	the Acquired Companies will have the right to assert claims (and Seller will use commercially reasonable efforts to assist the Acquired Companies in asserting claims) under Seller Occurrence Basis Policies for any loss, liability or damage of the Acquired Companies arising out of insured incidents occurring from the date coverage thereunder first commenced until the Effective Time to the extent that the terms and conditions of any such Seller Occurrence Basis Policies and agreements relating thereto so allow; and

(B)	the Acquired Companies will have the right to continue to prosecute claims (and Seller will use commercially reasonable efforts to assist the Acquired Companies in connection therewith) for any loss, liability or damage of the Acquired Companies properly asserted with the insurance carrier prior to the Effective Time under Seller Claims Made Policies arising out of insured incidents occurring from the date coverage thereunder first commenced until the Effective Time to the extent

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that the terms and conditions of any such Seller Claims Made Policies and agreements relating thereto so allow;

provided that in the case of each of clauses (A) and (B) above, (1) all of Seller’s and its Affiliates’ reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Buyer, (2) Seller and its Affiliates may, at any time, without liability or obligation to Buyer or any of its Affiliates (including the Acquired Companies), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Seller Occurrence Basis Policies or Seller Claims Made Policies (and such claims will be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (3) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of Seller or any of its Affiliates in respect thereof and (4) such claims will be subject to exhaustion of aggregate limits. None of Seller or its Affiliates will bear any Liability for the failure of an insurance carrier to pay any claim under any Seller Occurrence Basis Policy or Seller Claims Made Policy.

        (b)        Rights Under Acquired Company Policies.  From and after the Effective Time, none of Seller or any of its Affiliates will have any rights with respect to any Acquired Company Policies, except as follows:

            (i)        Seller and its Affiliates will have the right to assert claims (and Buyer will use commercially reasonable efforts to assist Seller and its Affiliates in asserting claims) under Acquired Company Occurrence Basis Policies for any loss, liability or damage of Seller or any of its Affiliates (other than the Acquired Companies) arising out of insured incidents occurring from the date coverage thereunder first commenced until the Effective Time to the extent that the terms and conditions of any such Acquired Company Occurrence Basis Policies and agreements relating thereto so allow; and

            (ii)        Seller and its Affiliates will have the right to continue to prosecute claims (and Buyer will use commercially reasonable efforts to assist Seller and its Affiliates in connection therewith) for any loss, liability or damage of Seller or any of its Affiliates (other than the Acquired Companies) properly asserted with the insurance carrier prior to the Effective Time under Acquired Company Claims Made Policies arising out of insured incidents occurring from the date coverage thereunder first commenced until the Effective Time to the extent that the terms and conditions of any such Acquired Company Claims Made Policies and agreements relating thereto so allow;

provided that in the case of each of clauses (i) and (ii) above, (A) all of Buyer’s and its Affiliates’ reasonable costs and expenses incurred in connection with the foregoing are promptly paid by Seller, (B) Buyer and its Affiliates may, at any time, without liability or obligation to Seller or any of its Affiliates, amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Acquired Company Occurrence Basis Policies or Acquired Company Claims Made Policies (and such claims will be subject to any such

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amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of Buyer or any of its Affiliates in respect thereof and (D) such claims will be subject to exhaustion of aggregate limits. None of Buyer or its Affiliates will bear any Liability for the failure of an insurance carrier to pay any claim under any Acquired Company Occurrence Basis Policy or Acquired Company Claims Made Policy.

        (c)        Return of Premiums. Buyer will, and will cause its Affiliates (including the Acquired Companies) to, forward promptly by check to Seller any and all return premiums received by Buyer or any of its Affiliates (including the Acquired Companies) after the Effective Time relating to (i) the Seller Policies or (ii) with respect to periods prior to the Effective Time, the Acquired Company Policies (it being understood that such return premium amounts will not be reflected as an asset of the Acquired Companies on the Closing Statement).

        (d)        Administration of Claims.

            (i)        If any insurance company (including Vermont Reserve) or claims administrator makes any payment (including payments in respect of deductibles and self-insured amounts) in respect of any Seller Policies, Acquired Company Policies or claims services or administration agreements with respect to any claims relating to the Acquired Companies or the Business for which Seller or any of its Affiliates (other than the Acquired Companies) has any obligation of payment or reimbursement after the Effective Time, Buyer will, or will cause the Acquired Companies to, within ten days after Seller’s request, pay such amounts or reimburse Seller and its Affiliates for the payment of such amounts.

            (ii)        The parties understand and agree that, effective as of the Effective Time (i) Seller and any third party administrator retained by Seller or any of its Affiliates will no longer administer, and will no longer be responsible for administering, any product liability, workers’ compensation or other self-insured and deductible claims that are made after the Effective Time and that constitute liabilities of the Acquired Companies and (ii) Buyer shall, or shall arrange for its own third party administrator to, administer all such claims.

        SECTION 8.10     Intellectual Property.

        (a)        Effective immediately after the Effective Time, Seller, on behalf of itself and its Subsidiaries, hereby grants to the Acquired Companies a royalty-free, worldwide, irrevocable, perpetual non-exclusive license under any Intellectual Property (excluding (i) trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity, (ii) Intellectual Property to the extent related to the Drives Business and (iii) Intellectual Property licensed under the License Agreement) (x) which is owned by Seller or any of its Subsidiaries immediately after the Effective Time or under which Seller or any of its Subsidiaries has a right to license immediately after the Effective Time without payment of royalties to a third party and (y) which is used by the Acquired Companies in the

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conduct of the Business prior to the Effective Time, to, prior to, on and after the Closing Date, make, have made, use, import, sell or otherwise dispose of products or render services, or practice any process in connection therewith, or otherwise exploit in any manner, but, in each case, only in the same manner and to the same extent as such Intellectual Property was used by the Acquired Companies in the conduct of the Business prior to the Effective Time, and subject to all conditions and restrictions in place immediately prior to the Effective Time in the rights of Seller and its Subsidiaries in such Intellectual Property; said non-exclusive license being transferable only by sublicense in connection with the sale or other disposition of all or any part of the businesses of any of the Acquired Companies to which such Intellectual Property relates and, in each case, only for activities occurring from and after such sale or other disposition, but only if such Intellectual Property continues to be used in the same manner and to the same extent as such Intellectual Property was used by the Acquired Companies in the conduct of the Business prior to the Effective Time; provided that if any such transfer in connection with the sale or other disposition of all or any part of the Acquired Companies’ businesses to which such Intellectual Property relates is to a competitor of Seller or any of its Affiliates at the time of such transfer, any such sublicense in connection with any such transfer shall be limited to the Intellectual Property licensed under this Section 8.10(a) being used by the businesses being sold or otherwise disposed of immediately prior to such transfer. To the extent that the Acquired Companies do not have copies of any information or materials relating to Intellectual Property licensed under this Section 8.10(a) that are essential to exercising such rights, Seller will, upon reasonable request, supply the Acquired Companies copies of any such information or materials in its possession or control relating to such Intellectual Property.

        (b)        Effective immediately after the Effective Time, Buyer, on behalf of itself and the Acquired Companies, hereby grants to Seller and its Subsidiaries a royalty-free, worldwide, irrevocable, perpetual non-exclusive license under any Acquired Company Intellectual Property (excluding (i) trademarks, trade names, domain names, service marks, trade dress or any other form of trade identity and (ii) Intellectual Property licensed under the License Agreement) (x) which is owned by any of the Acquired Companies immediately after the Effective Time or under which any of the Acquired Companies has a right to license immediately after the Effective Time without payment of royalties to a third party and (y) which is used by Seller or any of its Subsidiaries in the conduct of their businesses (other than the Business) prior to the Effective Time, to, prior to, on and after the Closing Date, make, have made, use, import, sell or otherwise dispose of products or render services, or practice any process in connection therewith, or otherwise exploit in any manner, but, in each case, only in the same manner and to the same extent as such Acquired Company Intellectual Property was used by Seller or any of its Subsidiaries in the conduct of their businesses

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(other than the Business) prior to the Effective Time, and subject to all conditions and restrictions in place immediately prior to the Effective Time in the rights of the Acquired Companies in such Intellectual Property; said non-exclusive license being transferable only by sublicense in connection with the sale or other disposition of all or any part of the businesses of Seller or any of its Subsidiaries to which such Acquired Company Intellectual Property relates and, in each case, only for activities occurring from and after such sale or other disposition, but only if such Acquired Company Intellectual Property continues to be used in the same manner and to the same extent as such Acquired Company Intellectual Property was used by Seller or any of its Subsidiaries in the conduct of their businesses (other than the Business) prior to the Effective Time; provided that if any such transfer in connection with the sale or other disposition of all or any part of the businesses of Seller or any of its Subsidiaries to which such Acquired Company Intellectual Property relates is to a competitor of the Acquired Companies at the time of such transfer, any such sublicense in connection with any such transfer shall be limited to the Acquired Company Intellectual Property licensed under this Section 8.10(b) being used by the businesses being sold or otherwise disposed of immediately prior to such transfer. To the extent that Seller or any of its Subsidiaries do not have copies of any information or materials relating to Intellectual Property licensed under this Section 8.10(b) that are essential to exercising such rights, Buyer will, upon reasonable request, cause the Acquired Companies to supply Seller copies of any such information or materials in their possession or control relating to such Intellectual Property.

        SECTION 8.11     Transfer of Retained Assets.

        (a)        Other than as provided in Section 8.11(c), prior to the Closing, Seller will cause, effective at or prior to the Effective Time, all assets of the Acquired Companies described in the definition of Retained Assets to be transferred for no consideration by the Acquired Companies to Seller or any of its Affiliates designated by Seller (other than the Acquired Companies).

        (b)        Other than as provided in Section 8.11(c), within 10 days after the Closing, Buyer will, or will cause the Acquired Companies to, deliver for no consideration to Seller or any of its Affiliates designated by Seller any tangible Retained Assets that are in the possession or under the control of the any of the Acquired Companies at the Closing.

        (c)        Anything contained herein to the contrary notwithstanding, Seller may, but shall not obligated to, cause the Acquired Companies to transfer the shares of capital stock of FPE (together with all related contractual rights, including third party indemnities, books, records and other documents) to Seller or any of its Affiliates designated by Seller (other than the Acquired Companies) prior to the Closing, and in the event that Seller has not caused the shares of capital stock of FPE (and such related assets) to be so transferred prior to the Closing, Buyer will, or will cause the Acquired Companies to, transfer for no consideration to Seller or any of its Affiliates designated by Seller the shares of capital stock of FPE (and such related assets) within 10 days after Seller’s demand therefor.

        SECTION 8.12     Covenant Not to Compete.

        (a)        Subject to the provisions of this Section 8.12, for a period of three years from and after the Closing Date (the “Non-Compete Period”), none of Seller or any of its Subsidiaries will, without the written consent of Buyer, enter into any business more than ten percent of whose revenues are derived from the development, manufacture or sale of REC Products; provided, however, that:

(i) no owner of 5% or less of the outstanding stock or other equity interest of any Person shall be deemed to engage solely by reason thereof in any of its businesses;

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            (ii)        during the Non-Compete Period, Seller or any of its Subsidiaries may buy and resell REC Products so long as such REC Products are sold by Seller or its Subsidiaries together with, and such sale of REC Products is ancillary to the sale by Seller or its Subsidiaries of, products of Seller or its Subsidiaries that do not constitute REC Products (and Seller and its Subsidiaries may support such REC Products, including by providing repairs and spares in respect thereof);

            (iii)        during the Non-Compete Period, Seller or any of its Subsidiaries may buy and resell any motors (or parts related thereto) sold by any of the Acquired Companies or their Affiliates (whether Seller or its Subsidiaries purchase such products from the Acquired Companies or their Affiliates or otherwise);

            (iv)        upon (A) expiration or termination of the Allen-Bradley Motors Supply Agreement or (B) a breach of the Allen-Bradley Motors Supply Agreement by REC that has not been cured within thirty days after written notice thereof by Seller to REC, during the Non-Compete Period, Seller or any of its Subsidiaries may buy and resell, as part of Seller’s Allen-Bradley-branded motor programs, motors of the type that were purchased under the Allen-Bradley Motors Supply Agreement (and parts related thereto);

            (v)        during the Non-Compete Period, Seller or any of its Subsidiaries may buy and resell, outside of the United States and Canada, motors (and parts related thereto), so long as such motors are marketed in conjunction with products of Seller or its Subsidiaries that do not constitute REC Products; and

            (vi)        during the Non-Compete Period, Seller or any of its Subsidiaries may acquire control of any business deriving less than 50% of its revenues from REC Products so long as it shall use commercially reasonable efforts to divest such operations as promptly as practicable and in any event not later than two years following such acquisition (it being understood that such obligation with respect to any such divestiture shall expire at the end of the Non-Compete Period for any such acquisition made within the two-year period preceding the end of the Non-Compete Period).

        (b)        Anything contained herein to the contrary notwithstanding, nothing in Section 8.12(a) will prohibit or restrict Seller or its Subsidiaries from entering into any business engaged in, acquiring control of or any interest in any business engaged in, engaging in or continuing to engage in any activity which comprises or is an extension or expansion of those business operations presently being conducted by Seller or any of its Affiliates through any of their divisions or Subsidiaries (other than the Business), including the design, manufacture and sale of linear, servo and other forms of motion control motors designed, manufactured or sold by Seller’s or its Affiliates’ motion control businesses (and parts related thereto).

        (c)        If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.12 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to

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reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        (d)        No portion of the Purchase Price shall be allocated to the covenant not to compete granted to Buyer pursuant to this Section 8.12.

        SECTION 8.13     Public Announcements.  No press release or public announcement concerning the transactions contemplated hereby will be issued by either party prior to the Closing without the prior consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or stock exchange regulation, in which case the party required to make the release or announcement will allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

        SECTION 8.14     Post-Closing Access; Preservation of Records.

        (a)        From and after the Closing, Buyer will make or cause to be made available to Seller and its Affiliates and their respective Representatives all books, records and documents of Buyer and its Affiliates (including the Acquired Companies) relating to the Acquired Companies, including those relating to Asbestos Liabilities or environmental matters (and the assistance of Buyer’s and its Affiliates’ (including the Acquired Companies’) employees responsible for such books, records and documents) at reasonable times and locations as designated by Seller for (i) preparing Tax Returns and financial statements and preparing for or responding to Tax audits covering operations and transactions at or prior to the Effective Time, (ii) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action, (iii) preparing reports to stockholders, members or Governmental Entities, (iv) obtaining or seeking to obtain any refund or credit relating to the Acquired Company for any Pre-Closing Tax Period or (v) such other purposes for which access to such documents is believed by Seller to be reasonably necessary; provided, however, that access to such books, records, documents and employees will not unreasonably interfere with the normal operations of Buyer and its Affiliates and the reasonable out-of-pocket expenses of Buyer and its Affiliates incurred in connection therewith will be paid by Seller. Subject to the last sentence of this Section 8.14(a), Buyer will maintain and preserve or cause to be maintained and preserved all such books, records and other documents for the greater of (A) seven years after the Closing Date, (B) any applicable statutory or regulatory retention period, as the same may be extended or (C) the expiration of the applicable time periods set forth in Section 12.6(b). At the end of such period, Buyer shall provide Seller with at least thirty calendar days prior written notice before destroying any such books and records, during which period Seller can elect to take possession of such books and records. Buyer will maintain and preserve or cause to be maintained and preserved all books, records and other documents relating in any way to Asbestos Liabilities without time limitation.

        (b)        Buyer agrees that Seller may retain (i) copies of all materials made available to Buyer or its Representatives in the course of its investigation of the Business,

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together with a copy of all documents referred to in such materials, (ii) all books and records prepared in connection with the transactions contemplated by this Agreement, including bids received from others and information relating to such bids, (iii) copies of any books and records which may be relevant in connection with the defense of (A) the matters referred to in Article XII or (B) disputes or proceedings arising under the transactions contemplated by this Agreement with Governmental Entities or with other third Persons, and (iv) all financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of Seller.

        (c)        From and after the Closing, Seller will make or cause to be made available to Buyer and its Representatives all books, records and documents of Seller and its Affiliates relating to the Acquired Companies (and the assistance of Seller’s and its Affiliates’ employees responsible for such books, records and documents) at reasonable times and locations as designated by Buyer for the same purposes, to the extent applicable, as set forth in Section 8.14(a); provided, however, that access to such books, records, documents and employees will not unreasonably interfere with the normal operations of Seller and its Affiliates and the reasonable out-of-pocket expenses of Seller and its Affiliates incurred in connection therewith will be paid by Buyer.

        (d)        Promptly following the Closing, Seller and its Affiliates shall transfer to Buyer and its Representatives any books, records and documents of Seller and its Affiliates to the extent necessary for any claim of duty-drawback related to the operation of the Business, and will issue any certificates reasonably requested by Buyer that would enable Buyer and its Representatives to claim duty drawback related to the operation of the Business. Seller and its Affiliates will not claim duty-drawback, or issue any certificate necessary for duty-drawback to any other Person, on any merchandise transferred pursuant to this Agreement.

        SECTION 8.15     Confidentiality.

        (a)        During the three year period following the Closing Date, Seller will, and will use commercially reasonable efforts to cause its Representatives to, hold in confidence all confidential information of the Acquired Companies relating to the Business; provided that such obligation shall not extend to any such confidential information that (a) is or becomes generally available to the public other than as a result of a disclosure by Seller or its Representatives after the Closing Date or (b) becomes available to Seller or any of its Representatives on a non-confidential basis. Notwithstanding the foregoing, Seller will be deemed to have satisfied its obligations under this Section 8.15 with respect to any confidential information if it exercises the same care with regard to such information as it takes to preserve confidentiality for its own similar information.

        (b)        During the three year period following the Closing Date, Buyer will, and will use commercially reasonable efforts to cause its Representatives (including the Acquired Companies) to, hold in confidence all confidential information of Seller and its Affiliates (other than the Acquired Companies); provided that such obligation shall not extend to any such confidential information that (a) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Representatives after the Closing Date or

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(b) becomes available to Buyer or any of its Representatives on a non-confidential basis. Notwithstanding the foregoing, Buyer will be deemed to have satisfied its obligations under this Section 8.15 with respect to any confidential information if it exercises the same care with regard to such information as it takes to preserve confidentiality for its own similar information.

        SECTION 8.16     Elimination of Intercompany Accounts.  Seller, on behalf of itself and its Affiliates (including the Acquired Companies), hereby settles and eliminates, by cancellation or transfer to or from the Acquired Companies or otherwise (whether to cancel, transfer or implement any other method of settlement or elimination and the manner thereof will be determined by Seller in its sole discretion), effective as of the Effective Time, all intercompany receivables, payables and other balances (including intercompany cash management balances) between Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and the Acquired Companies, on the other hand, in existence as of the Effective Time. Notwithstanding the foregoing, the provisions of this Section 8.16 will not apply to any intercompany receivables, payables and other balances arising under this Agreement or any Ancillary Agreement, including those arising under Section 8.8.

        SECTION 8.17     Termination of Intercompany Arrangements.

        (a)        Except as set forth in Section 8.17(b), Seller, on behalf of itself and its Affiliates (including the Acquired Companies), hereby terminates, effective as of the Effective Time, any and all executory agreements, arrangements, commitments or understandings in existence as of the Effective Time, whether or not in writing, between Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and the Acquired Companies, on the other hand. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Time. Seller shall be solely responsible for, and shall pay, all Taxes arising from the termination of any such agreements, arrangements, commitments or understandings.

        (b)        The provisions of Section 8.17(a) will not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

            (i)        this Agreement and the Ancillary Agreements (and each other agreement, instrument or document expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any party hereto or any of their respective Affiliates);

(ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 8.17(b);

(iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; and

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(iv) any other agreements, arrangements, commitments or understandings that this Agreement or any of the Ancillary Agreements expressly contemplates will survive the Effective Time.

        SECTION 8.18     Purchase Agreements and Software Licenses; Seller Services.  The parties acknowledge that as of the Effective Time, the Acquired Companies will no longer be able to make purchases under certain corporate or other purchase agreements of Seller or any of its Affiliates (other than the Acquired Companies) and will no longer be licensed under certain software or other licenses of Seller or any of it Affiliates (other than the Acquired Companies), in each case under which the Acquired Companies may have had rights due to their relationship with Seller or any of its Affiliates prior to the Effective Time, and that Buyer and its Affiliates (including the Acquired Companies) shall be responsible for all expenses incurred in replacing such agreements and licenses. The parties further acknowledge that Seller or its Affiliates provide certain services and support to the Acquired Companies, including those described in the Financial Statements, which services and support may be necessary for the ongoing operation of the Business and that the assets owned by Seller and its Affiliates which are necessary to provide such services and support will not be transferred to the Acquired Companies or purchased by Buyer under the terms and provisions of this Agreement.

        SECTION 8.19     Directors’ and Officers’ Indemnification and Insurance.

        (a)        Buyer shall (i) for a period of six years from the Effective Time, indemnify, defend and hold harmless against all losses, claims, damages, expenses or liabilities, and provide advancement of expenses to, all past and present directors, officers, managers and employees of each of the Acquired Companies (in all of their capacities as such) (“Indemnified Individuals”), to the same extent such persons are indemnified, defended, held harmless or have the right to advancement of expenses as of the date of this Agreement by Seller or any of its Affiliates (including the Acquired Companies) pursuant to the respective charter documents or by-laws (or similar governance document) of Seller or any of its Affiliates (including the Acquired Companies) and any indemnification agreements in existence on the date hereof with any such Indemnified Individuals for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby); provided that in the event any claim is asserted or made within such six year period, all rights hereunder in respect of such claim shall continue until disposition thereof and (ii) cause to be maintained for a period of six years after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Seller and its Affiliates (including the Acquired Companies) covering directors and officers of the Acquired Companies (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the current policies maintained by Seller and its Affiliates (including the Acquired Companies)) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall Buyer be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Seller and its Affiliates (including the Acquired Companies) for such insurance and provided, further, that if the annual

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premiums of such insurance coverage exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available to a cost not exceeding such amount.

        (b)        The provisions of this Section 8.19 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Individual and his or her heirs and legal representatives.

        SECTION 8.20     Financing.

        (a)        Prior to and for a period of 30 days after the Effective Time, Seller agrees to use commercially reasonable efforts to provide such cooperation as may reasonably be requested by Buyer in connection with timely obtaining any financing relating to the transactions contemplated hereby (the “Financing”), (provided that (x) none of Seller or any of its Affiliates (including the Acquired Companies) shall be required to pay any expense, fee or other amount or incur any Liability in connection with the Financing or such cooperation and (y) Seller shall not be required to provide such cooperation if such cooperation (A) unreasonably interferes with the ongoing operations of Seller or any of its Affiliates (including the Acquired Companies), or (B) involves any binding commitment by Seller or any of its Affiliates (including the Acquired Companies) that is not conditioned on the Closing and (1) does not terminate without liability to Seller or any of its Affiliates (including the Acquired Companies) upon termination of this Agreement and (2) does not terminate without liability to Seller or any of it Affiliates (other than the Acquired Companies) at the Closing), including (i) assisting in Buyer’s preparation of registration statements, confidential information and offering memoranda (whether with respect to a syndicated bank financing or financing under Rule 144A of the Securities Act of 1933, as amended, or registered offering of securities) and rating agency presentations with respect to the Financing (provided that, for the avoidance of doubt, Buyer shall be responsible for the preparation and finalization of such registration statements, confidential information and offering memoranda and rating agency presentations, with each to be prepared in accordance with customary practices), (ii) delivering such financial and statistical information and projections relating to the Acquired Companies as may be reasonably requested in connection with the Financing, (iii) using commercially reasonable efforts to cause the Acquired Companies’ independent accountants to provide those services that may be reasonably requested by Buyer that are necessary in respect of the Financing (including the preparation of comfort letters and the delivery of consents to the use of the independent accountants’ reports in Buyer’s filings with the Securities and Exchange Commission), (iv) making appropriate officers of the Acquired Companies available at reasonable times and on a reasonable number of occasions for due diligence meetings and for participation in meetings with rating agencies and prospective lenders and underwriters, (v) providing reasonable access to diligence materials and appropriate personnel to allow lenders and underwriters and their representatives to complete all reasonably appropriate diligence and (vi) providing reasonable assistance with respect to the granting of security interests in collateral for the Financing and obtaining any consents associated therewith (including assistance in pre-filing of financing statements, which is hereby authorized). Except for expenses relating to the delivery of the Financial Information, the Post-Signing Financial Statements and the pro forma adjustments required to be delivered pursuant to Section 8.21, Buyer shall, from time to time prior to and after the Closing or the termination of this

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Agreement (i) pay, or reimburse Seller promptly following demand for, all out-of-pocket expenses incurred by Seller or any of its Affiliates (including the Acquired Companies) in connection with the foregoing and (ii) indemnify, defend and hold harmless the Seller Group from and against, and pay or reimburse, as the case may be, the Seller Group for, any and all Damages actually (and as) incurred by any member of the Seller Group in connection with the Financing, such cooperation and any information utilized in connection with the Financing.

        (b)        Buyer shall take all actions necessary to obtain the Financing on or prior to the Closing.

        (c)        If the expiration or termination of the applicable waiting period under the HSR Act has not occurred by February 28, 2007, the parties agree that they will extend the Termination Date to such date (no later than July 31, 2007) to which BNP Paribas Securities Corp. agrees to extend its commitments under the commitment letter delivered by Buyer to Seller pursuant to Section 6.8. Commencing February 28, 2007, Buyer agrees to use its commercially reasonable efforts to cause BNP Paribas Securities Corp. to extend its commitments under such commitment letter as far beyond April 30, 2007 as possible (but to no later than July 31, 2007), provided that Buyer shall not be obligated to pay any commercially unreasonable fee in connection therewith.

        SECTION 8.21     Financial Information.

        (a)        Seller will cause to be delivered to Buyer (i) the audited balance sheet of the Power Systems Group of Seller as of September 30, 2006 and the related audited statements of operations, cash flows and changes in Seller’s invested equity and comprehensive income of the Power Systems Group of Seller for the year ended September 30, 2006 (the “September 30 Financial Statements”), prepared consistently with the audited financial statements included in the Financial Statements and (ii) unaudited pro forma adjustments to such balance sheet and statement of operations included in clause (i) that adjust for amounts thereon related to assets, liabilities and businesses being retained by Seller or any of its Affiliates (other than the Acquired Companies) pursuant to this Agreement and related revenues and expenses, other than corporate cost allocations (the financial statements and pro forma adjustments referred to in clauses (i) and (ii) are referred to herein collectively as the “Financial Information”).

        (b)        On or prior to the date that is thirty-five days after each Pre-Closing Interim Period (whether or not such thirty-fifth day after such Pre-Closing Interim Period occurs prior to, on or after the Closing Date), Seller will cause to be delivered to Buyer (x) an unaudited balance sheet of the Power Systems Group of Seller as of the end of such Pre-Closing Interim Period and the related unaudited statements of operations and cash flows of the Power Systems Group of Seller for the three months then ended, prepared consistently with the unaudited financial statements as of and for the nine months ended June 30, 2006 included in the Financial Statements, and (y) unaudited pro forma adjustments to such balance sheet and statement of operations included in clause (x) that adjust for amounts thereon related to assets, liabilities and businesses being retained by Seller or any of its Affiliates (other than the Acquired Companies) pursuant to this Agreement and related

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revenues and expenses, other than corporate cost allocations. For purposes hereof, “Pre-Closing Interim Period” means each fiscal quarter of Seller that occurs entirely prior to the Closing Date (commencing with the fiscal quarter ending December 31, 2006). Nothing in this Section 8.21 shall affect Buyer’s obligation to close the transactions contemplated hereby on the Closing Date specified in Section 4.1.

ARTICLE IX

EMPLOYEE MATTERS

        SECTION 9.1     Continuation of Employment.  Buyer will (i) cause the Acquired Companies to continue to employ, commencing as of the Closing Date, each of the employees of the Acquired Companies who are employed (including those who are actively employed or on vacation, layoff, leave or short-term disability or other permitted absence from employment) immediately prior to the Closing Date, including all such employees covered by the collective bargaining agreements set forth on Schedule 5.19(a) or entered into by the Acquired Companies prior to the Effective Time and (ii) offer, or cause one of its Affiliates (including the Acquired Companies) to offer, employment, commencing as of the Closing Date, to each of the employees of Seller and its Affiliates (other than the Acquired Companies) set forth on Schedule 9.1 (which Schedule 9.1 will be deemed to be amended to reflect the deletion of any such employees whose employment terminates prior to the Effective Time and the addition of any employees of Seller and its Affiliates (other than the Acquired Companies) who become engaged primarily in the Business with the consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed) between the date hereof and the Effective Time); provided that nothing contained in this Agreement shall be construed to be a contract of employment for any term nor the right of any such person to continue in the employ of Buyer or any Acquired Company in any capacity after the Effective Time. Employees who (i) continue in such employment with an Acquired Company or (ii) who accept such an offer of employment by Buyer or one of its Affiliates (including an Acquired Company) are herein referred to as “Continued Employees”. Buyer will provide or will cause an Acquired Company to provide to each Continued Employee, commencing as of the Closing Date, (i) a salary or wage level at least equal to that which such Continued Employee was entitled to from Seller and its Affiliates (including the Acquired Companies) immediately prior to the Closing Date and (ii) subject to the terms of applicable law and collective bargaining agreements of the Acquired Companies, employee benefits that are comparable in all material respects to and no less favorable in the aggregate than the benefits provided by the employee benefit plans maintained by Buyer for its employees generally, except as otherwise provided in this Agreement; provided, however, that subject to the terms of any collective bargaining agreement, applicable law or any other provision of this Agreement, after the Closing Date, Buyer expressly reserves the right to modify any salary or wage level of any Continued Employee and to amend, modify or terminate any benefit plan or program established or maintained by Buyer or any of its Affiliates for the benefit of Continued Employees in accordance with the terms of such plan or program and applicable Law. As of the Closing Date, Buyer will cause the appropriate Acquired Company to maintain, and Buyer will perform or cause to be performed all obligations of Seller and its Affiliates under, the collective bargaining agreements covering

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Continued Employees or former employees of the Acquired Companies and any and all collateral agreements related thereto, including those affecting all terms and conditions of employment, subject to Seller’s obligations under Section 9.2.

        SECTION 9.2     Pension and Savings Plans.

        (a)        U.S. Pension Plan.

            (i)        Effective as of the Closing Date, each Continued Employee who participated in the Rockwell Automation Pension Plan (the “Rockwell U.S. Pension Plan”) will cease to accrue benefits under the Rockwell U.S. Pension Plan and will have a fully nonforfeitable right to such Continued Employee’s benefit payable at normal retirement age under the Rockwell U.S. Pension Plan accrued as of the Closing Date; provided, however, that no provision in this Agreement shall be construed to provide any Continued Employee credit for purposes of determining eligibility for an early retirement or disability pension under the Rockwell U.S. Pension Plan. The consummation of the transactions contemplated by this Agreement shall constitute termination of employment of Continued Employees for purposes of entitlement to distribution from the Rockwell U.S. Pension Plan. None of Buyer or its Affiliates (including the Acquired Companies), any retirement plan of Buyer or any trust thereunder will have or acquire any interest in or right with respect to any of the assets of, nor be liable to make any contribution to, the Rockwell U.S. Pension Plan or any trust related thereto, and Seller will retain full power and authority with respect to the amendment and termination of the Rockwell U.S. Pension Plan and the investment and disposition of assets held in the Rockwell U.S. Pension Plan and in any trust related thereto. From and after the Closing Date, none of Seller or its Affiliates, the Rockwell U.S. Pension Plan or any trust thereunder will have any Liabilities with respect to benefits and entitlements of Continued Employees under the Rockwell U.S. Pension Plan, except with respect to benefits accrued and vested under the Rockwell U.S. Pension Plan as of the Closing Date. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell U.S. Pension Plan.

            (ii)        To the extent required by the terms of any collective bargaining agreement covering Continued Employees of the Acquired Companies, as of the Closing Date, Buyer will, or will cause the appropriate Acquired Company to, extend coverage to Continued Employees who participated in the Rockwell U.S. Pension Plan immediately prior to the Closing Date under one or more new or existing defined benefit pension plans (each, a “Buyer’s U.S. Pension Plan”) that is qualified under Section 401(a) of the Code and satisfies all terms and conditions of the applicable collective bargaining agreements. In addition, Buyer will, or will cause the appropriate Acquired Company to, establish a related trust, which will be exempt from taxation under Section 501(a) of the Code. Each Buyer’s U.S. Pension Plan will credit each Continued Employee participating therein for purposes of eligibility to participate and vesting with all service which had been credited to such Continued

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Employee for such purposes under the Rockwell U.S. Pension Plan immediately prior to the Closing Date (excluding any such service which was not counted under the Rockwell U.S. Pension Plan by operation of its “break in service” rules), subject to all terms and conditions of the applicable collective bargaining agreements. For purposes of this Section 9.2(a)(ii), all references to the Rockwell U.S. Pension Plan will be to the applicable sub-plan under the Rockwell U.S. Pension Plan and the applicable provisions of the Rockwell U.S. Pension Plan. None of Seller or its Affiliates, the Rockwell U.S. Pension Plan or any trust thereunder will have any Liabilities with respect to any Buyer’s U.S. Pension Plan.

(b) U.S. Savings Plans.

            (i)        As soon as administratively feasible (but in no event later than 30 days) after the Closing Date, Buyer will establish, and will extend coverage to the Continued Employees who participated in the Rockwell U.S. Savings Plans immediately prior to the Closing Date under, one or more new or existing defined contribution plans (each, a “Buyer’s U.S. Savings Plan”) that is qualified pursuant to Sections 401(a) and 401(k) of the Code and has a related trust which is exempt from taxation under Section 501(a) of the Code. Buyer’s U.S. Savings Plans will comply with all applicable terms of any collective bargaining agreements covering Continued Employees. Effective as of the Closing Date, each Continued Employee who was a participant in a Rockwell U.S. Savings Plan immediately prior to the Closing Date will be credited under Buyer’s U.S. Savings Plans for purposes of eligibility to participate and vesting with all service recognized for such purposes under the applicable Rockwell U.S. Savings Plan immediately prior to the Closing Date.

            (ii)        Effective as of the Closing Date, each Continued Employee who participates in a Rockwell U.S. Savings Plan immediately prior to the Closing Date will become fully vested in his or her unvested account balances under the Rockwell U.S. Savings Plans. After the Effective Time, each Continued Employee who participates in a Rockwell U.S. Savings Plan immediately prior to the Closing Date will be permitted to receive a distribution of such Continued Employee’s account balances under the applicable Rockwell U.S. Savings Plan in accordance with the terms of the applicable Rockwell U.S. Savings Plan and applicable Laws. The consummation of the transactions contemplated by this Agreement shall constitute the termination of employment of Continued Employees for purposes of entitlement to distribution from the Rockwell U.S. Savings Plan. Buyer will cause Buyer’s U.S. Savings Plans to permit the rollover of account balances (including any participant loan account balances related thereto) from the Rockwell U.S. Savings Plans in the form of cash or loans to Buyer’s U.S. Savings Plans for the account balances of those Continued Employees who choose such rollover; provided that the administrator of Buyer’s U.S. Savings Plans receives (i) a copy of a favorable determination letter on the qualified status of the distributing plan, or such other evidence of qualified status reasonably satisfactory to the administrator; and (ii) promissory notes, amortization schedules, and any other information reasonably necessary to accept and administer loan rollovers. Effective as of the end of the last payroll period immediately preceding the Closing Date, each Continued Employee will cease to be eligible to

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contribute to, or receive contributions in respect of, his or her accounts under the Rockwell U.S. Savings Plans. None of Buyer or any Affiliate of Buyer (including the Acquired Companies) or Buyer’s U.S. Savings Plans or any trust thereunder will have or acquire any interest in or right to any of the assets of or relating to the Rockwell U.S. Savings Plans and Seller will retain full power and authority with respect to the amendment and termination of the Rockwell U.S. Savings Plans and the investment and disposition of assets held in the Rockwell U.S. Savings Plans. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell U.S. Savings Plans.

        (c)        U.K. Pension Scheme. Effective as of the Closing Date, each Continued Employee who participated in the Rockwell Automation Pension Scheme (the “Rockwell U.K. Pension Plan”) will cease to accrue benefits under the Rockwell U.K. Pension Plan. None of Buyer or its Affiliates (including the Acquired Companies), any retirement plan of Buyer or any trust thereunder will have or acquire any interest in or right with respect to any of the assets of the Rockwell U.K. Pension Plan or any trust related thereto, and Seller and its Affiliates will retain full power and authority with respect to the amendment and termination of the Rockwell U.K. Pension Plan and the investment and disposition of assets held in the Rockwell U.K. Pension Plan and in any trust related thereto. From and after the Closing Date, none of Seller or its Affiliates, the Rockwell U.K. Pension Plan or any trust thereunder will have any Liabilities with respect to benefits and entitlements of Continued Employees under the Rockwell U.K. Pension Plan, except with respect to benefits accrued and vested under the Rockwell U.K. Pension Plan as of the Closing Date, which will be retained by the Rockwell U.K. Pension Plan. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell U.K. Pension Plan.

        (d)        Canadian Pension Plan.

            (i)        Effective as of the Closing Date, each Continued Employee who participated in the Pension Plan for Employees of Rockwell Automation Canada Inc. (the “Rockwell Canadian Salaried Pension Plan”) will cease to accrue benefits under the Rockwell Canadian Salaried Pension Plan and will have a fully nonforfeitable right to such Continued Employee’s benefit payable at normal retirement age under the Rockwell Canadian Salaried Pension Plan accrued as of the Closing Date; provided, however, that no provision in this Agreement shall be construed to provide any Continued Employee credit for purposes of determining eligibility for an early retirement or disability pension under the Rockwell Canadian Salaried Pension Plan, except as required by applicable law or as Seller or any of its Affiliates may otherwise determine in its sole discretion. None of the Buyer or its Affiliates (including the Acquired Companies), any retirement plan of Buyer (or any trust or other funding medium thereunder) will have or acquire any interest in or right with respect to any of the assets of the Rockwell Canadian Salaried Pension Plan (or any trust or other funding medium thereunder), and Seller and its Affiliates will retain full

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power and authority with respect to the amendment and termination of the Rockwell Canadian Salaried Pension Plan and the investment and disposition of assets held in the Rockwell Canadian Salaried Pension Plan (and any trust or other funding medium thereunder). From and after the Closing Date, none of the Seller or its Affiliates, the Rockwell Canadian Salaried Pension Plan (or any trust or other funding medium thereunder) will have any Liabilities with respect to the benefits and entitlements of Continued Employees under the Rockwell Canadian Salaried Pension Plan, except with respect to benefits accrued and vested under the Rockwell Canadian Salaried Pension Plan as of the Closing Date, which will be retained by the Rockwell Canadian Salaried Pension Plan. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell Canadian Salaried Pension Plan.

        (ii)        Effective as of the Closing Date, Buyer will establish or amend, or will cause the establishment or amendment of, and as soon as practicable (but in no event later than 120 days) following the Closing Date will file for registration with the Canadian Revenue Agency, a pension plan that meets all requirements of a registered pension plan (the “Buyer’s Canadian Pension Plan”), which will provide coverage to Continued Employees who participated in the Rockwell Canadian Salaried Pension Plan immediately prior to the Closing Date. Buyer acknowledges that, as required by applicable Law, the Buyer’s Canadian Pension Plan will recognize membership of the Continued Employees who participated in the Rockwell Canadian Salaried Pension Plan for the purposes of eligibility for membership in, vesting and locking-in under the Buyer’s Canadian Pension Plan.

(e) Canadian Savings Plan.

            (i)        As soon as administratively feasible (but in no event later than 30 days) after the Closing Date, Buyer will establish, and will extend coverage to the Continued Employees who participated in the Rockwell Automation Canada Inc. Employees’ Retirement Savings Plan (the “Rockwell Canadian Savings Plan”) immediately prior to the Closing Date under, a new or existing group registered retirement savings plan (the “Buyer’s Canadian Savings Plan”). Effective as of the Closing Date, each Continued Employee who was a participant in the Rockwell Canadian Savings Plan immediately prior to the Closing Date will be credited under the Buyer’s Canadian Savings Plan for purposes of eligibility to participate (and vesting if applicable) with all service recognized for such purposes under the Rockwell Canadian Savings Plan immediately prior to the Closing Date.

            (ii)        After the Effective Time, each Continued Employee who participated in the Rockwell Canadian Savings Plan immediately prior to the Closing Date will be permitted to receive a distribution of such Continued Employee’s account balances under the Rockwell Canadian Savings Plan in accordance with the terms of the Rockwell Canadian Savings Plan and applicable Law. The consummation of the transactions contemplated by this Agreement shall constitute the termination of

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employment of Continued Employees for purposes of entitlement to distribution from the Rockwell Canadian Savings Plan. Buyer will cause Buyer’s Canadian Savings Plan to permit the rollover of account balances from the Rockwell Canadian Savings Plan to the Buyer’s Canadian Savings Plan for the account balances of those Continued Employees who choose such rollover. Effective as of the Closing Date, each Continued Employee will cease to be eligible to contribute to, or receive contributions in respect of, his or her accounts under the Rockwell Canadian Savings Plan. None of Buyer or any Affiliate of Buyer (including the Acquired Companies) or Buyer’s Canadian Savings Plan (or any trust or other funding medium thereunder) will have or acquire any interest in or right to any of the assets of or relating to the Rockwell Canadian Savings Plan and Seller will retain full power and authority with respect to the amendment and termination of the Rockwell Canadian Savings Plan and the investment and disposition of assets held in the Rockwell Canadian Savings Plan. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell Canadian Savings Plans.

(f) Canadian Deferred Profit Sharing Plan.

            (i)        As soon as administratively feasible (but in no event later than 30 days) after the Closing Date, Buyer will establish, and will extend coverage to the Continued Employees who participated in the Rockwell Automation Canada Inc. Employee’s Savings Plan (the “Rockwell Canadian Deferred Profit Sharing Plan”) immediately prior to the Closing Date under, a new or existing deferred profit sharing plan (the “Buyer’s Canadian Deferred Profit Sharing Plan”). Effective as of the Closing Date, each Continued Employee who was a participant in the Rockwell Canadian Deferred Profit Sharing Plan immediately prior to the Closing Date will be credited under the Buyer’s Canadian Deferred Profit Sharing Plan for purposes of eligibility to participate (and vesting if applicable) with all service recognized for such purposes under the Rockwell Canadian Deferred Profit Sharing Plan immediately prior to the Closing Date.

            (ii)        After the Effective Time, each Continued Employee who participated in the Rockwell Canadian Deferred Profit Sharing Plan immediately prior to the Closing Date will be permitted to receive a distribution of such Continued Employee’s account balances under the Rockwell Canadian Deferred Profit Sharing Plan in accordance with the terms of the Rockwell Canadian Deferred Profit Sharing Plan and applicable Law. Buyer will cause Buyer’s Canadian Deferred Profit Sharing Plan to permit the rollover of account balances from the Rockwell Canadian Deferred Profit Sharing Plan to the Buyer’s Canadian Deferred Profit Sharing Plan for the account balances of those Continued Employees who choose such rollover in the form of cash. Effective as of the Closing Date, each Continued Employee will cease to be eligible to contribute to, or receive contributions in respect of, his or her accounts under the Rockwell Canadian Deferred Profit Sharing Plan. None of Buyer or any Affiliate of Buyer (including the Acquired Companies) or Buyer’s Canadian Deferred Profit Sharing Plan (or any trust or other funding medium thereunder) will

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have or acquire any interest in or right to any of the assets of or relating to the Rockwell Canadian Deferred Profit Sharing Plan and Seller will retain full power and authority with respect to the amendment and termination of the Rockwell Canadian Deferred Profit Sharing Plan and the investment and disposition of assets held in the Rockwell Canadian Deferred Profit Sharing Plan. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under the Rockwell Canadian Deferred Profit Sharing Plans.

        SECTION 9.3     COBRA.  Effective as of the Effective Time, Buyer will be solely responsible and liable for satisfying the continuation coverage requirements for group health plans under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”) and similar state Laws for all former employees of the Acquired Companies (and their respective beneficiaries and dependents) who are receiving COBRA continuation coverage as of the Closing Date and for Continued Employees (and their respective beneficiaries and dependents) who are entitled to elect such coverage on account of a qualifying event occurring prior to, on or after the Closing Date.

        SECTION 9.4     Flexible Benefit Plans.  As of the Closing Date, Buyer shall have established a flexible benefits plan that meets the requirements of Section 125 of the Code and shall allow Continued Employees who participated in Seller’s flexible benefit plan immediately prior to the Closing Date to participate in such plan. To the extent permitted under Seller’s flexible benefits plan, Seller shall transfer to Buyer’s flexible benefits plan, and Buyer shall cause Buyer’s flexible benefits plan to accept and assume, the health care flexible spending accounts and dependent care account balances (and related liabilities) and participant elections as of the Effective Time under Seller’s flexible benefit plan with respect to Continued Employees.

        SECTION 9.5     Non-Qualified Pension, Non-Qualified Savings and Deferred Compensation Plans.

        (a)        Effective as of the Closing Date, each Continued Employee will cease to accrue benefits and will cease to be eligible to make deferrals under the Rockwell Automation Non-Qualified Pension Plan, the Rockwell Automation Non-Qualified Savings Plan, the Rockwell Automation Deferred Compensation Plan, the Rockwell Automation Canada Inc. Supplemental Retirement Benefits Plan and the Employee Profit Sharing Plan of Rockwell Automation Canada Inc. (collectively, the “Rockwell Non-Qualified Plans”). None of Buyer or its Affiliates (including the Acquired Companies) will have or acquire any interest in or right with respect to any of the assets of or relating to the Rockwell Non-Qualified Plans or any trusts related thereto and Seller and its Affiliates will retain full power and authority with respect to the amendment and termination of the Rockwell Non-Qualified Plans and the investment and disposition of assets held under any trusts related to the Rockwell Non-Qualified Plans.

        (b)        From and after the Closing Date, none of Seller or its Affiliates, the Rockwell Non-Qualified Plans or any trust related thereto will have any Liability with

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respect to benefits or deferrals or entitlements of Continued Employees under the Rockwell Non-Qualified Plans, except with respect to benefits accrued and vested or deferrals made under the Rockwell Non-Qualified Plans as of the Closing Date. From and after the Closing Date, Seller and its Affiliates (other than the Acquired Companies) or, where applicable, Rockwell Non-Qualified Plans, will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities in respect of the Rockwell Non-Qualified Plans.

        SECTION 9.6     Retention Bonus Arrangements.  Seller shall be responsible for the payment following the Closing Date of any amounts payable under the Retention Bonus Arrangements in accordance with the terms thereof.

        SECTION 9.7     Employment, Consulting and Other Employee Related Agreements.  Effective as of the Closing Date, Buyer will or will cause one or more of the Acquired Companies to assume or retain (as applicable) all Liabilities relating to Continued Employees under their respective employment, consulting or separation agreements, agreements to arbitrate, and other employee related agreements with Seller or any of its Affiliates (including the Acquired Companies), as the same are in effect immediately prior to the Closing Date. The consummation of the transactions contemplated by this Agreement shall constitute a termination of employment of Continued Employees for purposes of entitlement to exercise outstanding stock options of Seller that were awarded to Continued Employees, and vested, prior to the Closing.

        SECTION 9.8     Welfare Plans.

        (a)        Effective as of the Welfare Benefits Transition Date, Buyer will or will cause the Acquired Companies to establish or maintain employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) and other employee welfare benefit or fringe benefit arrangements (collectively, the “Buyer Welfare Benefit Plans”) for the benefit of Continued Employees which are comparable in all material respects to and no less favorable in the aggregate than the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) and other employee welfare benefit or fringe benefit arrangements maintained by Buyer for its employees generally, subject to the terms of applicable law and collective bargaining agreements of the Acquired Companies.

        (b)        The Buyer Welfare Benefit Plans will provide for the participation, as of the Welfare Benefits Transition Date, of those Continued Employees who participated in the corresponding employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) and other employee welfare benefit or fringe benefit arrangements maintained by Seller and its Affiliates (including the Acquired Companies) immediately prior to the Closing Date for the benefit of employees and former employees of the Acquired Companies (the “Rockwell Welfare Benefit Plans”) immediately prior to the Closing Date. The Buyer Welfare Benefit Plans will credit each Continued Employee with the same service and any other item credited to or otherwise accumulated for the benefit of such Person under the corresponding Rockwell Welfare Benefit Plans immediately prior to the Welfare Benefits Transition Date, including service credited for waiting periods and amounts credited toward any medical or health insurance deductible or co-payments. Without limiting the generality

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of the foregoing, each Buyer Welfare Benefit Plan, to the extent applicable: (i) will recognize all amounts applied to deductibles, co-payments, out-of-pocket maximums and lifetime maximum benefits with respect to Continued Employees under the corresponding Rockwell Welfare Benefit Plan for the plan year that includes the Welfare Benefits Transition Date and for prior periods (if applicable); (ii) will recognize all service credited to waiting periods with respect to Continued Employees under the corresponding Rockwell Welfare Benefit Plan; (iii) will not impose any limitations on coverage of pre-existing conditions of Continued Employees except to the extent such limitations applied to such Persons under the corresponding Rockwell Welfare Benefit Plan; and (iv) will not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by Continued Employees who were participating in the corresponding Rockwell Welfare Benefit Plan immediately prior to the Closing Date (except as required by third party insurers for optional supplemental life insurance). Buyer will or will cause the Acquired Companies to credit each Continued Employee with the unused vacation days and personal and sickness days earned by such Continued Employee prior to the Closing Date in accordance with the vacation and personnel policies and agreements of Seller and its Affiliates (including the Acquired Companies) applicable to such employees in effect immediately prior to the Closing Date.

        (c)        From and after the Effective Time, except as provided in Section 9.9, Buyer and its Affiliates (including the Acquired Companies) will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities in respect of Continued Employees and former employees of the Acquired Companies (and claims by or relating to such Persons) with respect to employee welfare and fringe benefits (including medical, dental, vision, other health, life, travel, accident, short- and long-term disability, hospitalization, workers’ compensation and other insurance benefits), whether under the Rockwell Welfare Benefit Plans, the Buyer Welfare Benefit Plans or otherwise, and whether (i) incurred, or arising in connection with incidents occurring, before, on or after the Closing Date or (ii) any claim is made with respect thereto before, on or after the Closing Date.

        (d)        Nothing in Section 9.8(a) or Section 9.8(b) shall affect Buyer’s obligations under Sections 9.3, 9.8(c) and 9.9(b) and the Acquired Companies’ continuing obligations in respect of all other Liabilities of the Acquired Companies related to former employees that are not expressly assumed by Seller under this Agreement.

        SECTION 9.9     Retiree Medical and Life Insurance Benefits.

        (a)        Except as otherwise provided in Section 9.9(b), from and after the Effective Time, Seller and its Affiliates (other than the Acquired Companies) or, where appropriate, the Rockwell Welfare Benefit Plans, will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities under the Rockwell Welfare Benefit Plans with respect to retiree medical benefits and retiree life insurance benefits accrued under the terms of the Rockwell Welfare Benefits Plans through the Closing Date in respect of Continued Employees and former employees of the Acquired Companies who have satisfied applicable eligibility requirements as of the Closing Date for the receipt of such retiree medical benefits

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and retiree life insurance benefits under the terms of the Rockwell Welfare Benefit Plans, it being understood that Seller and its Affiliates may amend, modify or terminate any such benefits, in accordance with the terms of the Rockwell Welfare Benefit Plans and applicable Laws. The consummation of the transactions contemplated by this Agreement shall constitute the termination of employment for purposes of entitlement to the commencement of retiree medical benefits and retiree life insurance benefits under the Rockwell Welfare Benefit Plans accrued through the Closing Date for those Continued Employees who have satisfied the applicable eligibility requirements as of the Closing Date for the receipt of such benefits under the terms of such plans, it being understood that Seller and its Affiliates may amend, modify or terminate any such benefits in accordance with the terms of the Rockwell Welfare Benefit Plans and applicable law. Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be construed to provide any Continued Employee with credit for service with Buyer or its Affiliates (including the Acquired Companies) after the Closing Date for any purpose under any retiree medical or life insurance plans of Seller and its Affiliates.

        (b)        From and after the Effective Time, Buyer and its Affiliates (including the Acquired Companies) will assume or retain, as the case may be, and be solely responsible for and will fully perform, pay and discharge, in accordance with their terms, all Liabilities in respect of Continued Employees and former employees of the Acquired Companies who are or were covered under any collective bargaining agreement of Seller or any of its Affiliates (including the Acquired Companies) (and claims by or relating to such Persons) with respect to retiree medical benefits and retiree life insurance benefits, whether under the Rockwell Welfare Benefit Plans, the Buyer Welfare Benefit Plans or otherwise, and whether (i) incurred, or arising in connection with incidents occurring, before, on or after the Closing Date or (ii) any claim is made with respect thereto before, on or after the Closing Date.

        SECTION 9.10     Cooperation.  Seller shall furnish to Buyer no later than ten days after the Closing Date a schedule listing all prior service of employees that this Article IX requires Buyer to recognize for purposes of eligibility to participate, vesting and other seniority rights under plans maintained by Buyer. Buyer and Seller will reasonably cooperate in making all appropriate filings required by Law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other action as may be necessary or appropriate to implement the provisions of this Article IX. In the event sponsorship of any employee benefit plan is retained by or transferred to Buyer in connection with the transactions contemplated by this Agreement, such cooperation shall include taking any lawful and reasonable action necessary to ensure that Buyer has the right to amend or terminate such plan, subject to the terms of the plan, any applicable collective bargaining agreements and applicable law. Seller shall use its commercially reasonable efforts to cause all of its employees, agents and independent contractors who have served as administrator or fiduciary of any employee benefit plan sponsored by Seller with respect to the Acquired Companies to cooperate reasonably and in good faith with any person or entity who serves as sponsor, administrator or fiduciary of any corresponding employee benefit plan sponsored or administered for the benefit of Continued Employees by Buyer following the Closing.

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ARTICLE X

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

        The obligations of Buyer to consummate the transactions contemplated hereby will be subject to the satisfaction or waiver by Buyer of each of the following conditions:

        SECTION 10.1     Representations and Warranties.  The representations and warranties of Seller contained in Article V (i) that are qualified as to Material Adverse Effect shall be true and correct as of the Closing Date, except to the extent such representations and warranties are by their express terms made as of the date of this Agreement or another specific date (in which case, such representations and warranties shall be true and correct as of such date), and (ii) that are not qualified as to Material Adverse Effect shall be true and correct as of the Closing Date, except to the extent such representations and warranties are by their express terms made as of the date of this Agreement or another specific date (in which case, such representations and warranties shall be true and correct as of such date), except for failures of the representations and warranties referred to in this clause (ii) to be so true and correct as do not and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect, and there shall have been delivered to Buyer a certificate signed by an executive officer of Seller confirming the foregoing as of the Closing Date. Seller shall be permitted to deliver to Buyer at the Closing updates and supplements to the Schedules to this Agreement so as to disclose any matters as exceptions to one or more representations or warranties contained in Article V which occur or arise after the date hereof; provided, however, that, anything herein to the contrary notwithstanding, such updated or supplemented Schedules (x) will have no effect for the purposes of determining the satisfaction of the condition set forth in this Section 10.1 or any other condition to Closing and (y) will for purposes of determining whether any Person is entitled to indemnification pursuant to Section 12.1 or whether Seller has breached any of its representations and warranties hereunder for any purpose other than this Section 10.1, be deemed to amend the Schedules hereto referenced in such updates or supplements to reflect the matters set forth therein.

        SECTION 10.2     Covenants and Agreements.  The covenants and agreements of Seller to be performed or complied with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects or waived by Buyer and there shall have been delivered to Buyer a certificate signed by an executive officer of Seller confirming the foregoing as of the Closing Date.

        SECTION 10.3     No Adverse Order.  There shall not be in effect on the Closing Date any judgment, decree or order issued by any court of competent jurisdiction which restrains or prohibits the consummation by Seller or Buyer of the transactions contemplated hereby.

        SECTION 10.4     HSR Act.  The applicable waiting period under the HSR Act shall have expired or terminated.

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        SECTION 10.5 China Approval.  The China Approval shall have been obtained.

        SECTION 10.6     Foreign Governmental Approvals.  All Foreign Governmental Approvals required to be obtained prior to Closing in connection with the execution, delivery and performance of this Agreement by Seller or Buyer (other than the China Approval) shall have been obtained, except for those Foreign Governmental Approvals which if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 10.7     Material Adverse Effect.  Since the date of this Agreement, there shall not have been any change in the business, financial condition or operations of the Acquired Companies, taken as a whole, that has had a Material Adverse Effect.

ARTICLE XI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

        The obligations of Seller to consummate the transactions contemplated hereby will be subject to the satisfaction or waiver by Seller of each of the following conditions:

        SECTION 11.1     Representations and Warranties.  The representations and warranties of Buyer contained in Article VI (i) that are qualified as to “material adverse effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are by their express terms made as of the date of this Agreement or another specific date (in which case, such representations and warranties shall be true and correct as of such date), and (ii) that are not qualified as to “material adverse effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are by their express terms made as of the date of this Agreement or another specific date (in which case, such representations and warranties shall be true and correct as of such date), except for failures of the representations and warranties referred to in this clause (ii) to be so true and correct as do not and would not reasonably be expected to have, in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby, and there shall have been delivered to Seller a certificate signed by an executive officer of Buyer confirming the foregoing as of the Closing Date. Buyer shall be permitted to deliver to Seller at the Closing updates and supplements to the Schedules to this Agreement so as to disclose any matters as exceptions to one or more representations or warranties contained in Article VI which occur or arise after the date hereof; provided, however, that, anything herein to the contrary notwithstanding, such updated or supplemented Schedules (x) will have no effect for the purposes of determining the satisfaction of the condition set forth in this Section 11.1 or any other condition to Closing and (y) will for purposes of determining whether any Person is entitled to indemnification pursuant to Section 12.2 or whether Buyer has breached any of its representations and warranties hereunder for any purpose other than this Section 11.1, be deemed to amend the Schedules hereto referenced in such updates or supplements to reflect the matters set forth therein.

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        SECTION 11.2     Covenants and Agreements.  The covenants and agreements of Buyer to be performed or complied with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects or waived by Seller and there shall have been delivered to Seller a certificate signed by an executive officer of Buyer confirming the foregoing as of the Closing Date.

        SECTION 11.3     No Adverse Order.  There shall not be in effect on the Closing Date any judgment, decree or order issued by any court of competent jurisdiction which restrains or prohibits the consummation by Buyer or Seller of the transactions contemplated hereby.

        SECTION 11.4     HSR Act.  The applicable waiting period under the HSR Act shall have expired or terminated.

        SECTION 11.5     China Approval.  The China Approval shall have been obtained.

        SECTION 11.6     Foreign Governmental Approvals.  All Foreign Governmental Approvals required to be obtained prior to Closing in connection with the execution, delivery and performance of this Agreement by Buyer or Seller (other than the China Approval) shall have been obtained, except for those Foreign Governmental Approvals which if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE XII

INDEMNIFICATION

        SECTION 12.1     Indemnification by Seller.  Seller will indemnify, defend and hold harmless Buyer, each Affiliate of Buyer (including the Acquired Companies) and each of their respective Representatives (collectively, the “Buyer Group”) from and against, and pay or reimburse, as the case may be, the Buyer Group for, any and all Damages actually (and as) incurred by any member of the Buyer Group based upon or arising out of:

        (a)        the breach or inaccuracy by Seller of any representations and warranties contained in Article V, but limited in the case of Section 5.14 to those representations and warranties contained in Section 5.14(d) and 5.14(e), or contained in any certificate delivered by Seller pursuant to this Agreement;

        (b)        the breach or nonperformance by Seller of any covenant or agreement of Seller contained in this Agreement (other than with respect to matters covered by Article XIII) or contained in any Ancillary Agreement;

        (c)        any Asbestos Liabilities;

        (d)        any Closing Date Indebtedness;

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        (e)        any and all Liabilities arising out of or relating to the operation of the business of REC China during the China Transition Period, if applicable, to the extent such Liabilities arise from action taken by Seller in contravention of Section 4.5 without Buyer’s consent or instruction; or

        (f)        any and all Liabilities of Buyer or any of its Affiliates (including the Acquired Companies) under Contracts assigned by any of the Acquired Companies to Seller or any of its Affiliates (other than the Acquired Companies) set forth on Schedule 5.17 or Schedule 8.1(a).

        SECTION 12.2     Indemnification by Buyer.  Buyer will, and will cause each of the Acquired Companies to, indemnify, defend and hold harmless Seller, each Affiliate of Seller and each of their respective Representatives (collectively, the “Seller Group”) from and against, and pay or reimburse, as the case may be, the Seller Group for, any and all Damages actually (and as) incurred by any member of the Seller Group based upon or arising out of:

        (a)        the breach or inaccuracy by Buyer of any representations and warranties contained in Article VI or contained in any certificate delivered by Buyer pursuant to this Agreement;

        (b)        the breach or nonperformance by Buyer of any covenant or agreement of Buyer contained in this Agreement (other than with respect to matters covered by Article XIII) or contained in any Ancillary Agreement;

        (c)        the assertion against any member of the Seller Group of any Liabilities of any of the Acquired Companies (other than to the extent that Seller is required to indemnify the Buyer Group with respect to such Liabilities pursuant to Section 12.1, Section 12.3 or any other agreement between Seller and any Acquired Company that survives the Closing Date), whether incurred, or arising in connection with incidents occurring, before, on or after the Closing Date or whether any claim is made with respect thereto before, on or after the Closing Date;

        (d)        any and all Liabilities of Seller or any of its Affiliates relating to any of the Acquired Companies, the Business, the operation thereof or the assets of any of the Acquired Companies, including Liabilities under or related to any and all Financial Instruments, Contracts described in Section 8.7(b) and other guaranties, Contracts or obligations to perform or assure performance given or made by Seller or any of its Affiliates relating to any of the Acquired Companies, the Business, the operation thereof or the assets of any of the Acquired Companies (but excluding Seller’s obligations under this Agreement and each agreement entered into by Seller pursuant to this Agreement and Liabilities to the extent that Seller is required to indemnify the Buyer Group with respect thereto pursuant to Section 12.1, Section 12.3 or any other agreement between Seller and any Acquired Company that survives the Closing Date), whether incurred, or arising in connection with incidents occurring, before, on or after the Closing Date or whether any claim is made with respect thereto before, on or after the Closing Date, or the assertion against any member of the Seller Group of any such Liabilities;

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        (e)        any and all Liabilities of Vermont Reserve in respect of insurance polices covering any of the Acquired Companies for which Vermont Reserve acts as an insurer or reinsurer;

        (f)        any termination on or after the Closing Date of any employee of any of the Acquired Companies, or the assertion against any member of the Seller Group of any Liabilities with respect thereto;

        (g)        any change on or after the Closing Date of the salary, bonus or other compensation of any Continued Employee (from the salary, bonus or other compensation in effect for such employee immediately prior to the Closing Date), or the assertion against any member of the Seller Group of any Liabilities with respect thereto;

        (h)        any discontinuance, suspension, amendment or modification by any of the Acquired Companies on or after the Closing Date of any employee benefit plan, agreement or arrangement in effect with respect to any Continued Employee or former employee of any of the Acquired Companies immediately prior to the Closing Date, or the assertion against any member of the Seller Group of any Liabilities with respect thereto;

        (i)        any and all Liabilities of Seller or any of its Affiliates arising out of or relating to the ownership of REC China or the operation of the business of REC China during the China Transition Period, if applicable, or the assertion against any member of the Seller Group of any such Liabilities (other than to the extent that Seller is required to indemnify the Buyer Group with respect to such Liabilities pursuant to Section 12.1, Section 12.3 or any other agreement between Seller and any Acquired Company that survives the Closing Date); or

        (j)        the ownership or operation of any of the Acquired Companies on or after the Closing Date, or the assertion against any member of the Seller Group of any Liabilities with respect thereto.

        SECTION 12.3     Additional Seller Indemnification.

        (a)        Seller will indemnify, defend and hold harmless the Buyer Group from and against, and pay or reimburse, as the case may be, the Buyer Group for, (i) all Damages related to FPE, (ii) all Orlando Environmental Costs and St. Stephen Environmental Costs and (iii) all Special Indemnity Costs, in each case set forth in clauses (i), (ii) and (iii), actually (and as) paid by any member of the Buyer Group. The provisions of this Section 12.3(a) are in addition to, and not in limitation of, the indemnity by Seller in Section 12.1.

        (b)        Seller will indemnify, defend and hold harmless the Buyer Group from and against, and pay or reimburse, as the case may be, the Buyer Group for, Legacy Site Environmental Costs that exceed, in the aggregate, the sum of $5 million as follows: (i) 50% of the aggregate amount of Legacy Site Environmental Costs that are in excess of $5 million and less than or equal to $15 million actually (and as) paid by any member of the Buyer Group and (ii) 100% of the aggregate amount of Legacy Site Environmental Costs that are in excess of $15 million actually (and as) paid by any member of the Buyer Group (it being understood that Seller shall not be liable to indemnify the Buyer Group for any Legacy Site

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Environmental Costs unless and until the aggregate amount of Legacy Site Environmental Costs exceeds $5 million, in which event Seller shall only be responsible for 50% of that portion of Legacy Site Environmental Costs that are in excess of $5 million and less than or equal to $15 million and 100% of Legacy Site Environmental Costs that are in excess of $15 million). The provisions of this Section 12.3(b) are in addition to, and not in limitation of, the indemnity by Seller in Section 12.1.

        (c)        The provisions of this Section 12.3(c) are in addition to, and not in limitation of, the procedures set forth in Section 12.4 (which shall be deemed superseded to the extent inconsistent with this Section 12.3(c)). Buyer shall provide Seller with prompt notice describing in reasonable detail any new condition or new claim brought to the attention of Buyer that is not disclosed by Seller in the Schedules hereto in respect of which Damages related to FPE, Legacy Site Environmental Costs, Orlando Environmental Costs, St. Stephen Environmental Costs or Special Indemnity Costs are or may be incurred by any member of the Buyer Group, whether or not Buyer or any other member of the Buyer Group is entitled to seek indemnification under this Section 12.3; provided, however, that no delay on the part of any member of the Buyer Group in notifying Seller will affect Seller’s obligations under this 12.3, except to the extent Seller is actually prejudiced as a result thereof. Buyer shall keep Seller reasonably apprised of the status of and any action or activity by or on behalf of Buyer or any of its Affiliates (including the Acquired Companies) with respect to all such conditions or claims. At such time as Buyer anticipates that the $5 million monetary threshold in respect of Legacy Site Environmental Costs set forth in Section 12.3(b) will be exceeded (and in any event if and when such threshold is exceeded), Buyer shall provide Seller with prompt notice thereof, and Seller shall have the option to participate, at its own expense, in the resolution of any conditions or claims in respect of such Legacy Site Environmental Costs (and Buyer shall consult with Seller in respect thereof). Until the $15 million monetary threshold in respect of Legacy Site Environmental Costs set forth in Section 12.3(b) has been reached, subject to Seller’s right to participate in accordance with the preceding sentence, Buyer shall have the obligation to control all matters in respect of any conditions or claims in respect of which Legacy Site Environmental Costs have been or may be incurred and the resolution thereof, including control of any negotiations or settlements with appropriate Governmental Entities or other third parties; provided that from and after the time that the $5 million monetary threshold in respect of Legacy Site Environmental Costs set forth in Section 12.3(b) has been reached, Buyer shall not agree to any response to or resolution of such conditions or claims with any Governmental Entity or other third party without Seller’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Upon reaching the $15 million monetary threshold in respect of Legacy Site Environmental Costs set forth in Section 12.3(b), Seller shall have the obligation to control, at its expense, all matters in respect of any conditions or claims in respect of which Legacy Site Environmental Costs have been or may be incurred and the resolution thereof, including control of any negotiations or settlements with appropriate Governmental Entities or other third parties, and Buyer shall have no rights to participate or consent in any respect in connection therewith. Notwithstanding anything contained herein to the contrary, Seller shall have the obligation to control, at its expense, all matters in respect of any conditions or claims in respect of which Damages related to FPE, Orlando Environmental Costs or St. Stephen Environmental Costs have been or may be incurred and the resolution thereof, including control of any negotiations or settlements with

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appropriate Governmental Entities or other third parties, and Buyer shall have no rights to participate or consent in any respect in connection therewith. Notwithstanding anything contained herein to the contrary, Seller shall have the obligation to control, at its expense, all claims and proceedings in respect of which Special Indemnity Costs have been or may be incurred and the resolution thereof, including control of any negotiations or settlements with appropriate Governmental Entities, and Buyer shall have no rights to participate or consent in any respect in connection therewith, except that Seller shall not agree to any such settlement (x) that provides for injunctive or other nonmonetary relief affecting Buyer or any other member of the Buyer Group or (y) that would reasonably be expected to have a material adverse affect on Buyer or any other member of the Buyer Group, without Buyer’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

        (d)        Seller will indemnify, defend and hold harmless the Buyer Group from and against, and pay or reimburse, as the case may be, the Buyer Group for, all Damages actually (and as) incurred by any member of the Buyer Group arising out of the Seller’s Liabilities referenced in Section 9.9(a) or arising out of the Seller’s or its Affiliates’ amendment, modification or termination of retiree medical benefits or retiree life insurance benefits under the Rockwell Welfare Benefit Plans with respect to Continued Employees or former employees of the Acquired Companies who satisfied the applicable eligibility requirements for such benefits under the terms of such Plans as of the Closing Date. The provisions of this Section 12.3(d) are in addition to, and not in limitation of, the indemnity by Seller in Section 12.1.

        SECTION 12.4     Indemnification Procedures.

        (a)        If any claim or demand is made against an Indemnified Party with respect to any matter, or any Indemnified Party shall otherwise learn of an assertion or of a potential claim, by any Person who is not a party to this Agreement (or an Affiliate thereof) which may give rise to a claim for indemnification against an Indemnifying Party under this Agreement (a “Third Party Claim”), then the Indemnified Party will reasonably promptly notify the Indemnifying Party in writing and in reasonable detail of the Third Party Claim, including the factual basis for the Third Party Claim, and, to the extent known, the amount of the Third Party Claim (except that, in the event any member of the Buyer Group receives any documents in respect of any Actions relating to Asbestos Liabilities, then such member of the Buyer Group will reasonably promptly forward such documents to Seller in lieu of such notification); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will affect the Indemnifying Party’s obligations under this Article XII, except to the extent the Indemnifying Party is actually prejudiced as a result thereof (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party will deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all non-ministerial notices and documents (including court papers) received or transmitted by the Indemnified Party relating to the Third Party Claim.

        (b)        The Indemnifying Party will have the right to participate in or to assume the defense of any Third Party Claim (in either case at the expense of the Indemnifying Party) with counsel of its choice reasonably satisfactory to the Indemnified Party. The

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Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if the Indemnifying Party and the Indemnified Party reasonably agree that a conflict of interest exists in respect of such claim, such Indemnified Party will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnified Party and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnified Parties) shall be paid by the Indemnifying Party. If the Indemnifying Party is conducting the defense of the Third Party Claim the Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party will control such defense.

        (c)        No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without each Indemnified Party’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed); provided that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally releases the Indemnified Party and each member of such Indemnified Party’s Group completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or any member of such Indemnified Party’s Group or (y) that, in the reasonable opinion of the Indemnified Party, would otherwise materially adversely affect the Indemnified Party or any member of such Indemnified Party’s Group. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party will not, and will cause its Affiliates not to, admit any liability, consent to the entry of any judgment or agree to any settlement, compromise or discharge with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned or delayed).

        (d)        If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or in connection with such Third Party Claim. If the Indemnifying Party chooses to defend a Third Party Claim, the Parties will cooperate in the defense thereof (and the Indemnifying Party will reimburse the Indemnified Party for all reasonable out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation), which cooperation will include the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and

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making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

        (e)        Any claim on account of Damages for which indemnification is provided under this Agreement that does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnified Party to the Indemnifying Party from whom such indemnification is sought. The delay by any Indemnified Party to so notify the Indemnifying Party will not affect the Indemnifying Party’s obligations under this Article XII, except to the extent that the Indemnifying Party is actually prejudiced as a result thereof.

        (f)        In the event of payment in full by an Indemnifying Party to any Indemnified Party in connection with any claim (an “Indemnified Claim”), such Indemnifying Party will be subrogated to and will stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Indemnified Claim against any claimant or plaintiff asserting such Indemnified Claim or against any other Person. Such Indemnified Party will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

        (g)        In connection with any matter for which a claim or demand is made, or could reasonably be expected to be made, against an Indemnified Party which may give rise to a claim for indemnification against an Indemnifying Party under this Agreement, including any matter in which indemnification may be provided with respect to Damages related to FPE, Legacy Site Environmental Costs, Orlando Environmental Costs, St. Stephen Environmental Costs, Special Indemnity Costs or Asbestos Liabilities, the Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party with full and complete access, upon reasonable request, to all documents, data, products, product exemplars and knowledgeable personnel of the Indemnified Party and its Affiliates relevant to any such matter (and the Indemnifying Party will reimburse the Indemnified Party for all reasonable out-of-pocket expenses incurred by the Indemnified Party in connection with such access). Without limiting the generality of the foregoing, the Indemnified Party shall, and shall cause its Affiliates to, provide employees to act as witnesses, prepare and execute statements, authorizations, orders, reports and other documents and information and provide such other assistance, in each case that is reasonably requested by the Indemnifying Party in connection with any matter for which a claim or demand is made, or could reasonably be expected to be made, against an Indemnified Party which may give rise to a claim for indemnification against an Indemnifying Party under this Agreement, including in anticipation of, or preparation for, existing or future litigation or other matters in which the Indemnifying Party or any of its Affiliates is involved.

        SECTION 12.5     Certain Limitations.

        (a)        The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement will be reduced by any amounts actually received (including amounts received under insurance policies) by or on behalf of the Indemnified Party from third parties (net of

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out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnified Party in connection with seeking to collect and collecting such amounts), in respect of such Damages (such net amounts are referred to herein as “Indemnity Reduction Amounts”). If any Indemnified Party receives any Indemnity Reduction Amounts in respect of an Indemnified Claim for which indemnification is provided under this Agreement after the full amount of such Indemnified Claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnified Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnified Claim, then the Indemnified Party will promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such Indemnified Claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof. Seller and Buyer will, and will use commercially reasonable efforts to cause their respective Representatives to, pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement.

        (b)        The amount of Damages for which indemnification is provided under this Agreement, including under Section 13.8, will be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder (unless such indemnity payment is treated as an adjustment to the Purchase Price for tax purposes) and (ii) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party will be deemed to be subject (A) to the applicable federal and/or local country Income Taxes at the maximum statutory rate then in effect and (B) to state and local Taxes (if applicable) at a combined state and local Tax rate of 5 percent, which will be Tax effected at such maximum Tax rate. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for Tax purposes unless a determination (as defined in Section 1313 of the Code) or a similar event under foreign Tax Law with respect to the Indemnified Party causes any such payment not to constitute an adjustment to the Purchase Price for United States federal Income Tax purposes or foreign Tax purposes, as the case may be.

        (c)        Anything contained in this Agreement to the contrary notwithstanding, Seller will have no obligation to indemnify any member of the Buyer Group with respect to any matter to the extent a provision or reserve was made in the Final Closing Statement with respect to such matter or such matter was otherwise taken into account in the preparation of the Final Closing Statement or if the Damages arise from a change in the accounting or Tax policies or practices of Buyer or any of its Affiliates (including the Acquired Companies) on or after the Closing Date.

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        (d)        Anything contained in this Agreement to the contrary notwithstanding, no member of the Seller Group and no member of the Buyer Group will be entitled to any recovery under this Agreement for its own special, punitive, exemplary, incidental, indirect or consequential damages or lost profits; provided, however, that nothing herein shall prevent any member of the Seller Group or the Buyer Group from being indemnified for all components of awards against them in claims by third parties, including special, punitive, exemplary, incidental, indirect or consequential damages and lost profits components of such claims.

        SECTION 12.6     Termination of Indemnification Obligations.

        (a)        Each and every representation and warranty of Seller or Buyer contained in Articles V and VI (other than (i) Seller’s and Buyer’s representations and warranties with respect to brokers contained in Sections 5.22 and 6.9, respectively, (ii) Seller’s representations and warranties with respect to Taxes contained in Sections 5.14(a), 5.14(b), 5.14(c), 5.14(f), 5.14(g), 5.14(h), 5.14(i), 5.14(j), 5.14(k), 5.14(l), 5.14(m), 5.14(n), 5.14(o), 5.14(p), 5.14(q), 5.14(r), 5.14(s) and 5.14(t), (iii) Seller’s representations and warranties with respect to ownership of the Shares, the REC Holding Shares and the REC Technologies Equity contained in Section 5.5 and (iv) Buyer’s representations and warranties with respect to the Buyer Shares contained in Section 6.10 and SEC filings contained in Section 6.11) will survive the Closing Date solely for purposes of Sections 12.1(a) and 12.2(a), as applicable until (and will expire and be of no further force or effect) twelve months after the Closing Date. Seller’s and Buyer’s representations and warranties with respect to brokers contained in Sections 5.22 and 6.9, Seller’s representation and warranty contained in Section 5.14(l) and Buyer’s representations and warranties with respect to SEC filings contained in Section 6.11 will survive the Closing Date solely for purposes of Sections 12.1(a), 12.2(a) and 13.8, as applicable, until (and will expire when and be of no further force or effect when) all applicable statutes of limitation (including any extensions thereof) have expired. Seller’s representations and warranties with respect to ownership of the Shares, the REC Holding Shares and the REC Technologies Equity contained in Section 5.5 and Buyer’s representations and warranties with respect to the Buyer Shares contained in Section 6.10 will survive the Closing Date solely for purposes of Sections 12.1(a) and 12.2(a), as applicable, without time limitation. Each other representation and warranty made by any party contained in or made pursuant to this Agreement (including Seller’s representations and warranties with respect to Taxes contained in Sections 5.14(a), 5.14(b), 5.14(c), 5.14(f), 5.14(g), 5.14(h), 5.14(i), 5.14(j), 5.14(k), 5.14(m), 5.14(n), 5.14(o), 5.14(p), 5.14(q), 5.14(r), 5.14(s) and 5.14(t)) or contained in or made pursuant to any closing certificate or other instrument or agreement delivered by any party pursuant to this Agreement will not survive (and will expire at) the Closing and shall thereafter be of no further force or effect and no party will have any obligation to provide indemnification or other Liability in respect thereof.

        (b)        The obligations of each party to indemnify, defend and hold harmless the applicable Persons (i) pursuant to Sections 12.1(b), 12.1(e), 12.2(b) and 12.2(i) will terminate upon the expiration of all applicable statutes of limitations (giving effect to any extensions thereof), (ii) pursuant to Sections 12.1(a) and 12.2(a) will terminate when the applicable representation or warranty expires pursuant to Section 12.6(a), (iii) pursuant to Sections 12.3(a) (iii) will terminate on the date which is ten years after the Closing Date,

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(iv) pursuant to Sections 12.3(a)(ii) and 12.3(b) will terminate on the date which is twenty years after the Closing Date and (v) pursuant to Sections 12.1(c), 12.1(d), 12.1(f), 12.2(c), 12.2(d), 12.2(e), 12.2(f), 12.2(g), 12.2(h), 12.2(j), 12.3(a)(i) and 12.3(d) will not terminate at any time; provided, however, that as to clauses (i), (ii), (iii) and (iv) above, such obligations to indemnify, defend and hold harmless will not terminate with respect to any individual item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the applicable Indemnifying Party.

        SECTION 12.7     Dollar Limitations.

        (a)        Anything contained in this Agreement to the contrary notwithstanding, no monetary amount will be payable by Seller to any member of the Buyer Group with respect to the indemnification of any claims pursuant to Section 12.1(a) until the aggregate amount of Damages actually incurred by the Buyer Group with respect to such claims shall exceed on a cumulative basis an amount equal to Eighteen Million dollars ($18,000,000) (the “Deductible”), in which event Seller shall be responsible only for the amount in excess of the Deductible. In addition, Seller will not be responsible for making payments with respect to Damages for any individual items pursuant to Section 12.1(a) where the aggregate Damages relating thereto are less than $100,000 and such items shall not be aggregated for purposes of determining whether aggregate Damages incurred by the Buyer Group exceed the Deductible. In connection with any claim for indemnification under Section 12.1(a) Buyer and the other members of the Buyer Group will promptly provide Seller with written notice of all claims included in the Deductible and copies of all documents reasonably requested by Seller relating thereto.

        (b)        Anything contained in this Agreement to the contrary notwithstanding, in no event will the aggregate amount for which Seller shall be responsible to indemnify all members of the Buyer Group for all claims under Section 12.1(a) (other than with respect to Seller’s representations and warranties with respect to ownership of the Shares, the REC Holding Shares and the REC Technologies Equity contained in Section 5.5) exceed, and Seller’s aggregate liability under Section 12.1(a) (other than with respect to Seller’s representations and warranties with respect to ownership of the Shares, the REC Holding Shares and the REC Technologies Equity contained in Section 5.5) shall be limited to, an amount equal to One Hundred Eighty Million dollars ($180,000,000).

        (c)        Anything contained in this Agreement to the contrary notwithstanding, in no event will the aggregate amount for which Seller shall be responsible to indemnify all members of the Buyer Group for all claims under this Agreement, including Sections 12.1, 12.3 and 13.8(a), exceed, and Seller’s aggregate liability under this Agreement, including Sections 12.1, 12.3 and 13.8(a), shall be limited to, an amount equal to One Thousand Eight Hundred Million dollars ($1,800,000,000).

        (d)        Anything contained in this Agreement to the contrary notwithstanding, no monetary amount will be payable by Buyer to any member of the Seller Group with respect to the indemnification of any claims pursuant to Section 12.2(a) (other than with respect to Buyer’s representations and warranties with respect to sufficient funds contained in

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Section 6.8) until the aggregate amount of Damages actually incurred by the Seller Group with respect to such claims shall exceed on a cumulative basis an amount equal to the Deductible, in which event Buyer shall be responsible only for the amount in excess of the Deductible. In addition, Buyer will not be responsible for making payments with respect to Damages for any individual items pursuant to Section 12.2(a) (other than with respect to Buyer’s representations and warranties with respect to sufficient funds contained in Section 6.8) where the aggregate Damages relating thereto are less than $100,000 and such items shall not be aggregated for purposes of determining whether aggregate Damages incurred by the Seller Group exceed the Deductible. In connection with any claim for indemnification under Section 12.2(a) Seller and the other members of the Seller Group will promptly provide Buyer with written notice of all claims included in the Deductible and copies of all documents reasonably requested by Buyer relating thereto.

        (e)        Anything contained in this Agreement to the contrary notwithstanding, in no event will the aggregate amount for which Buyer shall be responsible to indemnify all members of the Seller Group for all claims under Section 12.2(a) (other than with respect to Buyer’s representations and warranties with respect to sufficient funds contained in Section 6.8 and the Buyer Shares contained in Section 6.10) exceed, and Buyer’s aggregate liability under Section 12.2(a) (other than with respect to Buyer’s representations and warranties with respect to sufficient funds contained in Section 6.8 and the Buyer Shares contained in Section 6.10) shall be limited to, an amount equal to One Hundred Eighty Million dollars ($180,000,000).

        (f)        Anything contained in this Agreement to the contrary notwithstanding, in no event will the aggregate amount for which Buyer shall be responsible to indemnify all members of the Seller Group for all claims under this Agreement, including Sections 12.2 and 13.8(b), exceed, and Buyer’s aggregate liability under this Agreement, including Sections 12.2 and 13.8(a), shall be limited to, in addition to the obligation to pay the Purchase Price, an additional amount equal to One Thousand Eight Hundred Million dollars ($1,800,000,000).

        SECTION 12.8     Exclusive Remedy.  Except for fraud, to the fullest extent permitted by applicable Law, the indemnification provided in this Article XII and Section 13.8 and specific performance pursuant to Section 15.17 shall be the sole and exclusive remedies available to each of the parties and their respective Affiliates and each member of the Seller Group and Buyer Group for breaches of any of the terms, conditions, representations, warranties, covenants or agreements contained in this Agreement or for any other claims relating to the subject matter of this Agreement and shall preclude assertion by members of the Seller Group or Buyer Group of any of other rights, claims or causes of action or the seeking of any other remedies, whether in contract, tort, strict liability, under Law (including statutory or common law) or otherwise, against Buyer (or any of its Affiliates) or against Seller (or any of its Affiliates), respectively, with respect to breaches of any of the terms, conditions, representations, warranties, covenants or agreements contained in this Agreement or for any other claims relating to the subject matter of this Agreement, all of which Buyer (on behalf of itself and the other members of the Buyer Group) and Seller (on behalf of itself and the other members of the Seller Group) hereby waives.

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ARTICLE XIII

TAX MATTERS

        SECTION 13.1     Preparation and Filing of Tax Returns.  Seller will prepare and timely file or will cause to be prepared and timely filed all appropriate federal, state, provincial, local and foreign Tax Returns in respect of the Acquired Companies and their assets or activities that (a) are required to be filed on or before the Closing Date or (b) are required to be filed after the Closing Date and (i) are Consolidated Tax Returns or (ii) are with respect to Income Taxes and are required to be filed on a separate Tax Return basis for any Tax period ending on or before the Closing Date. Buyer hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, Seller as its agent to take any and all actions necessary or incidental to the preparation and filing of such Consolidated Tax Returns. Buyer will prepare or cause to be prepared and will timely file or cause to be timely filed all other Tax Returns required of Buyer and its Affiliates (including the Acquired Companies), or in respect of their assets or activities. Any such Tax Returns (including amendments thereto) that include periods ending on or before the Closing Date or that include the assets or activities of any of the Acquired Companies prior to the Closing Date will, unless Seller and Buyer otherwise agree in writing, be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar matters have been filed. Upon the request of the non-responsible party, the party responsible for the preparation of a particular Tax Return shall make available a draft of such Tax Return (or relevant portions thereof) for review and comment by such non-responsible party. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

        SECTION 13.2     Payment of Taxes.  From and after the Effective Time: (a) Seller will pay or cause to be paid all Income Taxes with respect to Tax Returns which Seller is obligated to prepare and file or cause to be prepared and filed pursuant to Section 13.1; provided, however, that Buyer hereby assumes and agrees to pay directly to or at the direction of Seller, at least five days prior to the date payment (including estimated payment) thereof is due, the share of such Income Taxes relating to the Acquired Companies for the portion of any Straddle Period beginning after the Closing Date, (b) Buyer will pay or cause to be paid all Income Taxes with respect to Tax Returns which Buyer is obligated to prepare and file or cause to be prepared and filed pursuant to Section 13.1; provided, however, that Seller hereby assumes and agrees to pay directly to or at the direction of Buyer, at least five days prior to the date payment (including estimated payment) thereof is due, the share of such Income Taxes relating to the Acquired Companies for the Pre-Closing Tax Period, and (c) Buyer will be liable for and will pay or cause to be paid all Taxes (other than Income Taxes described in clause (a) of this Section 13.2) owed by any of the Acquired Companies after the Closing Date. To the extent of any conflict between the terms of this Section 13.2 and the terms of Section 13.8, the terms of Section 13.8 shall control.

        SECTION 13.3     Tax Sharing Agreements.  On the Closing Date, all Tax sharing agreements and arrangements between (a) any of the Acquired Companies, on the one hand, and (b) Seller or any of its Affiliates (other than any of the Acquired Companies), on the

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other hand, will be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments will be made thereunder on or after the Closing Date in respect of a redetermination of Tax liabilities or otherwise.

        SECTION 13.4     Carryforwards and Carrybacks.  Buyer will cause each of the Acquired Companies to elect, where permitted by Law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of any of the Acquired Companies ending on or before the Closing Date in which any of the Acquired Companies were included in a Consolidated Tax Return. Buyer, on its own behalf and on behalf of its Affiliates, hereby waives any right to use or apply any net operating loss, net capital loss, charitable contribution or other item of any Acquired Company for any Tax year ending on any date following the Closing Date to any period of any Acquired Company ending on or before the Closing Date. Notwithstanding anything to the contrary herein, any refund or credit of Income Taxes relating to the Acquired Companies which arises after the Closing Date but is attributable to the taxable period that ends on or before the Closing Date or the portion of any Straddle Period ending on the Closing Date, shall be for the account and benefit of Seller and shall be payable in accordance with the provisions of Section 13.5.

        SECTION 13.5     Refunds.

        (a)        Seller will be entitled to retain, or receive immediate payment from Buyer or any of its Affiliates (including the Acquired Companies) of any refund or credit arising with respect to any of the Acquired Companies (including, refunds and credits arising by reason of amended Tax Returns filed after the Closing Date or otherwise) relating to Income Taxes with respect to any Tax period ending on or before the Closing Date. Buyer and the Acquired Companies will be entitled to retain, or receive immediate payment from Seller of, any refund or credit with respect to Income Taxes with respect to any taxable period beginning after the Closing Date relating to any of the Acquired Companies and with respect to Taxes (other than Income Taxes) relating to any of the Acquired Companies. Buyer and Seller will equitably apportion any refund or credit with respect to Income Taxes with respect to any Straddle Period. The amount of any refund or credit which Buyer or Seller is entitled to retain or receive pursuant to this Section 13.5 shall be reduced to take account of any Taxes incurred upon the receipt of such refund or credit. All payments required to be made pursuant to this Section 13.5 shall be made within thirty days after Actually Realized by Seller, Buyer or the Acquired Companies.

        (b)        Seller shall be permitted to file or cause to be filed at Seller’s sole expense, and Buyer shall, and shall cause the Acquired Companies to, reasonably cooperate with Seller in connection with, any claims for refund of Taxes to which Seller is entitled pursuant to Section 13.5(a) or any other provision of this Agreement. Seller shall reimburse Buyer or the Acquired Companies, as the case may be, for any reasonable out-of-pocket costs and expenses incurred in connection with such cooperation. Buyer shall be permitted to file or cause to be filed at Buyer’s sole expense, and Seller shall reasonably cooperate with Buyer or the Acquired Companies, as the case may be, any claims for refund of Taxes to which Buyer is entitled pursuant to Section 13.5(a) or any other provision of this Agreement. Buyer shall

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reimburse Seller for any reasonable out-of-pocket costs and expenses incurred in connection with such cooperation.

        SECTION 13.6     Tax Cooperation.  From and after the Effective Time, each of Buyer and Seller will cooperate with the other party, as and to the extent reasonably requested by the other party, in the preparation of any Tax Returns and in the conduct of any audit or other proceeding related to Taxes involving or relating to the Acquired Companies. Further, from and after the Effective Time, each of Buyer and Seller will provide the other party with such information and records and make such of its Representatives available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to any of the Acquired Companies. The requesting party shall reimburse the party providing such cooperation, information or records for any reasonable out-of-pocket costs and expenses incurred in connection with such cooperation or provision of information or records. Buyer will prepare, or cause each of the Acquired Companies to prepare, in a manner consistent with past practice, and provide to Seller within 45 days after the Closing Date, the Tax work paper preparation package or packages necessary to enable Seller to prepare Tax Returns Seller is obligated to prepare or cause to be prepared.

        SECTION 13.7     Allocation of Purchase Price.  Within sixty days after the Closing Date, Buyer and Seller will mutually prepare a schedule (the “Allocation Schedule”) allocating the Purchase Price (as adjusted pursuant to Section 3.3) in accordance with the general principles of Section 1060 of the Code and any Treasury Regulations pursuant thereto (or any comparable provisions of state or local tax Law) or any successor provision among the Shares (and in the case Buyer elects to make an election under Section 338(g) of the Code in respect of any of REC Canada, REC Mexico, REC Germany and REC China, among the assets of the applicable Acquired Companies). Buyer and Seller shall work in good faith to resolve any disagreements regarding such allocation of Purchase Price. At the request of either Buyer or Seller, solely for purposes of the Allocation Schedule, a third party reasonably agreed to by Buyer and Seller shall appraise the value of the Shares of REC Canada, REC Mexico, REC Germany and REC China. The cost of any such appraisal conducted solely for purposes of valuing the aforementioned Shares for purposes of the Allocation Schedule shall be borne equally by Buyer and Seller. Except to the extent otherwise required by applicable Laws, Buyer and Seller (i) will, and will cause each of their respective Affiliates to, make all tax returns, reports, forms, declarations, claims and other statements in a manner consistent with the Allocation Schedule and (ii) will not, and will cause each of their respective Affiliates not to, make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other Tax audit. Each party will promptly notify the other if the Internal Revenue Service or any other taxing authority proposes to reallocate the consideration in a manner inconsistent with the Allocation Schedule. In the event of a determination (as defined in Section 1313 of the Code) or a similar event under foreign Tax Law relating to a reallocation of consideration, the parties will be free to file amended Tax Returns or claims for refund based on such reallocation.

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        SECTION 13.8     Tax Indemnification.

        (a)        Seller will indemnify, defend and hold harmless the Buyer Group from and against (i) all Income Taxes of the Acquired Companies for any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date, (ii) all Liability (as a result of Treasury Regulation Section 1.1502-6(a) or otherwise) for Income Taxes of Seller or any other Person (other than any of the Acquired Companies with respect to themselves) which is or has ever been affiliated with any of the Acquired Companies, or with whom any of the Acquired Companies otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return, prior to the Closing and all Liability for Income Taxes of any Person (other than the Acquired Companies as to themselves) imposed on any of the Acquired Companies as a transferee or successor, by contract or otherwise, (iii) any and all liability incurred by any member of the Buyer Group based upon the breach by Seller of the representation and warranty provided in Section 5.14(l), (iv) all Taxes for any Tax period attributable to the breach by Seller of any covenant or obligation under this Article XIII and (v) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing. Notwithstanding the foregoing, Seller will not indemnify, defend or hold harmless any member of the Buyer Group from any Liability for Taxes attributable to any action taken outside of the Ordinary Course of Business and, including Buyer making an election under Section 338(g) of the Code as described in Section 13.11, after the Effective Time by Buyer, any of its Affiliates (including the Acquired Companies) or any transferee of Buyer or any of its Affiliates (a “Buyer Tax Act”).

        (b)        Buyer will indemnify, defend and hold the Seller Group harmless from and against (i) except to the extent Seller is otherwise required to indemnify Buyer for such Tax pursuant to Section 12.1(a) or Section 13.8(a), all Taxes of each of the Acquired Companies, (ii) all Taxes for any Tax period attributable to the breach by Buyer of any covenant or obligation under this Article XIII, (iii) all Liability for Taxes or any increase in Taxes attributable to a Buyer Tax Act, and (iv) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

        (c)        The obligations of each party to indemnify, defend and hold harmless the other party and other Persons, pursuant to Sections 13.8(a) and 13.8(b), will terminate 30 days after the expiration of all applicable statutes of limitations (giving effect to any extensions thereof); provided, however, that such obligations to indemnify, defend and hold harmless will not terminate with respect to any individual item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the applicable Indemnifying Party.

        (d)        In the case of any Straddle Period:

            (i)        Income Taxes of each of the Acquired Companies for the portion of any Straddle Period ending on the Closing Date (the “Pre-Closing Tax Period”) will be computed as if such taxable period ended as of the close of business on the Closing Date, and, in the case of any Income Taxes of any of the Acquired Companies

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attributable to the ownership by any of the Acquired Companies of any equity interest in any partnership or other “flowthrough” entity (other than the Acquired Companies), as if a taxable period of such partnership or other “flowthrough” entity ended as of the close of business on the Closing Date; and

            (ii)        Income Taxes of each of the Acquired Companies for which a Consolidated Tax Return is filed will be computed in accordance with the principles of Treasury Regulation Section 1.1502-76 as if separate returns had been filed for each of the Acquired Companies for such Pre-Closing Tax Period and all prior taxable periods.

        (e)        Any indemnity payment required to be made pursuant to this Section 13.8 will be paid within 30 days after the Indemnified Party makes written demand upon the Indemnifying Party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant taxing authority (including estimated Tax payments).

        SECTION 13.9     Timing Adjustments.  If a Tax audit proceeding or an amendment of a Tax return results in a timing difference that would increase Seller’s liability for Taxes pursuant to this Article XIII (e.g., an acceleration of income or delay of deductions) or results in a timing difference that would increase Buyer’s liability for Taxes pursuant to this Article XIII (e.g., an acceleration of deductions or delay of income), Buyer or Seller, as the case may be, will promptly make payments to Seller or Buyer as and when Buyer or Seller, as the case may be, Actually Realizes any Tax benefits as a result of such timing difference (or under such other method for determining the present value of any such anticipated Tax benefits as agreed to by the parties). In determining the amount of any such Tax benefit, Buyer or Seller, as the case may be, will be deemed to be subject (a) to the applicable federal and/or local country Income Taxes at the maximum statutory rate then in effect and (b) to state and local Taxes (if applicable) at a combined state and local Tax rate of 5 percent, which will be Tax effected at such maximum Tax rate.

        SECTION 13.10     Tax Contests.

        (a)        If a claim is made by any taxing authority which, if successful, might result in an indemnity payment pursuant to Section 13.8, the Indemnified Party will promptly notify the Indemnifying Party of such claim (a “Tax Claim”); provided, however, that the failure to give such notice will not affect the indemnification provided hereunder except to the extent the Indemnifying Party has actually been prejudiced as a result of such failure.

        (b)        With respect to any Tax Claim relating to Income Taxes and relating to a taxable period ending on or before the Closing Date or to any other taxable period in which any of the Acquired Companies joined in filing any Consolidated Tax Return, Seller will control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest

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the Tax Claim in any permissible manner. Before taking any action with respect to the conduct of such Tax Claim (including the submission of any protest, petitions, or responses to information document requests), Seller shall first consult with Buyer in good faith about such action.

        (c)        Except as otherwise provided in Section 13.10(b), Seller and Buyer will jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Income Taxes of any of the Acquired Companies for any Straddle Period. Neither Seller nor Buyer will settle any such Tax Claim without the prior written consent of the other (which consent will not be unreasonably withheld, conditioned or delayed).

        (d)        Each of Buyer, the Acquired Companies and their respective Affiliates, on the one hand, and Seller and its respective Affiliates, on the other hand, will cooperate, at the request of the other, in contesting any Tax Claim, which cooperation will include the retention and (upon request) the provision to the requesting party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. The requesting party shall reimburse the party providing such cooperation for any reasonable out-of-pocket costs and expenses incurred in connection with such cooperation.

        SECTION 13.11    Section 338(g) Election.  Buyer shall provide written notice to Seller within 60 days after the Closing Date of its intent to make an election under Section 338(g) of the Code (and any corresponding elections under state, local and foreign Tax law) with respect to the purchase and sale of the REC Canada Shares, the REC Mexico Shares, the REC Germany Shares and/or the REC China Equity hereunder. If Buyer provides Seller with such written notice, Buyer shall take all such actions as are necessary to make effective such election, including the timely execution, delivery and filing of all Tax Returns (including IRS Form 8023) in respect thereof.

ARTICLE XIV

TERMINATION; EFFECT OF TERMINATION

        SECTION 14.1     Termination.  This Agreement may be terminated at any time prior to the Closing:

        (a)        by mutual written consent of Seller and Buyer;

        (b)        by written notice by Buyer to Seller, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, in any such case such that the conditions set forth in Section 10.1 or Section 10.2, as the case may be, would not be satisfied as of such time; provided that if such breach is curable by Seller prior to the Termination Date through the exercise of Seller’s commercially reasonable efforts, then for so long as Seller continues to exercise such commercially reasonable efforts to cure the same, Buyer may not terminate this Agreement pursuant to this Section 14.1(b);

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        (c)        by written notice by Seller to Buyer, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, in any such case such that the conditions set forth in Section 11.1 or Section 11.2, as the case may be, would not be satisfied as of such time; provided that if such breach is curable by Buyer prior to the Termination Date through the exercise of Buyer’s commercially reasonable efforts, then for so long as Buyer continues to exercise such commercially reasonable efforts to cure the same, Seller may not terminate this Agreement pursuant to this Section 14.1(c);

        (d)        by written notice by Buyer to Seller or by Seller to Buyer, if the Closing does not occur on or prior to the Termination Date; provided, however, that the party seeking termination pursuant to this subsection (d) is not in breach in any material respects of its representations, warranties, covenants or agreements contained in this Agreement; or

        (e)        by written notice by Buyer to Seller or by Seller to Buyer, if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and non-appealable.

        SECTION 14.2     Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 14.1, this Agreement, other than with respect to the last sentence of Article VII, Section 8.13 and Section 15.12, which will continue in effect, all rights and obligations of the parties hereunder will terminate without any Liability on the part of either party or its Affiliates in respect thereof, except that nothing herein will relieve either party from Liability for any willful breach of this Agreement (it being understood that, if all conditions set forth in Article X have been satisfied (other than (i) the obtaining of the China Approval and (ii) the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing), Buyer’s failure to effect the Closing or pay the Purchase Price pursuant to Section 3.1 for any reason on the Closing Date specified in Section 4.1 shall constitute a willful breach of this Agreement).

ARTICLE XV

MISCELLANEOUS

        SECTION 15.1     Parties in Interest.  This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person (including any current or former employee of the Acquired Companies, any representative of any such Person and any collective bargaining agent) other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim of any nature or kind whatsoever (including any third party beneficiary rights) under or by reason of this Agreement, except as provided in Section 8.19 and that members of the Buyer Group and the Seller Group will be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, under Article XII.

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        SECTION 15.2     Assignment.  Except as expressly provided in Section 8.10, no party to this Agreement will convey, assign or otherwise transfer either this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the Seller (in the case of a conveyance, assignment or transfer by Buyer) or Buyer (in the case of a conveyance, assignment or transfer by Seller or any RA Sub Seller) in its sole and absolute discretion, except that, other than expressly provided herein, any party may (without obtaining any consent) assign any of its rights or obligations hereunder to a successor to all or any substantial part of its business or to any Affiliate of such party and Buyer may pledge or assign this Agreement and the benefits hereunder to the lenders in connection with the Financing. Any conveyance, assignment or transfer requiring the prior written consent of another party which is made without such consent will be void ab initio. No assignment of this Agreement (or any rights or obligations hereunder) will relieve the assigning party of its obligations hereunder.

        SECTION 15.3     Notices.  All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service (and will be deemed duly given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service)). All such notices, requests, claims, demands or other communications will be addressed as set forth below:

If to Seller or any RA Sub Seller:

Rockwell Automation, Inc. 1201 South Second Street Milwaukee, Wisconsin 53204

Attention	Douglas M. Hagerman, Esq. Senior Vice President, General Counsel and Secretary
Telecopy: E-Mail:	(414) 382-8421 dmhagerman@ra.rockwell.com

with a copy to:

Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112

Attention:	Peter R. Kolyer, Esq.
Telecopy: E-Mail:	(212) 541-5369 pkolyer@chadbourne.com

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If to Buyer:

Baldor Electric Company 5711 R.S. Boreham, Jr. Fort Smith, Arkansas 72901

Attention:	Ron Tucker President, Chief Financial Officer and Secretary
Telecopy: E-Mail:	(479) 648-5752 RTucker@baldor.com

with a copy to:

Thompson Coburn LLP One U.S. Bank Plaza St. Louis, Missouri 63101

Attention:	Thomas E. Proost, Esq.
Telecopy: E-Mail:	(314) 552-7000 tproost@thompsoncoburn.com

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 15.3 by Seller or any RA Sub Seller to Buyer or by Buyer to Seller.

        SECTION 15.4     Waiver; Remedies.  No delay on the part of either Seller or Buyer in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver by either party shall be effective unless it is evidenced by a written agreement making specific reference hereto executed by the party granting such waiver.

        SECTION 15.5     Schedules.  All Schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The mere inclusion of information in any Schedule hereto as an exception to a representation, warranty or covenant shall not (a) be deemed an admission by any party (i) that such information represents a material exception or a material fact, event or circumstance, (ii) that such information has had or would reasonably be expected to have a Material Adverse Effect or a “material adverse effect” on Seller’s or Buyer’s ability to consummate the transactions contemplated hereby, as applicable or (iii) that such information is not in the Ordinary Course of Business or (b) constitute, or be deemed to be, an admission to any third party concerning such information. The specification of any dollar amount in any representation, warranty or covenant and the inclusion of any specific item in any Schedule shall not vary the definition of “Material Adverse Effect” or imply that such amount or higher or lower

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amounts are or are not material. Matters reflected on any Schedule to this Agreement are not necessarily limited to matters required by this Agreement to be reflected on such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Matters disclosed by Seller to Buyer pursuant to any Section of or Schedule to this Agreement (or any section of any Schedule to this Agreement) will be deemed to be disclosed with respect to all Sections of and Schedules to this Agreement (and all sections of all Schedules to this Agreement) to the extent the disclosure is reasonably applicable to such other Sections or Schedules. Capitalized terms used in any Schedule to this Agreement but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

        SECTION 15.6     Captions, Currency.  The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein or in any Schedule hereto to numbered articles or sections are to articles and sections of this Agreement and all references herein or in any Schedule hereto to exhibits or schedules are to exhibits and schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any exhibit or Schedule hereto or in any instrument or document delivered pursuant hereto to dollars or “$” shall mean United States Dollars.

        SECTION 15.7     Construction; Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For purposes of this Agreement and the Schedules to this Agreement, (a) words in the singular shall be held to include the plural and vice versa; (b) the terms “hereof”, “herein”, “herewith” and “hereunder” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified; and (d) the word “or” will not be exclusive.

        SECTION 15.8     No Representations or Warranties.

        (a)        The representations and warranties contained in Article V are in lieu of and are exclusive of all other representations and warranties by Seller, any of its Affiliates or any other Person. Buyer acknowledges that none of Seller or any its Affiliates (including the Acquired Companies) or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding any of Seller or any of its Affiliates, the Acquired Companies, the Business, the Shares or the assets or liabilities of the Acquired Companies (including any confidential information memorandum, any supplemental data, any financial projections or forecasts related to any of the Acquired Companies or the Business and any other information, document or material

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made available or furnished to Buyer or any of its Representatives in any “data room”, management presentations or in any other form in anticipation of any of the transactions contemplated by this Agreement) and none of Seller or any of its Affiliates or any other Person will have or be subject to any Liability to Buyer, any of its Representatives or any other Person resulting from the distribution to Buyer or any of its Representatives, or Buyer’s or any of its Representatives’ use, of any such information. Buyer further acknowledges that, except as expressly set forth in Article V, there are no representations or warranties of any kind, expressed or implied, with respect to Seller or any of its Affiliates, the Acquired Companies, the Business, the Shares, the assets or liabilities of the Acquired Companies or any other matter. It is expressly understood and agreed that Buyer accepts the condition of the assets of the Acquired Companies “AS IS”, “WHERE IS” AND, SUBJECT ONLY TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V, WITH ALL FAULTS AND WITHOUT ANY OTHER REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AND IN PARTICULAR, WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (b)        With respect to any projection or forecast delivered by or on behalf of Seller, any of its Affiliates (including the Acquired Companies) or any of their respective Representatives to Buyer or any of its Representatives, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) Buyer is familiar with such uncertainties, (iii) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so delivered, and (iv) none of Buyer or its Representatives or any other Person shall have any claim against Seller, any of its Affiliates, any of their respective Representatives or any other Person with respect thereto.

        SECTION 15.9     Severability.  If any term or provision of this Agreement or the application thereof to any Person or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.

        SECTION 15.10    Dispute Resolution.  Except with respect to the Closing Statement, in the event that any dispute, claim or controversy arises with respect to the transactions contemplated hereby, this Agreement, any provision hereof or the breach, performance, enforcement or validity or invalidity of this Agreement or any provision hereof (collectively, a “Dispute”), designees of Seller and Buyer will meet to attempt a good faith resolution of such Dispute within thirty days after either party notifies the other of a Dispute. During the period between such notification of a Dispute and thirty days after such meeting, each party shall be entitled to make any reasonable investigation of the claims or issues underlying such Dispute that such party deems reasonably necessary or desirable and, in connection with such investigation, each party agrees to make available to the other party and its Representatives the information reasonably requested by the other party in connection therewith. If the Dispute is not resolved within thirty days of such meeting, either party may make a written demand to the other for formal dispute resolution, which demand will specify

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the nature of the Dispute. Within thirty days of such written demand, or such other time as the parties may agree, the parties will attempt in good faith to resolve such Dispute by mediation in accordance with the then-existing CPR Model Procedure for Mediation of Business Disputes, promulgated by the CPR Institute for Dispute Resolution, in New York City. If such mediation is unsuccessful within thirty days after commencement thereof, either party may pursue any other remedies available to it, subject to Sections 12.8 and 15.11.

        SECTION 15.11    Consent to Jurisdiction.

        (a)        Subject to Section 15.10, Seller, each RA Sub Seller and Buyer each irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of or relating to the transactions contemplated hereby, this Agreement, any provision hereof or the breach, performance, enforcement or validity or invalidity of this Agreement or any provision hereof (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Seller, each RA Sub Seller and Buyer each further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party’s respective address set forth in Section 15.3 will be effective service of process for any action, suit or proceeding in any such courts with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Seller, each RA Sub Seller and Buyer each irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to the transactions contemplated hereby, this Agreement, any provision hereof or the breach, performance, enforcement or validity or invalidity of this Agreement or any provision hereof in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in Law or in equity.

        (b)        SELLER, EACH RA SUB SELLER AND BUYER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, THIS AGREEMENT, ANY PROVISION HEREOF OR THE BREACH, PERFORMANCE, ENFORCEMENT OR VALIDITY OR INVALIDITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.

        SECTION 15.12    Expenses.  Except as expressly provided herein, Buyer and Seller each agrees to pay, without right of reimbursement from the other, all costs and expenses incurred by it and its Affiliates incident to the preparation, execution and delivery by it of this Agreement and the performance of its obligations hereunder, including the fees and disbursements of counsel, accountants, financial advisors, experts and consultants

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employed by such party in connection with the preparation, execution and delivery by it of this Agreement and with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated; provided that this Section 15.12 shall not limit any Person’s right to recover damages for any willful breach of this Agreement.

        SECTION 15.13    Entire Agreement.  This Agreement and the Confidentiality Agreement together constitute the entire agreement between Buyer and its Representatives, on the one hand, and Seller and its Representatives, on the other hand, with respect to the subject matter hereof and this Agreement and the Confidentiality Agreement supersede all prior negotiations, agreements or understandings of the parties and their respective Representatives of any nature, whether oral or written, relating thereto.

        SECTION 15.14    Amendment.  This Agreement may be modified, amended or supplemented only by written agreement making specific reference hereto executed by Buyer and Seller.

        SECTION 15.15    Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

        SECTION 15.16    Governing Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        SECTION 15.17    Specific Performance.  In the event of any actual or threatened breach of any of the covenants or agreements in this Agreement (including Section 8.12), the party who is or is to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, subject to Section 12.8. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ROCKWELL AUTOMATION, INC.
By	/s/ Rondi Rohr-Dralle

	Name: Title:	Rondi Rohr-Dralle Vice President Corporate Development

ROCKWELL AUTOMATION OF OHIO, INC.
By	/s/ Steven A. Eisenbrown

	Name: Title:	Steven A. Eisenbrown President

ROCKWELL AUTOMATION CANADA CONTROL SYSTEMS
By	/s/ Charles Cipolla

	Name: Title:	Charles Cipolla President

GRUPO INDUSTRIAS RELIANCE S.A. de C.V.
By	/s/ Douglas M. Hagerman

	Name: Title:	Douglas M. Hagerman Authorized Representative

ROCKWELL INTERNATIONAL GMBH
By	/s/ Timothy C. Oliver

	Name: Title:	Timothy C. Oliver Director

85 [Signature Page Continued]

BALDOR ELECTRIC COMPANY
By	/s/ John A. McFarland

	Name: Title:	John A. McFarland Chairman and Chief Executive Officer

Each of the Acquired Companies hereby acknowledges and agrees to the license set forth in Section 8.10(b).

RELIANCE ELECTRIC COMPANY
By	/s/ Joseph D. Swann

	Name: Title:	Joseph D. Swann President

REC HOLDING, INC.
By	/s/ Douglas M. Hagerman

	Name: Title:	Douglas M. Hagerman Vice President

RELIANCE ELECTRIC TECHNOLOGIES, LLC
By	/s/ Joseph D. Swann

	Name: Title:	Joseph D. Swann President

RELIANCE ELECTRIC COMPANY CANADA, ULC
By	/s/ Charles Cipolla

	Name: Title:	Charles Cipolla President

DODGE DE MEXICO S.A. de C.V.
By	/s/ Douglas M. Hagerman

	Name: Title:	Douglas M. Hagerman Authorized Representative

RELIANCE ELECTRIC COMPANY EUROPE GMBH
By	/s/ Peter Buydens

	Name: Title:	Peter Buydens Managing Director

[Signature Page Continued]

ROCKWELL AUTOMATION POWER SYSTEMS (SHANGHAI) COMPANY LIMITED
By	/s/ Joseph D. Swann

	Name: Title:	Joseph D. Swann Chairman of the Board and Legal Representative

SCHEDULE 1

DEFINITIONS

        For purposes of the Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

        “Acquired Companies” means each of:

        (a)        REC;

        (b)        REC Holding;

        (c)        REC Technologies;

        (d)        REC Canada;

        (e)        REC Mexico;

        (f)        REC Europe; and

        (g)        REC China.

        “Acquired Company Claims Made Policies” means Acquired Company Policies that (a) are in effect as of the Effective Time, (b) are with third-party insurers, (c) are “claims made basis” policies and (d) include Seller or any of its Affiliates (other than the Acquired Companies), in addition to the Acquired Companies, within the definition of the named insured or otherwise provide coverage with respect to the assets or liabilities of Seller or any of its Affiliates (other than the Acquired Companies), in addition to the Acquired Companies.

        “Acquired Company Intellectual Property” means all Intellectual Property that is either owned by or licensed to any of the Acquired Companies (and, in the case of all patents included in such Intellectual Property, any counterparts thereof or any continuations, reissuances or re-examinations thereof), in each case other than Retained Intellectual Property.

        “Acquired Company Occurrence Basis Policies” means Acquired Company Policies that (a) are in effect as of the Effective Time, (b) are with third-party insurers, (c) are “occurrence basis” policies and (d) include Seller or any of its Affiliates (other than the Acquired Companies), in addition to the Acquired Companies, within the definition of the named insured or otherwise provide coverage with respect to the assets or liabilities of Seller or any of its Affiliates (other than the Acquired Companies), in addition to the Acquired Companies.

        “Acquired Company Policies” means any insurance policies of any of the Acquired Companies that were in effect immediately prior to the time of Seller’s acquisition of REC.

        “Action” means any action, suit, arbitration or proceeding by or before any arbitrator, court, regulatory agency or other Governmental Entity (including any action, suit, arbitration or proceeding by any Person).

        “Actually Realized” means, for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any payment, transaction, occurrence or event, the time at which the amount of Taxes (including estimated Taxes) payable by any Person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for the payment, transaction, occurrence or event.

        “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        “Agreement” means this Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

        “Allen-Bradley Motors Supply Agreement” means the Allen-Bradley Motors Supply Agreement, to be dated the Closing Date, by and between Seller and REC, with respect to the supply after the Closing Date by REC to Seller of certain Allen-Bradley-branded motors products, substantially in the form attached hereto as Exhibit A.

        “Allocation Schedule” has the meaning set forth in Section 13.7.

        “Ancillary Agreements” means:

        (a)        the Allen-Bradley Motors Supply Agreement;

        (b)        the Drives Supply Agreement;

        (c)        the Reliance Motors Supply Agreement;

        (d)        the Transition Agreement; and

        (e)        the Registration Rights Agreement.

        “Asbestos Liabilities” means all Liabilities of the Acquired Companies to the extent arising from or relating to any human exposure to asbestos or asbestos-containing materials in any of the products manufactured or sold by the Acquired Companies prior to the Effective Time.

        “Business” means the business heretofore and currently engaged in by the Acquired Companies (and their respective predecessors) of researching, developing, designing, engineering, manufacturing, having manufactured, building, purchasing, selling,

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distributing, installing, modifying, repairing, servicing and supporting (i) ball, roller and plain mounted bearings, enclosed shaft mount, helical and worm gearing, and other power transmission components, including bushings, synchronous and v-belt sheaves, couplings, brakes and conveyor pulleys and (ii) small, medium and large AC, custom, specialty and variable-speed AC and DC industrial electric motors, and activities related thereto. Notwithstanding anything contained herein to the contrary, the term “Business” shall not include the Drives Business or the businesses heretofore and currently engaged in by Seller’s Control Systems business.

        “Buyer” has the meaning set forth in the preamble to this Agreement.

        “Buyer Bank Account” means Buyer’s bank account to be designated in writing by Buyer to Seller.

        “Buyer Group” has the meaning set forth in Section 12.1.

        “Buyer Shares” shall mean One Million Five Hundred Seventy-Nine Thousand Two Hundred Eighty (1,579,280) shares of common stock, par value $.10 per share, and associated common stock purchase rights, of Buyer.

        “Buyer Tax Act” has the meaning set forth in Section 13.8(a).

        “Buyer Welfare Benefit Plans” has the meaning set forth in Section 9.8(a).

        “Buyer’s Canadian Deferred Profit Sharing Plan” has the meaning set forth in Section 9.2(f)(i).

        “Buyer’s Canadian Pension Plan” has the meaning set forth in Section 9.2(d)(ii).

        “Buyer’s Canadian Savings Plan” has the meaning set forth in Section 9.2(e)(i).

        “Buyer’s Letter” has the meaning set forth in Section 3.2(d).

        “Buyer’s U.S. Pension Plan” has the meaning set forth in Section 9.2(a)(ii).

        “Buyer’s U.S. Savings Plan” has the meaning set forth in Section 9.2(b)(i).

        “Cash” means all cash (including cash in bank accounts of any of the Acquired Companies as of the Effective Time and checks and wire transfers received by any of the Acquired Companies prior to the Effective Time which were not deposited in bank accounts of any of the Acquired Companies prior to the Effective Time or which were so deposited but were not reflected as cash on deposit in any bank accounts of the Acquired Companies as of or prior to the Effective Time), cash equivalents, funds, certificates of deposit, similar instruments and short term investments of any of the Acquired Companies.

        “China Approval” means the approval set forth in item 1 on Schedule 5.4.

        “China Closing” has the meaning set forth in Section 4.5(a)(v).

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        “China Closing Date” has the meaning set forth in Section 4.5(a)(v).

        “China Effective Time” has the meaning set forth in Section 4.5(a)(v).

        “China Monthly Account” has the meaning set forth in Section 4.5(d)(i).

        “China Monthly Payments” has the meaning set forth in Section 4.5(d)(i)(B).

        “China Monthly Receipts” has the meaning set forth in Section 4.5(d)(i)(A).

        “China Transition Period has the meaning set forth in Section 4.5(c).

        “Closing” has the meaning set forth in Section 4.1.

        “Closing Date” has the meaning set forth in Section 4.1.

        “Closing Date Indebtedness” means all indebtedness for borrowed money owed by the Acquired Companies immediately prior to the Closing.

        “Closing Statement” has the meaning set forth in Section 3.2(a).

        “COBRA” has the meaning set forth in Section 9.3.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Confidentiality Agreement” means the confidentiality agreement dated June 30, 2006 between Seller and Buyer.

        “Consents” means consents, approvals, clearances, exemptions, waivers, authorizations, filings, registrations and notifications.

        “Consolidated Tax Returns” means Tax Returns which include any Acquired Company, on the one hand, and Seller or any of its Affiliates (other than any Acquired Company), on the other hand.

        “Continued Employees” has the meaning set forth in Section 9.1.

        “Contracts” means, with respect to any Person, any legally binding contracts, including license agreements, purchase orders, sales orders, notes, bonds, mortgages, indentures, leases, partnership or joint venture agreements or other legally binding agreements, to which any such Person is a party or with respect to which any such Person’s properties or assets are bound.

        “D&T” has the meaning set forth in Section 3.2(a).

        “Damages” means losses, liabilities, claims, damages, payments, Taxes, costs and expenses (including costs and expenses of Actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a third party or Governmental Entity with respect thereto and out-of-pocket expenses and

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reasonable attorneys’, consultants’, accountants’ and other experts’ fees and expenses reasonably incurred in defending against any such Actions or in enforcing an Indemnified Party’s rights hereunder).

        “Deductible” has the meaning set forth in Section 12.7(a).

        “Delivery Date” has the meaning set forth in Section 3.2(a).

        “Dispute” has the meaning set forth in Section 15.10.

        “Drives Business” means collectively the businesses heretofore and currently engaged in by Seller and its Affiliates (including the Acquired Companies) (and their respective predecessors) of researching, developing, designing, engineering, manufacturing, having manufactured, building, purchasing, selling, distributing, installing, modifying, repairing, servicing or supporting electrical drives, drive systems and/or drive parts, and activities related thereto.

        “Drives Supply Agreement” means the Drives Supply Agreement, to be dated the Closing Date, by and between Seller and REC, with respect to the supply after the Closing Date by Seller to REC of certain Reliance-branded drives products, substantially in the form attached hereto as Exhibit B.

        “Effective Time” has the meaning set forth in Section 4.1.

        “Environmental Laws” means any Law, including common law, existing on the date hereof which deals with (i) pollution or protection of human health and the environment or (ii) the generation, storage, treatment, handling, processing, transportation, management, use, release, recycling, disposal of or exposure to Hazardous Substances; provided, however, that the term “Environmental Law” shall not include any Law to the extent pertaining to product liability matters. For purposes of the definitions of “Legacy Site Environmental Costs”, “Orlando Environmental Costs” and “St. Stephen Environmental Costs” only, the definition of “Environmental Laws” shall include any Law existing on the date hereof, as may be supplemented or amended in the future.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Benefit Plan” means any “employee benefit plan” within the meaning of and subject to Section 3(3) of ERISA.

        “Final Closing Statement” has the meaning set forth in Section 3.2(c).

        “Financial Information” has the meaning set forth in Section 8.21(a).

        “Financial Instruments” means all loan agreements, credit facilities, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments, and guaranties of any of the foregoing, relating to the Business or any of the Acquired Companies under which Seller or any of its Affiliates (other than the Acquired

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Companies) has any primary, secondary, contingent, joint, several or other Liability (other than to the extent relating to Closing Date Indebtedness).

        “Financial Statements” has the meaning set forth in Section 5.7.

        “Financing ” has the meaning set forth in Section 8.20(a).

        “Foreign Governmental Approval” has the meaning set forth in Section 8.3.

        “Former Facility” means any facility or real property formerly owned, leased, occupied, used or operated prior to the Closing Date by any Acquired Company or any predecessor or any former Subsidiary thereof, including facilities and real property divested by any Acquired Company by way of Contracts for sale of stock, assets or real property or by donation; provided that the term “Former Facility” does not include any facility or real property that is owned, leased, occupied, used or operated by any Acquired Company on or after the Closing Date.

        “FPE” means Federal Pacific Electric Co., a corporation organized under the laws of Delaware that on the date hereof is a Subsidiary of REC.

        “GAAP” means United States generally accepted accounting principles as in effect from time to time.

        “Governmental Entity” means any (a) nation, state, province, county, city, town, village, district or other jurisdiction, (b) federal, state, provincial, local, regional, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (f) official or other instrumentalities of any of the foregoing.

        “Group” means the Seller Group or the Buyer Group, as applicable.

        “Hazardous Substance” means any solid, liquid, gas, pollutant, element, chemical, waste, contaminant, material or substance regulated by any Governmental Entity under Environmental Laws and includes (i) any material that is or contains silica, asbestos, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, (ii) any material or substance that is defined, listed, classified or identified as a “hazardous waste”, “toxic substance”, “extremely hazardous substance”, “regulated substance” or “hazardous substance” or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Entity under any Environmental Law.

        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        “Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (a) net income or profits (including any capital gains, minimum taxes and any

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Taxes on items of tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or other similar Taxes) or (b) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to is described in clause (a) of this definition.

        “Indemnified Claim” has the meaning set forth in Section 12.4(f).

        “Indemnified Individuals” has the meaning set forth in Section 8.19(a).

        “Indemnified Party” means any member of the Seller Group or the Buyer Group who or which may seek indemnification under this Agreement.

        “Indemnifying Party” means a party against whom indemnification may be sought under this Agreement.

        “Indemnity Reduction Amounts” has the meaning set forth in Section 12.5(a).

        “Intellectual Property” means all Patents and Trademarks and Trade Secrets.

        “June 30 Balance Sheet” has the meaning set forth in Section 5.7.

        “Knowledge”, with respect to the Acquired Companies, means the actual knowledge of Joseph D. Swann, Rick J. Payton, Thomas A. Mascari, Michael A. Cinquemani, Robert S. Nemecek and Brian Brehmer, in each case as of the date of this Agreement, and not any constructive or imputed knowledge of Seller or any of its Affiliates (including the Acquired Companies) or any of their respective directors, officers, employees, partners, managers, members or other Representatives.

        “Laws” means all applicable laws, statutes, constitutions, rules, regulations, judgments, rulings, orders, decrees, injunctions and determinations of Governmental Entities.

        “Leases” has the meaning set forth in Section 5.9(a).

        “Legacy Site Environmental Costs” means any necessary costs or expenses resulting from (i) Remedial Action required by an enforcement order or decree entered by a Governmental Entity pursuant to Environmental Laws or required as a result of a final and non-appealable enforcement order or decree entered by a Governmental Entity in connection with any third party claim for Remedial Action, (ii) claims by any third party against any Acquired Company for injury to health (including disease or death) or damage to real or personal property or damage to natural resources, or (iii) claims by any third party against any Acquired Company for indemnification under any indemnification obligations of the Acquired Companies (whether arising from contract or otherwise) existing as of the Closing Date; in each case set forth in clauses (i), (ii) and (iii), that are actually paid following the Closing Date by Buyer or any of the Acquired Companies, but only to the extent such costs or expenses result from or relate to the actual or alleged emission, transportation, disposal, discharge or release prior to the Closing Date of any Hazardous Substances at, on, from or under any Former Facilities (other than on, from, under or affecting any facilities or other

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real property owned, leased or operated by the Acquired Companies as of the Closing Date); provided, however, that the term “Legacy Site Environmental Costs” shall not include (v) any costs or expenses arising from or relating to exposure to crystalline silica, (w) any costs or expenses arising from or relating to the transportation to or the release or disposal at any third party storage, recycling or disposal sites of Hazardous Substances from any Former Facilities, (x) any costs or expenses arising from or relating to acts or omissions of any member of the Buyer Group after the Closing Date which increase the scope of any required containment, renewal, remedying, clean-up or abatement or otherwise increase the liability of Seller hereunder, (y) any costs or expenses to the extent any amounts are actually received (including amounts received under insurance policies) by or on behalf of the Buyer Group from insurers or other third parties (net of out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Buyer Group in connection with seeking to collect and collecting such amounts) in respect of such costs or expenses, or (z) Orlando Environmental Costs or St. Stephen Environmental Costs.

        “Liabilities” means any and all claims, debts, liabilities, obligations and commitments of any nature whatsoever, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, primary or secondary, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, whenever or however arising (including those arising out of any Law, Contract, tort, common law, order, ruling, decree or judgment and whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

        “License Agreement” means the Patent and Trademark License Agreement dated as of October 1, 2006 by and among REC, REC Technologies, Seller and Rockwell Automation Technologies, Inc., a corporation organized under the laws of Ohio.

        “Lien” means any lien, security interest, pledge, mortgage, charge, title retention agreement or other similar encumbrance.

        “Material Adverse Effect” means a material adverse effect on:

        (a)        the business, financial condition or operations of the Business, taken as a whole, except for any such effect resulting from or arising out of or in connection with:

(i) the public announcement of this Agreement;

(ii) the transactions contemplated by this Agreement or any actions taken pursuant to or in accordance with this Agreement;

         (iii)        changes in, or events or conditions affecting, any industry or market in which any of the Acquired Companies operates (which changes, events or conditions do not disproportionately affect the Acquired Companies in any material respect);

(iv) changes in, or events or conditions affecting, the United States or global economy or capital or financial markets generally;

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(v) changes in applicable Law or the interpretations thereof by any Governmental Entity;

(vi) changes in GAAP; or

(vii) changes in general political conditions, including any acts of war or terrorist activities; or

        (b)        the ability of Seller to consummate the transactions contemplated by this Agreement.

        “Material Contracts” has the meaning set forth in Section 5.11(a).

        “Multiemployer Plan” has the meaning described in Section 4001(a)(3) of ERISA.

        “NASCAR Agreement” means the Sponsorship Agreement dated as of October 31, 2005, as amended, by and between Joe Gibbs Racing, Inc., a corporation organized under the laws of North Carolina, and REC.

        “Net Working Capital” has the meaning set forth in Section 3.3(a).

        “Non-Compete Period” has the meaning set forth in Section 8.12(a).

        “Notice of Disagreement” has the meaning set forth in Section 3.2(c).

        “Ordinary Course of Business” means the ordinary course of business consistent with past practice.

        “Orlando Environmental Costs” means any costs or expenses resulting from (i) Remedial Action required by an enforcement order or decree entered by a Governmental Entity pursuant to Environmental Laws (including the Consent Order with the Florida Department of Environmental Regulation dated October 31, 1988, as may be amended or supplemented after the Closing Date) or required as a result of a final and non-appealable enforcement order or decree entered by a Governmental Entity in connection with any third party claim for Remedial Action, (ii) claims by any third party against any Acquired Company for injury to health (including disease or death) or damage to real or personal property or damage to natural resources, or (iii) claims by any third party against any Acquired Company for indemnification under any indemnification obligations of the Acquired Companies (whether arising from contract or otherwise) existing as of the Closing Date; in each case set forth in clauses (i), (ii) and (iii), that are actually paid following the Closing Date by Buyer or any of the Acquired Companies, but only to the extent such costs or expenses result from or relate to the actual or alleged emission, transportation, disposal, discharge or release prior to the Closing Date of any Hazardous Substances at, on, from or under the Former Facility located at 5780 Carrier Drive, Orlando, Florida; provided, however, that the term “Orlando Environmental Costs” shall not include (w) any costs or expenses arising from or relating to exposure to crystalline silica, (x) any costs or expenses arising from or relating to the transportation to or the release or disposal at any third party storage, recycling or disposal sites of Hazardous Substances from such Former Facility,

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(y) any costs or expenses arising from or relating to acts or omissions of any member of the Buyer Group after the Closing Date which increase the scope of any required containment, renewal, remedying, clean-up or abatement or otherwise increase the liability of Seller hereunder, or (z) any costs or expenses to the extent any amounts are actually received (including amounts received under insurance policies) by or on behalf of the Buyer Group from insurers or other third parties (net of out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Buyer Group in connection with seeking to collect and collecting such amounts) in respect of such costs or expenses.

        “Other Taxes” means Taxes other than Income Taxes. For the avoidance of doubt, the term “Other Taxes” includes employment Taxes.

        “Owned Properties” has the meaning set forth in Section 5.9(a).

        “Patents and Trademarks” means (a) patents, patent applications and invention disclosures, (b) trademarks, service marks and trade names, together with all applications and registrations in connection therewith, (c) copyright applications and registrations and (d) mask work applications and registrations.

        “Permits” means written permits, licenses, franchises, registrations, variances and approvals obtained from any Governmental Entity.

        “Permitted Liens” means (a) mechanic’s, materialmen’s, workmen’s, repairmen’s and similar Liens, (b) Liens for Taxes not yet due and payable or for Taxes being contested in good faith through appropriate proceedings, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws, (e) good faith deposits in connection with bids, tenders or Contracts, including rent security deposits, (f) pledges or deposits to secure public or statutory obligations or appeal bonds, (g) Liens referred to in the June 30 Balance Sheet or in the notes thereto, (h) Liens referred to in any Schedule hereto, (i) in the case of real property, such state of facts as an accurate survey would show, recorded easements, covenants and other restrictions and zoning and building law requirements, in any such case which do not materially impair the current use, occupancy or value of the property subject thereto and (j) other Liens not incurred in connection with the borrowing of money which do not interfere with or impair, in any material respect, the present operation of the Acquired Companies, taken as a whole.

        “Person” means any individual, partnership, joint venture, corporation, limited liability entity, trust, joint venture, unincorporated organization or other entity (including a Governmental Entity).

        “Plans” has the meaning set forth in Section 5.19(c).

        “Post-Signing Financial Statements” has the meaning set forth in Section 5.7.

        “Pre-Closing Interim Period” has the meaning set forth in Section 8.21(b).

        “Pre-Closing Tax Period” has the meaning set forth in Section 13.8(d)(i).

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        “Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

        “Purchase Price” has the meaning set forth in Section 3.1.

        “RA Sub Sellers” has the meaning set forth in the recitals to this Agreement.

        “REC” has the meaning set forth in the recitals to this Agreement.

        “REC Canada” has the meaning set forth in the recitals to this Agreement.

        “REC Canada Shares” has the meaning set forth in the recitals to this Agreement.

        “REC China” has the meaning set forth in the recitals to this Agreement.

        “REC China Equity” has the meaning set forth in the recitals to this Agreement.

        “REC Europe” has the meaning set forth in the recitals to this Agreement.

        “REC Europe Share Capital” has the meaning set forth in the recitals to this Agreement.

        “REC Holding” has the meaning set forth in the recitals to this Agreement.

        “REC Holding Shares” has the meaning set forth in Section 5.5(a).

        “REC Mexico” has the meaning set forth in the recitals to this Agreement.

        “REC Mexico Shares” has the meaning set forth in the recitals to this Agreement.

        “REC Names” means the names, trademarks, trade names, domain names and service marks owned by the Acquired Companies and any corporate symbols and logos related thereto that do not constitute Retained Names.

        “REC Products” means mechanical transmission and electrical motors products of the type developed, manufactured or sold by the Business on the Closing Date, but excluding products sourced by any Acquired Company from Seller or its Affiliates (other than the Acquired Companies), whether prior to, on or after the Closing Date.

        “REC Shares” has the meaning set forth in the recitals to this Agreement.

        “REC Technologies” has the meaning set forth in the recitals to this Agreement.

        “REC Technologies Equity” has the meaning set forth in Section 5.5(a).

        “Registration Rights Agreement” means the Registration Rights Agreement, to be dated the Closing Date, by and between Seller and Buyer, substantially in the form attached hereto as Exhibit E.

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        “Reliance Motors Supply Agreement” means the Reliance Motors Supply Agreement, to be dated the Closing Date, by and between Seller and REC, with respect to the supply after the Closing Date by REC to Seller of certain Reliance-branded motors products, substantially in the form attached hereto as Exhibit C.

        “Remedial Action” means investigating, characterizing, removing, abating, remediating, monitoring, treating, transporting and/or disposing Hazardous Substances and associated soil, water or groundwater.

        “Reportable Event” means a “reportable event” within the meaning of Section 4043 of ERISA, other than an event for which the notice provision has been waived.

        “Representatives” means, with respect to any Person, such Person’s Affiliates, and such Person’s and its Affiliates’ respective directors, officers, employees, members, managers and other representatives, including legal counsel and accountants.

        “Resolution Period” has the meaning set forth in Section 3.2(d).

        “Retained Assets” means the following assets of the Acquired Companies as of immediately prior to the Effective Time:

        (a)        all Cash;

        (b)        all rights in and to and use of (other than to the extent provided for in Section 8.6) the Retained Names, and any and all goodwill represented thereby and pertaining thereto;

        (c)        all Retained Intellectual Property;

        (d)        all assets primarily related to the Drives Business (other than (i) inventories and (ii) accounts receivable owed to the Acquired Companies by third parties);

        (e)        all refunds of Income Taxes, or recoveries of Income Taxes from customers or other parties required by Contract or otherwise to indemnify Seller or its Affiliates (including the Acquired Companies) for Income Taxes relating to the Business for periods (or portions thereof) up to and including the Closing Date (whether or not due and payable on or before the Closing Date) and whether or not any refund claims have been filed prior to the Closing Date;

        (f)        the NASCAR Agreement;

        (g)        all assets of and related to the Rockwell Automation VEBA Trust;

        (h)        all books, records and other documents related to any Asbestos Liabilities and any Closing Date Indebtedness;

        (i)        all shares of capital stock of, or other equity interests in (and all rights to receive shares of capital stock of, or other equity interests in) (A) FPE (together with all

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related contractual rights, including third party indemnities, books, records and other documents), (B) Rockwell Automation Asia Pacific Limited, a company organized under the laws of Hong Kong, and (C) Reliance Electric Limited, a company organized under the laws of Japan (together with all related contractual rights, books, records and other documents), and all other assets and rights based upon, arising out of or relating to such shares of capital stock or other equity interests or rights to receive such shares of capital stock or other equity interests;

        (j)        all books, records and other documents related to Seller’s Allen-Bradley-branded motor programs; and

        (k)        all claims, deposits, warranties, refunds, causes of action, choses in action, rights of recovery, rights of set-off, rights to recoupment and other rights, sums and fees arising out of (i) any asset described in this definition of “Retained Assets”, (ii) any Asbestos Liabilities, (iii) any Closing Date Indebtedness, (iv) any Retention Bonus Arrangements or (v) any other Liabilities to the extent that Seller is required to indemnify the Buyer Group with respect thereto pursuant to Section 12.1, Section 12.3 or any other agreement between Seller and any Acquired Company that survives the Closing Date.

        “Retained Intellectual Property” means all Trade Secrets relating to the Drives Business.

        “Retained Names” means the names, trademarks, trade names, domain names and service marks “Rockwell” and “Rockwell Automation”, any corporate symbols and logos related thereto, all other names, trademarks, trade names, domain names, service marks and other marks of Seller and its Affiliates (other than the Acquired Companies), whether or not registered or pending, and all derivatives thereof, names and marks confusingly similar thereto and all corporate symbols and logos related thereto.

        “Retention Bonus Arrangements” means the incentive bonus arrangements between Seller and certain employees of the Business entered into in connection with the proposed sale of the Business and identified on Schedule A-1 (it being understood that the Retention Bonus Arrangements shall not include the letter agreements regarding enhanced severance identified in items 96 through 106 on Schedule 5.11(a)).

        “Rockwell Canada” has the meaning set forth in the recitals to this Agreement.

        “Rockwell Canadian Deferred Profit Sharing Plan” has the meaning set forth in Section 9.2(f)(i).

        “Rockwell Canadian Salaried Pension Plan” has the meaning set forth in Section 9.2(d)(i).

        “Rockwell Canadian Savings Plan” has the meaning set forth in Section 9.2(e)(i).

        “Rockwell Germany” has the meaning set forth in the recitals to this Agreement.

        “Rockwell Mexico” has the meaning set forth in the recitals to this Agreement.

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        “Rockwell Non-Qualified Plans” has the meaning set forth in Section 9.5(a).

        “Rockwell Ohio” has the meaning set forth in the recitals to this Agreement.

        “Rockwell Ohio Bank Account” means Rockwell Ohio’s bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 008-6131.

        “Rockwell U.K. Pension Plan” has the meaning set forth in Section 9.2(c).

        “Rockwell U.S. Pension Plan” has the meaning set forth in Section 9.2(a)(i).

        “Rockwell U.S. Savings Plans” means:

        (a)        the Rockwell Automation Retirement Savings Plan for Salaried Employees;

        (b)        the Rockwell Automation Retirement Savings Plan for Hourly Employees; and

        (c)        the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees.

        “Rockwell Welfare Benefit Plans” has the meaning set forth in Section 9.8(b).

        “SEC Reports” has the meaning set forth in Section 6.11.

        “Seller” has the meaning set forth in the preamble to this Agreement.

        “Seller Claims Made Policies” means Seller Policies that (a) are in effect as of the Effective Time, (b) are with third-party insurers, (c) are “claims made basis” policies and (d) include the Acquired Companies within the definition of the named insured or otherwise provide coverage with respect to the assets or liabilities of the Acquired Companies.

        “Seller Group” has the meaning set forth in Section 12.2.

        “Seller Occurrence Basis Policies” means Seller Policies that (a) are in effect as of the Effective Time, (b) are with third-party insurers, (c) are “occurrence basis” policies and (d) include the Acquired Companies within the definition of the named insured or otherwise provide coverage with respect to the assets or liabilities of the Acquired Companies.

        “Seller Policies” means all insurance policies of Seller and its Affiliates (including the Acquired Companies), other than the Acquired Company Policies.

        “Seller’s Letter” has the meaning set forth in Section 3.2(d).

        “September 30 Financial Statements” has the meaning set forth in Section 8.21(a).

        “Shares” has the meaning set forth in the recitals to this Agreement.

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        “Special Indemnity Costs” means all monetary penalties and fines payable to any Governmental Entity to the extent resulting from the matters described in item 1 on Schedule 5.12 engaged in by the Acquired Companies prior to the Effective Time; provided, however, that the term “Special Indemnity Costs” shall not include any penalties or fines payable to any Governmental Entity arising from actions of Buyer or any of its Affiliates (including the Acquired Companies) after the Effective Time.

        “St. Stephen Environmental Costs” means any costs or expenses resulting from (i) Remedial Action required by an enforcement order or decree entered by a Governmental Entity pursuant to Environmental Laws or required as a result of a final and non-appealable enforcement order or decree entered by a Governmental Entity in connection with any third party claim for Remedial Action, (ii) claims by any third party against any Acquired Company for injury to health (including disease or death) or damage to real or personal property or damage to natural resources, or (iii) claims by any third party against any Acquired Company for indemnification under any indemnification obligations of the Acquired Companies (whether arising from contract or otherwise) existing as of the Closing Date; in each case set forth in clauses (i), (ii) and (iii), that are actually paid following the Closing Date by Buyer or any of the Acquired Companies, but only to the extent such costs or expenses result from or relate to the actual or alleged emission, transportation, disposal, discharge or release prior to the Closing Date of any Hazardous Substances at, on, from or under the Former Facility located at 315 Ravenel Street, St. Stephen, South Carolina; provided, however, that the term “St. Stephen Environmental Costs” shall not include (w) any costs or expenses arising from or relating to exposure to crystalline silica, (x) any costs or expenses arising from or relating to the transportation to or the release or disposal at any third party storage, recycling or disposal sites of Hazardous Substances from such Former Facility, (y) any costs or expenses arising from or relating to acts or omissions of any member of the Buyer Group after the Closing Date which increase the scope of any required containment, renewal, remedying, clean-up or abatement or otherwise increase the liability of Seller hereunder, or (z) any costs or expenses to the extent any amounts are actually received (including amounts received under insurance policies) by or on behalf of the Buyer Group from insurers or other third parties (net of out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Buyer Group in connection with seeking to collect and collecting such amounts) in respect of such costs or expenses.

        “Straddle Period” means any taxable period that includes but does not end on the Closing Date.

        “Subsidiary” means, with respect to any Person, any other Person or entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        “Tax Claim” has the meaning set forth in Section 13.10(a).

        “Tax Returns” means any return, report, declaration, information return, statement or other document filed or required to be filed with any Governmental Entity (including any schedule or attachment thereto, and including any amendment thereof) in connection with the

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determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

        “Taxes” means all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Entity, and including any interest, penalties and additions attributable thereto.

        “Termination Date” means April 30, 2007.

        “Third Party Claim” has the meaning set forth in Section 12.4(a).

        “Trade Secrets” means (a) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications and business and marketing plans and proposals), (b) works of authorship and all copyrights thereto and (c) computer software (including data and related documentation).

        “Transition Agreement” means the Transition Agreement, to be dated the Closing Date, by and between Seller and Buyer, with respect to certain transitional arrangements in conformity with the outline of terms attached hereto as Exhibit D and containing such other transitional arrangements to which the parties shall agree.

        “Unaffiliated Firm” has the meaning set forth in Section 3.2(d).

        “Vermont Reserve” means Vermont Reserve Insurance Company, a corporation organized under the laws of Vermont.

        “Welfare Benefits Transition Date” means the Closing Date or, if the administration of Rockwell Welfare Benefits Plan is covered by the Transition Agreement, the end of the transition period relating to the administration of Rockwell Welfare Benefit Plans under the Transition Agreement.

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